Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217914

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 20, 2017)

The Korea Development Bank

US$             Floating Rate Notes due 20

US$             Floating Rate Notes due 2022

US$                     % Notes due 20

Our US$             aggregate principal amount of floating rate notes due 20     (the “20     Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus         % per annum. Interest on the 20     Notes is payable quarterly in arrears on March     , June     , September      and December      of each year. The first interest payment on the 20     Notes will be made on December     , 2017 in respect of the period from (and including) September     , 2017 to (but excluding) December     , 2017. The 20     Notes will mature on                     , 20    .

Our US$             aggregate principal amount of floating rate notes due 2022 (the “2022 Notes”, and together with the 20     Notes, the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.705% per annum. Interest on the 2022 Notes is payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year. The first interest payment on the 2022 Notes will be made on November 27, 2017 in respect of the period from (and including) August 27, 2017 to (but excluding) November 27, 2017. The 2022 Notes will mature on February 27, 2022. The 2022 Notes offered hereby shall constitute a further issuance of, and be fungible with and be consolidated and form a single series with, our US$500,000,000 floating rate notes due 2022 issued on February 27, 2017 (the “Original 2022 Notes”). The total principal amount of the Original 2022 Notes and the 2022 Notes now being issued will be US$            .

Our US$             aggregate principal amount of notes due 20     (the “Fixed Rate Notes”) will bear interest at a rate of         % per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on March      and September      of each year, beginning on March     , 2018. The Fixed Rate Notes will mature on                     , 20    .

All references to the “Notes” are to the 20     Notes, the 2022 Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	20 Notes			2022 Notes			Fixed Rate Notes
	Per Note		Total	Per Note		Total	Per Note		Total
Public offering price		%	US$		%	US$		%	US$
Underwriting discount		%	US$		%	US$		%	US$
Proceeds to us (before deduction of expenses)		%	US$		%	US$		%	US$

For the 20     Notes and the Fixed Rate Notes, in addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including September         , 2017.

For the 2022 Notes, in addition to the initial public offering price, you will have to pay for accrued interest from and including August 27, 2017 to but excluding September     , 2017.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about                 , 2017.

Joint Bookrunners and Lead Managers

Goldman Sachs International
KDB Asia
Mirae Asset Daewoo
Mizuho Securities
Morgan Stanley
Société Générale Corporate & Investment Banking
UBS

Prospectus Supplement Dated                 , 2017

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of and for the six months ended June 30, 2016 and 2017 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 20, 2017. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-217914, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$                     aggregate principal amount of floating rate notes due             , 20    (the “20     Notes”), US$                     aggregate principal amount of floating rate notes due February 27, 2022 (the “2022 Notes”, and together with the 20     Notes, the “Floating Rate Notes”) and US$                     aggregate principal amount of             % notes due             , 20     (the “Fixed Rate Notes”). The 2022 Notes offered hereby shall constitute a further issuance of, and be fungible with and be consolidated and form a single series with, our US$500,000,000 floating rate notes due 2022 issued on February 27, 2017 (the “Original 2022 Notes”). The total principal amount of the Original 2022 Notes and the 2022 Notes now being issued will be US$            . All references to the “Notes” are to the 20     Notes, the 2022 Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The 20     Notes will bear interest at a rate equal to Three-Month USD LIBOR plus             % per annum, payable quarterly in arrears on March     , June     , September      and December      of each year. The first interest payment on the 20     Notes will be made on December             , 2017, in respect of the period from (and including) September             , 2017 to (but excluding) December             , 2017. Interest on the 20     Notes will accrue from September             , 2017, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

The 2022 Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.705% per annum, payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year. The first interest payment on the 2022 Notes will be made on November 27, 2017 in respect of the period from (and including) August 27, 2017 to (but excluding) November 27, 2017. Interest on the 2022 Notes will accrue from August 27, 2017, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of             % per annum, payable semi-annually in arrears on March      and September     , beginning on March     , 2018. Interest on the Fixed Rate Notes will accrue from September             , 2017 and will be computed based on a 360-day year consisting of twelve 30-day months.

See “Description of the Notes—Payment of Principal and Interest.”

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 or its equivalent in foreign currencies.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about September             , 2017, which we expect will be the              business day following the date of this prospectus supplement, referred to as “T+    .” You should note that initial trading of the Notes may be affected by the T+     settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$                    . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 20, 2017. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS. Our financial information as of and for the six months ended June 30, 2016 and 2017 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2017, we had ~~W~~142,252.2 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~219,308.8 billion and total equity of ~~W~~23,420.0 billion, as compared to ~~W~~141,321.2 billion of loans outstanding, ~~W~~219,075.9 billion of total assets and ~~W~~22,565.0 billion of total equity as of December 31, 2016. For the six months ended June 30, 2017, we recorded interest income of ~~W~~2,400.6 billion, interest expense of ~~W~~1,704.4 billion and net income of ~~W~~1,273.1 billion, as compared to ~~W~~2,588.9 billion of interest income, ~~W~~1,852.0 billion of interest expense and ~~W~~289.6 billion of net loss for the six months ended June 30, 2016.

Capitalization

As of June 30, 2017, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

June 30, 2017(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,922.1
Foreign currency borrowings	6,146.3
Industrial finance bonds	113,471.5

Total long-term debt	123,539.9

Capital:
Issued capital	17,793.1
Capital surplus	2,498.7
Capital Adjustment	—
Retained earnings(4)	2,581.6
Accumulated other comprehensive income	546.6

Total capital	23,420.0

Total capitalization	146,959.9

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since June 30, 2017.

(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,139.60 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on June 30, 2017.
(3)	As of June 30, 2017, we had contingent liabilities totaling ~~W~~8,694.0 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for loan losses of ~~W~~1,308.5 billion as of June 30, 2017. If our provision for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses, which is shown as a separate item included in retained earnings.

Selected Financial Statement Data

The following tables present selected separate financial information as of December 31, 2016 and June 30, 2017 and for the six months ended June 30, 2016 and 2017, which has been derived from our unaudited internal management accounts as of June 30, 2017 and for the six months ended June 30, 2016 and 2017 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2016	2017
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,588.9	2,400.6
Total Interest Expenses	1,852.0	1,704.4
Net Interest Income	736.9	696.2
Operating Income (Expenses)	(842.6)	1,838.1
Net Income (Loss)	(289.6)	1,273.1

	As of December 31, 2016	As of June 30, 2017
	(billions of won)
Statements of Financial Position Data
Total Loans(1)	141,321.2	142,252.2
Total Borrowings(2)	180,357.7	176,644.5
Total Assets	219,075.9	219,308.8
Total Liabilities	196,510.9	195,888.8
Equity	22,565.0	23,420.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2017

For the six months ended June 30, 2017, we had net income of ~~W~~1,273.1 billion compared to net loss of ~~W~~289.6 billion for the six months ended June 30, 2016, on a separate basis.

Principal factors for the net income of ~~W~~1,273.1 billion in the first half of 2017 compared to the net loss of ~~W~~289.6 billion in the corresponding period of 2016 included:

•

a decrease in provision for loan losses to ~~W~~716.8 billion in the six months ended June 30, 2017 from ~~W~~2,112.7 billion in the corresponding period of 2016, primarily due to (i) the write-off during the first half of 2017 of a significant amount of our loans to Hanjin Shipping Co., Ltd. and STX Offshore & Shipbuilding Co., Ltd. and (ii) a decrease in our loans to Daewoo Shipbuilding & Marine Engineering (“DSME”) as a result of a debt-to-equity swap during the first half of 2017; and

•

a decrease in provision for acceptances and guarantees to ~~W~~63.3 billion in the six months ended June 30, 2017 from ~~W~~630.7 billion in the corresponding period of 2016, primarily due to a decrease in guarantees as well as an increase in guarantee quality.

The above factors were partially offset by a decrease in dividend income to ~~W~~706.7 billion in the six months ended June 30, 2017 from ~~W~~1,017.6 billion in the corresponding period of 2016, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation).

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2017, we established provisions of ~~W~~2,983.9 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2017, we have provided loans of ~~W~~3,965.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~165.5 billion. As of June 30, 2017, we had established provisions of ~~W~~1,674.3 billion for possible loan losses for such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2017(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	133,434.9	~~W~~	286.6
	Precautionary		5,324.0		815.7
	Substandard		1,714.7		671.5
	Doubtful		483.3		255.2
	Expected Loss		1,295.3		954.9

	Total(3)	~~W~~	142,252.2	~~W~~	2,983.9

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements in the accompanying prospectus for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2017, our non-performing loans totaled ~~W~~3,493.3 billion, representing 2.5% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2017, our legal reserve was zero due to our use of the reserve to cover our net losses for 2016.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd. Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of June 30, 2017, our credit extended to these companies totaled ~~W~~10,951.6 billion, accounting for 5.0% of our total assets as of such date.

As of June 30, 2017, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,935.5 billion from ~~W~~7,634.4 billion as of December 31, 2016, primarily due to a debt-to-equity swap and impairment of DSME shares. As of June 30, 2017, our exposure to STX Offshore & Shipbuilding was ~~W~~1,115.8 billion, a decrease from ~~W~~1,422.8 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of June 30, 2017, our exposure to Dongbu Steel decreased slightly to ~~W~~1,300.0 billion from ~~W~~1,325.2 billion as of December 31, 2016, primarily due to the redemption of certain existing loans. As of June 30, 2017, our exposure to Hanjin Heavy Industries and Construction increased to ~~W~~1,282.8 billion from ~~W~~1,242.2 billion as of December 31, 2016, primarily due to the extension of new loans. As of June 30, 2017, our exposure to Hyundai Merchant Marine decreased to ~~W~~950.4 billion from ~~W~~1,080.4 billion as of December 31, 2016, primarily due to the redemption of certain existing loans. As of June 30, 2017, our exposure to Daehan Shipbuilding decreased to ~~W~~734.5 billion from ~~W~~769.2 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of June 30, 2017, our exposure to Hanjin Shipping decreased to ~~W~~399.2 billion from ~~W~~439.5 billion as of December 31, 2016, primarily due to the redemption of certain existing loans through the sale of collateral. As of June 30, 2017, our exposure to STX Heavy Industries decreased to ~~W~~233.9 billion from ~~W~~268.7 billion as of December 31, 2016, primarily due to a decrease in guarantees.

As of June 30, 2017, we established provisions of ~~W~~882.1 billion for our exposure to DSME, ~~W~~929.0 billion for STX Offshore & Shipbuilding, ~~W~~157.1 billion for Dongbu Steel, ~~W~~134.0 billion for Hanjin Heavy Industries and Construction, ~~W~~188.0 billion for Hyundai Merchant Marine, ~~W~~89.3 billion for Daehan Shipbuilding, ~~W~~138.9 billion for Hanjin Shipping and ~~W~~115.4 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the six months ended June 30, 2017, we sold non-performing loans worth ~~W~~307.6 billion to Eugene Asset Management and UAMCO Ltd.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2017:

Debt Principal Repayment Schedule

Currency(1)(2)(3)	Maturing on or before December 31,
	2017		2018		2019		2020		2021		Thereafter
	(billions of won)
Won	~~W~~	25,030.8	~~W~~	37,605.2	~~W~~	13,687.4	~~W~~	1,880.4	~~W~~	809.4	~~W~~	18,883.6
Foreign		11,825.0		9,073.6		3,903.0		3,067.4		2,262.9		7,756.1

Total Won Equivalent	~~W~~	36,855.8	~~W~~	46,678.8	~~W~~	17,590.4	~~W~~	4,947.8	~~W~~	3,072.3	~~W~~	26,639.7

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2017, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

On May 26, 2017, Mr. Chae Yeol Yang was appointed as one of the independent non-executive directors of our Board of Directors. Mr. Yang’s term will expire on May 25, 2019.

On September 7, 2017, the Financial Services Commission officially recommended Mr. Dong Gull Lee to become our new Chief Executive Officer and Chairman of the Board of Directors to the President of the Republic.

THE REPUBLIC OF KOREA

Government and Politics

Relations with North Korea

North Korea has continued to develop its nuclear and ballistic missile programs and has engaged in a series of missile tests, including four missiles that were launched in March 2017 and additional missiles launched in May 2017 and July 2017. In response, the United Nations Security Council issued unanimous sanctions on North Korea. On August 29, 2017, North Korea fired a ballistic missile over Japan’s northern island into the Pacific Ocean. In response, the United Nations Security Council condemned North Korea’s firing of the missile and demanded that North Korea cease firing additional missiles and abandon all nuclear weapons and programs. On September 3, 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region. In response, on September 11, 2017, the United Nations Security Council unanimously approved a new resolution to further expand economic sanctions against North Korea by imposing a ban on its textile exports and capping imports of crude oil.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2017 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.3%, gross domestic fixed capital formation increased by 9.9% and exports of goods and services increased by 1.9%, each compared with the corresponding period of 2016.

Prices, Wages and Employment

The inflation rate was 2.1% in the first quarter of 2017 and 1.9% in the second quarter of 2017. The unemployment rate was 4.3% in the first quarter of 2017 and 3.9% in the second quarter of 2017.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,391.8 on June 30, 2017, 2,402.7 on July 31, 2017, 2,363.2 on August 31, 2017 and 2,359.1 on September 11, 2017.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,139.6 to US$1.00 on June 30, 2017, Won 1,119.1 to US$1.00 on July 31, 2017, Won 1,122.8 to US$1.00 on August 31, 2017 and Won 1,126.8 to US$1.00 on September 11, 2017.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$36.3 billion in the first half of 2017. The current account surplus in the first half of 2017 decreased from the current account surplus of US$51.7 billion in the corresponding period of 2016, primarily due to an increase in deficit from the services account and a decrease in surplus from the goods account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$45.1 billion in the first half of 2017. Exports increased by 15.8% to US$279.3 billion and imports increased by 21.3% to US$234.2 billion from US$241.2 billion of exports and US$193.1 billion of imports, respectively, in the corresponding period of 2016.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$383.8 billion as of July 31, 2017.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-217914.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the 20     Notes and the Fixed Rate Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). We will issue the 2022 Notes, which, together with the Original 2022 Notes, will constitute a single series issued under the Fiscal Agency Agreement. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The 20     Notes are initially limited to US$             aggregate principal amount. The 20     Notes will mature on                 , 20     (the “20     Notes Maturity Date”). The 20     Notes will bear interest at a rate equal to Three-Month USD LIBOR plus         % per annum, payable quarterly in arrears on March     , June     , September      and December      of each year (each a “20     Notes Interest Payment Date”), beginning on December     , 2017. Interest on the 20     Notes will accrue from September     , 2017. The 2022 Notes offered hereby shall constitute a further issuance of, and be fungible with and be consolidated and form a single series with, the Original 2022 Notes. The total principal amount of the Original 2022 Notes and the 2022 Notes now being issued will be US$            . The 2022 Notes will mature on February 27, 2022 (the “2022 Notes Maturity Date”, and together with the 20     Notes Maturity Date, the “Floating Rate Notes Maturity Dates”). The 2022 Notes will bear interest at a rate of 0.705% per annum, payable quarterly in arrears on February 27, May 27, August 27 and November 27 of each year (each a “2022 Notes Interest Payment Date”, and together with the 20     Notes Interest Payment Date, the “Floating Rate Notes Interest Payment Dates”). The first interest payment on the 2022 Notes will be made on November 27, 2017 in respect of the period from (and including) August 27, 2017 to (but excluding) November 27, 2017. Interest on the 2022 Notes will accrue from August 27, 2017. If any Floating Rate Notes Interest Payment Date or any Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or that Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including September             , 2017 to but excluding the first 20         Notes Interest Payment Date and each successive period from and including a 20         Notes Interest Payment Date to but excluding the next 20         Notes Interest Payment Date for the 20     Notes, and to the period from and including August 27, 2017 to but excluding the first 2022 Notes Interest Payment Date and each successive period from and including a 2022 Notes Interest Payment Date to but excluding the next 2022 Notes Interest Payment Date for the 2022 Notes.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under

“—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$             aggregate principal amount and will mature on                     , 20     (the “Fixed Rate Notes Maturity Date”). The Fixed Rate Notes will bear interest at the rate of         % per annum, payable semi-annually in arrears on March      and September      of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on March     , 2018. Interest on the Fixed Rate Notes will accrue from September     , 2017. If any Fixed Rate Notes Interest Payment Date or the Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required). In addition, in the event that the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of the issuer. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

We expect that the issue price of the Notes (excluding amounts paid in respect of accrued interest) will reflect no more than a de minimis amount of original issue discount. In that case, the 2022 Notes will be treated for U.S. federal income tax purposes as part of the same issue as the Original 2022 Notes.

Any pre-issuance accrued interest will be included in the accrued interest to be paid on the 2022 Notes on the first interest payment date after the issuance of the 2022 Notes. The portion of the first stated interest payment equal to the pre-issuance accrued interest will be deemed to be a non-taxable return of pre-issuance accrued interest and, accordingly, will not be taxable as interest on the 2022 Notes. If the price you pay for the 2022 Notes (excluding amounts paid in respect of pre-issuance accrued interest not included in income, as described above) exceeds the principal amount of the 2022 Notes, then you will be considered to have purchased the 2022 Notes at a premium, and you may elect to amortize the premium as an offset to interest income as discussed in “Taxation—United States Tax Considerations—Premium and Market Discount” in the accompanying prospectus.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated                 , 2017 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 2022 Notes	Principal Amount of the Fixed Rate Notes
Goldman Sachs International	US$	US$	US$
KDB Asia Limited
Mirae Asset Daewoo Co., Ltd.
Mizuho Securities USA LLC
Morgan Stanley & Co. International plc
Société Générale
UBS AG Hong Kong Branch

	US$	US$	US$

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our 20     Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of net proceeds from our 2022 Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2022 Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2022 Notes.

The amount of net proceeds from our Fixed Rate Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about                 , 2017, which we expect will be the              business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+    , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, Morgan Stanley & Co. International plc (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 29, 2016 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated August 30, 2017. On September 4, 2017, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
20 Notes	US500630CR79	500630 CR7	168264186
2022 Notes	US500630CN65	500630 CN6	157232061
Fixed Rate Notes	US500630CS52	500630 CS5	168264208

PROSPECTUS

$7,847,380,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 20, 2017

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2016 and 2015 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group (or KDBFG), a financial holding company, and Korea Finance Corporation (or KoFC), a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Youngdeungpo-gu, Seoul, The Republic of Korea.

In June 2008, the Financial Services Commission announced the Government’s preliminary plan for our privatization and, in May 2009, the KDB Act was amended to facilitate our privatization. The preliminary plan reflected the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry.

To implement our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and equity. In the spin-off, our interests in Daewoo Securities Co., Ltd., KDB Asset Management Co., Ltd. and KDB Capital Corp. were transferred to KDBFG, and our equity holdings in certain government-controlled companies, including Korea Electric Power Corporation, or KEPCO, and certain companies under restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC. The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009.

The following diagram shows our ownership structure before and after the spin-off and the share transfer.

In April 2013, in light of continued uncertainties surrounding the global economy and the prolonged effects of the global financial crisis that commenced in the second half of 2008 on the Korean economy, as well as certain overlap of financial policy roles among different Government-owned banks and financial corporations, the Government launched a task force (the “Task Force”) to consider the reorganization of the financial policy roles of Government-owned banks and financial corporations, including the Government’s plan for our privatization. The Task Force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, held a series of closed meetings, considered various reorganization options with respect to policy financing functions and reported their findings to the Financial Services Commission. In August 2013, pursuant to the findings of the Task Force, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and reinforce their policy financing roles for start-ups and small- and medium-sized enterprises, new growth industries and overseas projects. The plan called for, among other things, (i) the merger of KoFC and KDBFG into us and the transfer of

KoFC’s overseas assets of approximately ~~W~~2 trillion to The Export-Import Bank of Korea, or KEXIM, (ii) the sale of our subsidiaries that do not have policy financing roles and (iii) the gradual reduction of our retail banking services.

In May 2014, the National Assembly amended the KDB Act to largely reflect the plan announced by the Financial Services Commission and halt our privatization and streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions. Under the amended KDB Act, which was amended in May 2014, the public policy financing role was consolidated and strengthened, and KDBFG and KoFC (together with its subsidiaries) were merged into us on December 31, 2014 in order to utilize our rich experience and expertise in public policy financing, and we took over KoFC’s role of providing public policy financial support to Korean companies, including managing and operating the Financial Market Stabilization Fund established pursuant to the Act on the Structural Improvement of the Financial Industry enacted in 2009, while KoFC’s overseas assets of approximately ~~W~~2 trillion were transferred to KEXIM. On December 31, 2014, the Government transferred all of its ownership interest in KoFC and KDBFG to us and in return received 3,036,079,768 new shares of us with an aggregate par value of ~~W~~15,180.4 billion. As a newly merged entity, we have an authorized share capital of up to ~~W~~30,000 billion and our paid-in capital was ~~W~~15,180.4 billion. As of the date of this prospectus, the Government owns 100% of our share capital.

The following diagram shows our ownership structure before and after the merger was effected under the amended KDB Act. Our ownership structure returned to our original ownership structure that existed prior to the spin-off and reorganization in October 2009.

While the Government has halted its plan for our privatization, it has expressed its intention to privatize our subsidiaries that do not have policy financing roles, subject to market conditions.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2016, we had ~~W~~141,321.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~219,075.9 billion and total equity of ~~W~~22,565.0 billion, as compared to ~~W~~140,968.3 billion of loans outstanding, ~~W~~224,460.7 billion of total assets and ~~W~~25,255.6 billion of total equity as of December 31, 2015. In 2016, we recorded interest income of ~~W~~5,014.0 billion, interest expense of ~~W~~3,589.6 billion and net loss of ~~W~~3,641.1 billion, as compared to ~~W~~5,490.4 billion of interest income, ~~W~~3,912.2 billion of interest expense and ~~W~~1,895.1 billion of net loss in 2015. See “—Selected Financial Statement Data.”

Currently, the Government directly holds all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the chairman of the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•

the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2016, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

	December 31, 2016(1)
	(billions of won)
Long-term debt:
Won currency borrowings	~~W~~	3,830.2
Industrial finance bonds		109,912.7
Foreign currency borrowings		6,843.2

Total long-term debt		120,586.1	(2)(3)

Capital:
Paid-in capital		17,543.1
Capital surplus		2,499.9
Retained earnings(4)		1,308.5
Accumulated other comprehensive income		1,213.5

Total capital		22,565.0

Total capitalization	~~W~~	143,151.1

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2016.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,208.5 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2016.
(3)	As of December 31, 2016, we had contingent liabilities totaling ~~W~~10,100.5 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes regulatory reserve for loan losses of ~~W~~1,370.8 billion as of December 31, 2016. If our provision for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses, which is shown as a separate item included in retained earnings.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. On February 20, 2000, the Government contributed ~~W~~100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by ~~W~~959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed ~~W~~3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed ~~W~~50 billion in cash to our capital. On August 13, 2003, the Government contributed ~~W~~80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed ~~W~~1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed ~~W~~500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed ~~W~~900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by ~~W~~400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity (including paid-in capital). In March 2010, the Government, through KDBFG, made a further capital contribution of ~~W~~10 billion in cash to our capital. In December 2013, the Government contributed ~~W~~10 billion in cash to our capital. In December 2014, our paid-in capital increased by ~~W~~5,918.5 billion in connection with the merger of KDBFG and KoFC into us as described under the heading “Overview” in this prospectus. .” In April, July and September 2015, the Government contributed ~~W~~2 trillion in the form of shares of common stock of Korea Land & Housing Corporation and KEPCO, ~~W~~40 billion in cash and ~~W~~15 billion in cash, respectively, to our capital to support our fund for infrastructure projects, new growth engine, high-tech and new renewable energy industries and business enterprises in general. The Government further contributed to our capital ~~W~~50 billion in cash in July 2016, ~~W~~247.7 billion in cash in September 2016 and ~~W~~10 billion in cash in November 2016. Taking into account these capital contributions, reduction and merger, as of December 31, 2016, our total paid-in capital was ~~W~~17,543.1 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2016 and 2015—Note 23.”

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Consolidated Statements of Financial Position Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2015 and 2016, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2015 and 2016.

	As of December 31,
	2015(1)	2016
	(billions of won)
Statements of Financial Position Data
Total Loans(2)	147,018.1	147,855.5
Total Borrowings(3)	198,247.4	194,384.6
Total Assets	309,316.3	272,837.8
Total Liabilities	275,202.5	241,818.4
Equity	34,113.8	31,019.5

(1)	Daewoo Shipbuilding & Marine Engineering Co., Ltd., our associate, restated its consolidated financial statements as of and for the year ended December 31, 2015, primarily due to errors in estimating construction costs, which affected our statements of financial position data as of December 31, 2015 (including a decrease in our assets by ~~W~~175.5 billion, a decrease in our liabilities by ~~W~~346.9 billion and an increase in our equity by ~~W~~171.4 billion), and consequently, we restated our consolidated financial statements as of and for the year ended December 31, 2015.
(2)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(3)	Total Borrowings include deposits, financial liabilities designated at fair value through profit or loss, borrowings and debt issued.

Consolidated Income Statement Data

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2015 and 2016.

	Year Ended December 31,
	2015(1)	2016
	(billions of Won)
Income Statement Data
Total Interest Income	6,304.6	5,777.7
Total Interest Expense	4,053.6	3,734.0
Net Interest Income	2,251.0	2,043.7
Operating Income (Loss)	(1,091.7)	(3,154.3)
Non-operating Income (Loss)	4,158.8	1,916.3
Income (Loss) before Income Tax	3,067.2	(1,238.0)
Income Tax Benefit (Expense)	(1,035.8)	(1,118.4)
Income from discontinued operations	56.7	294.8
Net Income (Loss)	2,088.1	(2,061.6)

(1)

Daewoo Shipbuilding & Marine Engineering Co., Ltd., our associate, has restated its consolidated financial statements as of and for the year ended December 31, 2015, primarily due to errors in estimating construction costs, which affected our income statement data in 2015 (including an increase in net income by ~~W~~334.7 billion), and consequently, we have restated our consolidated financial statements as of and for the year ended December 31, 2015. In April 2017, the Financial Supervisory Service announced that it will strengthen the supervision of accounting, particularly in the shipbuilding and construction industries, to achieve enhanced transparency and ensure fair operation of the external audit system and prevent accounting firms that fail to meet certain requirements from auditing listed companies.

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2015 and 2016, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2015 and 2016 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2015	2016
	(billions of won)
Statements of Financial Position Data
Total Loans(1)	140,968.3	141,321.2
Total Borrowings(2)	182,852.1	180,357.7
Total Assets	224,460.7	219,075.9
Total Liabilities	199,205.1	196,510.9
Equity	25,255.6	22,565.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, financial liabilities designated at fair value through profit or loss, borrowings and debt issued.

As of December 31, 2016, our total assets decreased by 2.4% to ~~W~~219,075.9 billion from ~~W~~224,460.7 billion as of December 31, 2015, primarily due to a decrease in available-for-sale financial assets to ~~W~~36,680.1 billion from ~~W~~41,291.6 billion and a decrease in investments in subsidiaries and associates to ~~W~~22,776.4 billion from ~~W~~25,167.8 billion, which more than offset an increase in loans to ~~W~~141,321.2 billion from ~~W~~140,968.3 billion.

As of December 31, 2016, our total liabilities decreased by 1.4% to ~~W~~196,510.9 billion from ~~W~~199,205.1 billion as of December 31, 2015, primarily due to a decrease in deposits to ~~W~~37,677.8 billion from ~~W~~39,934.9 billion and a decrease in borrowings to ~~W~~23,600.0 billion from ~~W~~24,400.6 billion, which more than offset an increase in bonds to ~~W~~117,186.9 billion from ~~W~~116,894.0 billion.

As of December 31, 2016, our total shareholders’ equity decreased by 10.7% to ~~W~~22,565.0 billion from ~~W~~25,255.6 billion as of December 31, 2015, primarily due to a decrease in retained earnings to ~~W~~1,308.5 billion from ~~W~~4,949.6 billion, which more than offset an increase in accumulated other comprehensive income to ~~W~~1,213.5 billion from ~~W~~569.2 billion and an increase in paid-in capital to ~~W~~17,543.1 billion from ~~W~~17,235.4 billion.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2015 and 2016 included in this prospectus.

	Year Ended December 31,
	2015	2016
	(billions of Won)
Income Statement Data
Total Interest Income	5,490.4	5,014.0
Total Interest Expense	3,912.2	3,589.6
Net Interest Income	1,578.2	1,424.4
Operating Income (Loss)	(1,219.3)	(1,270.5)
Income (Loss) before Income Tax	(2,360.8)	(3,894.1)
Income Tax Benefit (Expense)	465.7	253.0
Net Income (Loss)	(1,895.1)	(3,641.1)

2016

We had net loss of ~~W~~3,641.1 billion in 2016 compared to net loss of ~~W~~1,895.1 billion in 2015, on a separate basis.

Principal factors for the increase in net loss in 2016 compared to 2015 included:

•

an increase in impairment losses on investments in subsidiaries and associates to ~~W~~3,140.9 billion in 2016 from ~~W~~1,134.9 billion in 2015, primarily due to the impairment loss on investments in Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME, which suffered from financial difficulties and liquidity problems in 2016, primarily due to significant losses incurred in connection with the construction of offshore facilities and drill ships resulting from a prolonged slowdown in the global shipbuilding industry; and

•

an increase in provision for loan losses to ~~W~~3,249.7 billion in 2016 from ~~W~~2,810.1 billion in 2015, primarily due to increased provisions for loan losses relating to exposure to DSME, STX Offshore & Shipbuilding Co., Ltd. and Hanjin Shipping following downgrades of the classification of our exposure to (i) DSME to precautionary from normal, (ii) STX Offshore & Shipbuilding to expected loss from substandard and (iii) Hanjin Shipping to expected loss from normal, following our evaluation of such companies’ financial conditions (including significant increases in their liabilities) and operating results (including significant operating losses).

The above factors were partially offset by an increase in dividend income to ~~W~~1,197.4 billion in 2016 from ~~W~~615.3 billion in 2015, primarily due to increased dividends from investments in associates (including Korea Electric Power Corporation, or KEPCO).

We recorded a net cash outflow from operating activities of ~~W~~6,070.0 billion for 2016. The primary reasons for the net cash outflow during the period were outflows of ~~W~~4,369.3 billion due to an increase in loans, ~~W~~3,641.1 billion from our net loss and ~~W~~2,275.4 billion due to a decrease in deposits. These outflows were partially offset by an inflow of ~~W~~3,249.7 billion from provision for loan losses.

2015

We had net loss of ~~W~~1,895.1 billion in 2015 compared to net income of ~~W~~183.5 billion in 2014, on a separate basis.

Principal factors for the net loss of ~~W~~1,895.1 billion in 2015 compared to the net income of ~~W~~183.5 billion in 2014 included:

•	an increase in provision for loan losses to ~~W~~2,810.1 billion in 2015 from ~~W~~1,656.8 billion in 2014, primarily due to an increase in non-performing loans;

•

an increase in impairment losses on investments in subsidiaries and associates to ~~W~~1,134.9 billion in 2015 from ~~W~~211.1 billion in 2014; the ~~W~~1,134.9 billion of impairment losses on investments in subsidiaries and associates in 2015 reflected principally the impairment loss on investments in DSME, which suffered from financial difficulties in 2015 primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry, and the ~~W~~211.1 billion of impairment losses on investment in subsidiaries and associates in 2014 reflected principally the impairment loss on investments in Troica PE primarily due to a decrease in oil prices;

•	a decrease in net interest income to ~~W~~1,578.2 billion in 2015 from ~~W~~1,988.5 billion in 2014, primarily due to an increase in interest expense on bonds; and

•

an increase in provision for other allowances to ~~W~~404.9 billion in 2015 from ~~W~~46.4 billion in 2014, primarily due to an increase in provision for payment guarantees resulting from an increase in guarantees and a decrease in guarantee quality.

The above factors were partially offset by an increase in dividend income to ~~W~~615.3 billion in 2015 from ~~W~~158.2 billion in 2014, primarily due to an increase in dividend income from KEPCO.

We recorded a net cash outflow from operating activities of ~~W~~1,156.3 billion for 2015. The primary reasons for the net cash outflow during the period were outflows of ~~W~~6,031.0 billion due to an increase in loans, ~~W~~2,701.2 billion due to a decrease in derivative financial liabilities and ~~W~~1,895.1 billion from our net loss. These outflows were partially offset by inflows of ~~W~~2,810.1 billion from provision for loan losses, ~~W~~2,622.3 billion due to an increase in other liabilities and ~~W~~2,396.7 billion due to an increase in deposits.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2016, we established provisions of ~~W~~3,313.4 billion for possible loan losses, 20.3% lower than the provisions as of December 31, 2015 of ~~W~~4,159.3 billion, primarily due to the write-off of certain non-performing loans and debt-to-equity swaps. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2016 and 2015—Notes 3(26), 23(4) and 23(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2016, we have provided loans of ~~W~~4,723.5 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~148.7 billion following debt-for-equity swaps. As of December 31, 2016, we had established provisions of ~~W~~1,870.4 billion for such loans. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of December 31, 2015(1)				As of December 31, 2016(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(billions of won)
Loan Classification	Normal(2)	~~W~~	131,366.5	~~W~~	328.8	~~W~~	132,092.4	~~W~~	305.9
	Precautionary		3,559.5		434.8		5,147.5		1,097.3
	Substandard		4,768.1		2,536.2		2,056.8		505.1
	Doubtful		827.1		566.8		664.6		416.3
	Expected Loss		447.1		292.7		1,359.9		988.8

	Total	~~W~~	140,968.3	~~W~~	4,159.3	~~W~~	141,321.2	~~W~~	3,313.4

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2016, our non-performing loans totaled ~~W~~4,081.2 billion, representing 2.9% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2016, our legal reserve was ~~W~~3,578.8 billion, representing 2.5% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd. Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd., and STX Heavy Industries Co., Ltd. As of December 31, 2016, our credit extended to these companies totaled ~~W~~14,182.2 billion, accounting for 6.5% of our total assets as of such date.

As of December 31, 2016, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~7,634.4 billion from ~~W~~6,485.3 billion as of December 31, 2015, primarily due to the extension of new guarantees. As of December 31, 2016, our exposure to STX Offshore & Shipbuilding was ~~W~~1,422.8 billion, a decrease from ~~W~~4,876.5 billion as of December 31, 2015, primarily due to debt-to-equity swaps. As of December 31, 2016, our exposure to Dongbu Steel decreased to ~~W~~1,325.2 billion from ~~W~~1,407.7 billion as of December 31, 2015, primarily due to the redemption of certain existing loans. As of December 31, 2016, our exposure to Hanjin Heavy Industries and Construction increased to ~~W~~1,242.2 billion from ~~W~~1,216.5 billion as of December 31, 2015, primarily due to the extension of new loans. As of December 31, 2016, our exposure to Hyundai Merchant Marine increased to ~~W~~1,080.4 billion from ~~W~~1,039.1 billion as of December 31, 2015, primarily due to debt-to-equity swaps. As of December 31, 2016, our exposure to Daehan Shipbuilding decreased to ~~W~~769.2 billion from ~~W~~1,453.4 billion as of December 31, 2015, primarily due to a decrease in guarantees. As of December 31, 2016, our exposure to Hanjin Shipping decreased to ~~W~~439.5 billion from ~~W~~1,117.0 billion as of December 31, 2015, primarily due to the write-off of certain existing loans. As of December 31, 2016, our exposure to STX Heavy Industries decreased to ~~W~~268.7 billion from ~~W~~538.3 billion as of December 31, 2015, primarily due to the write-off of certain existing loans.

As of December 31, 2016, we established provisions of ~~W~~1,049.2 billion for our exposure to DSME, ~~W~~991.0 billion for STX Offshore & Shipbuilding, ~~W~~165.9 billion for Dongbu Steel, ~~W~~102.9 billion for Hanjin Heavy Industries and Construction, ~~W~~210.9 billion for Hyundai Merchant Marine, ~~W~~61.9 billion for Daehan Shipbuilding, ~~W~~200.2 billion for Hanjin Shipping and ~~W~~128.7 billion for STX Heavy Industries.

Companies in the STX Group, a large Korean conglomerate primarily engaged in shipbuilding and trading, have faced financial difficulties for the past several years due to prolonged slowdowns in the Korean construction, shipbuilding and shipping industries. STX Pan Ocean had been in court receivership since June 2013 and was sold to Harim Group in June 2015. STX Construction has been in court receivership since April 2013. STX Offshore & Shipbuilding filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors, including us, in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder. In August 2016, STX Heavy Industries filed for court receivership, and in January 2017, the Seoul Central District Court approved its rehabilitation plan, which includes debt-to-equity swaps. The remaining troubled companies (including STX Corporation and STX Engine) are in voluntary out-of-court debt restructuring programs with their creditors. Companies in the Dongbu Group, a large Korean conglomerate providing industrial, chemical, shipping, insurance and financial products and services, have also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Certain troubled companies in the Dongbu Group are in voluntary out-of-court debt restructuring programs with their creditors, and Dongbu Steel entered into a voluntary workout agreement with its creditors in October 2015. We are the main creditor bank of STX Group and Dongbu Group.

In May 2016, Hanjin Shipping, Korea’s largest container operator, submitted itself to joint management with us, as its largest creditor, and other creditors in an effort to revive itself from financial difficulties. In August 2016, we and the other creditors rejected Hanjin Shipping’s last funding plan, and Hanjin Shipping entered into court receivership in September 2016 and was declared bankrupt in February 2017. In July 2016, Hyundai Merchant Marine executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in Hyundai Merchant Marine, which resulted in us becoming the largest shareholder of Hyundai Merchant Marine with a 14% equity interest.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan pursuant to which, among others, (i) we, along with The Export-Import Bank of Korea, will provide an additional ~~W~~2.9 trillion in financial support to DSME, (ii) we will provide additional debt-to-equity swaps of ~~W~~ 0.3 trillion and (iii) The Export-Import Bank of Korea will exchange a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds to be issued by DSME, which would be contingent on other creditors agreeing to debt-to-equity swaps for up to 80% of their debt with DSME and rescheduling the maturities of the remainder. In April 2017, the other creditors approved the second joint plan.

In January 2016, the prosecutors’ office of Korea began investigating allegations of mismanagement and accounting irregularities at DSME, including our dealings with and oversight of DSME. Concurrent with the prosecutors’ investigation, in June 2016, the Board of Audit and Inspection, the audit agency of the Government, submitted to financial regulators its reports showing DSME had overstated its operating profit in 2013 and 2014 and criticized us, as the lead creditor bank and largest shareholder of DSME, for alleged mismanagement and loose oversight of DSME, which allegedly led to the failure to uncover the alleged accounting irregularities contributing to further losses at DSME. In December 2016, the prosecutors indicted our former chief executive officer, who had served from 2011 to 2013, for alleged malpractice, bribery and abuse of power. Although we believe our dealings regarding DSME were carried out in compliance with relevant guidelines and procedures, we cannot predict whether the outcome of the investigation by the prosecutors into DSME may be adverse to us.

In addition, further investigations may be launched by other governmental authorities with respect to our dealings with DSME, including those by our other former officers. An adverse determination by the prosecutors or other governmental authorities may result in regulatory sanctions and/or financial penalties as well as reputational harm to us.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In 2016, we sold non-performing loans worth ~~W~~747.5 billion to Cyrus Capital Partners, Eugene Asset Management and UAMCO Ltd.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 1.8% over our prime rate, although we provide a discount between 0.2% and 0.7% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and Auditors—Notes to Separate Financial Statements of December 31, 2016 and 2015—Note 48.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2015		2016
	(billions of won)
Equipment Capital Loans:
Domestic Currency	~~W~~	51,620.3	~~W~~	50,416.2
Foreign Currency(2)		8,689.5		8,307.3

		60,309.8		58,723.5
Working Capital Loans:
Domestic Currency(3)		48,760.1		47,931.6
Foreign Currency(2)		6,290.8		6,718.1

		55,050.9		54,649.7
Other Loans(4)		25,607.6		27,948.0

Total Loans	~~W~~	140,968.3	~~W~~	141,321.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~10,431.7 billion as of December 31, 2015 and ~~W~~10,009.1 billion as of December 31, 2016. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2016, we had ~~W~~141,321.2 billion in outstanding loans, which represents a 0.3% increase from ~~W~~140,968.3 billion of outstanding loans as of December 31, 2015.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2016 Total
	2015		2016
	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	43,484.7	~~W~~	44,915.8	39.6%
Loans with Remaining Maturities of More Than One Year		71,875.9		68,457.4	60.4

Total	~~W~~	115,360.6	~~W~~	113,373.2	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2016 Total
	2015		2016
	(billions of won, except percentages)
Manufacturing	~~W~~	55,999.5	~~W~~	55,234.7	48.7%
Banking and Insurance		25,132.3		24,042.3	21.2
Transportation		6,805.6		7,130.1	6.3
Public Administration		862.2		855.5	0.8
Electric, Gas and Water Supply Industry		3,227.8		3,498.2	3.1
Others(2)		23,333.2		22,612.4	19.9

Total	~~W~~	115,360.6	~~W~~	113,373.2	100.0%

Percentage increase from previous period		2.9%		(1.7)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.7% of our outstanding equipment capital and working capital loans as of December 31, 2016. As of December 31, 2016, loans to the transportation equipment manufacturing businesses and the metal product manufacturing businesses accounted for 18.6% and 13.5%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of December 31, 2016, accounting for 4.7% of our outstanding equipment capital and working capital loans. As of December 31, 2016, our five largest borrowers and 20 largest borrowers accounted for 11.2% and 24.0%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2016 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2016 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	34.7%
Banking and Insurance	52.4
Transportation	4.6
Public Administration	2.0
Others(1)	6.3

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2016 Total
	2015		2016
	(billions of won, except percentages)
Manufacturing	~~W~~	27,550.8	~~W~~	26,623.6	60.4%
Banking and Insurance		4,301.4		3,162.6	7.2
Transportation		2,787.2		3,130.7	7.1
Electric, Gas and Water Supply Industry		1,326.0		912.0	2.1
Others(1)		12,098.6		10,216.4	23.2

Total	~~W~~	48,064.0	~~W~~	44,045.3	100.0%

Percentage increase (decrease) from previous period		6.7%		(8.4)%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2016:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2016%			December 31, 2016%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	43,418.1	73.9%	~~W~~	35,061.6	64.2%
On-lending loans		4,359.5	7.4		9,514.2	17.4
Foreign currency loans		5,433.7	9.3		1,201.5	2.2
Local currency loans denominated in foreign currencies		73.3	0.1		70.0	0.1
Offshore loans in foreign currencies		1,180.2	2.0		3,715.7	6.8
Government fund loans		320.2	0.5		—	—
Overdraft		—	—		165.2	0.3
Others(1)		3,938.5	6.8		4,921.5	9.0

Total	~~W~~	58,723.5	100.0%	~~W~~	54,649.7	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years and, working capital foreign currency loans, of up to three years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2015		2016
	(billions of won)
Acceptances	~~W~~	774.5	~~W~~	656.5
Guarantees on local borrowing		1,057.0		812.8
Guarantees on foreign borrowing		8,099.8		8,584.6
Letter of guarantee for importers		32.7		46.6

Total	~~W~~	9,964.0	~~W~~	10,100.5

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments decreased to ~~W~~32,602.2 billion as of December 31, 2016 from ~~W~~35,696.8 billion as of December 31, 2015.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2016, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~11,583.1 billion, equal to 25.7% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2016:

Equity Investments

	Book Value as of December 31, 2016
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,047.8
Construction		1,005.1
Banking and Insurance		8,183.5
Real Estate Business		2,599.1
Manufacturing		749.3
Transportation		1,404.1
Others		613.3

Total	~~W~~	32,602.2

As of December 31, 2016, we held total equity investments, on a book value basis, of ~~W~~577.8 billion in one of our five largest borrowers and ~~W~~1,239.4 billion in four of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2016, the aggregate value of our equity investments accounted for approximately 101.3% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyzes and managerial assistance; and

•	offering trust services.

As of December 31, 2016, we held in trust cash and other assets totaling ~~W~~36,058.0 billion, and we generated in 2016 trust fee income equaling ~~W~~133.8 billion. As of December 31, 2015, we held in trust cash and other assets totaling ~~W~~32,630.9 billion, and we generated in 2015 trust fee income equaling ~~W~~184.0 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2015 and 2016, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2016:

Type of Funds Borrowed	As of December 31, 2016
	(billions of won)
General Purpose	~~W~~	322.0
Special Purpose		4,423.6

Total	~~W~~	4,745.6

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2016:

Outstanding Balance	As of December 31, 2016
	(billions of won)
Denominated in Won	~~W~~	93,184.7
Denominated in Other Currencies		25,211.5

Total	~~W~~	118,396.2

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2016, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2016) was ~~W~~134,054.4 billion, equal to 19.9% of our authorized amount under the KDB Act, which was ~~W~~674,780.9 billion.

In 2016, we issued ~~W~~39.2 trillion in Won-denominated industrial finance bonds and ~~W~~5.0 trillion in industrial finance bonds denominated in other currencies. In 2017, we are targeting to issue approximately ~~W~~54.7 trillion in Won-denominated industrial finance bonds and approximately ~~W~~7.0 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2016, the outstanding amount of our foreign currency borrowings was US$11.0 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~13,269.8 billion as of December 31, 2016 from ~~W~~11,904.9 billion as of December 31, 2015.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2016, demand deposits held by us totaled ~~W~~1,397.2 billion and time and savings deposits held by us totaled ~~W~~31,309.9 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2016:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2017		2018		2019		2020		Thereafter
	(billions of won)
Won	~~W~~	50,433.7	~~W~~	20,418.2	~~W~~	8,016.7	~~W~~	1,254.3	~~W~~	18,618.8
Foreign		17,409.3		7,914.3		3,756.4		2,520.8		9,166.0

Total Won Equivalent	~~W~~	67,843.0	~~W~~	28,332.5	~~W~~	11,773.1	~~W~~	3,775.1	~~W~~	27,784.8

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2016, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2012	37,515.4
2013	46,237.4
2014	99,441.9
2015	100,119.6
2016	92,692.8

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2012	29,780.4
2013	31,080.3
2014	37,260.0
2015	37,341.4
2016	38,264.9

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2016:

External Bonds

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	14,424.7	US$	14,424.7
Japanese yen (¥)		¥75,000		643.4
Euro (EUR)	EUR	1,165.3		1,222.3
Singapore dollar (SGD)	SGD	400.0		276.2
Hong Kong dollar (HKD)	HKD	5,158.0		664.9
Chinese offshore renminbi (CNH)	CNH	6,588.0		944.7
Swiss franc (CHF)	CHF	580.0		567.0
Brazilian real (BRL)	BRL	591.3		181.6
Australian dollar (AUD)	AUD	1,345.4		970.8
Great Britain Sterling (GBP)	GBP	250.0		306.2
Malaysian Ringgit (MYR)	MYR	200.0		44.6
New Zealand dollar (NZD)	NZD	400.0		278.4
Mexican Peso (MXN)	MXN	144.0		6.9
Norwegian Krone (NOK)	NOK	700.0		80.9
South African Rand (ZAR)	ZAR	952.0		69.9

Total			US$	20,682.5

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2016.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain nine branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao and Shenyang and eight overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Yangon, Moscow, Manila, Sydney and Bangkok.

Property

Our head office is located at 14 Eunhaeng-ro Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 77 branches in major cities throughout the Republic, including 23 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors:	Dong Geol Lee	February 4, 2019

Chief Operating Officer and Vice Chairman of the Board of Directors	Dai Hyun Lee	September 27, 2019

Auditor	Hyung Chul Shin	April 10, 2017(1)

Position	Name	Expiration of Term
Independent Non-executive Directors	Jong Sub Sung	March 1, 2018
	Hi-Taek Shin	April 26, 2018
	Hay-Young Chung	April 26, 2018

(1)	Although his term has expired, his term is extended until our new Auditor is appointed by the Financial Services Commission.

As of December 31, 2016, we employed 3,412 persons with 1,910 persons located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount		Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2016
USD	700,000,000	*	3.875	November 4, 2011	May 4, 2017*	700,000,000	*
USD	300,000,000	*	3.875	November 4, 2011	May 4, 2017*	300,000,000	*
USD	150,000,000		3.50	February 22, 2012	August 22, 2017	150,000,000
USD	100,000,000		3.50	February 22, 2012	August 22, 2017	100,000,000
USD	500,000,000		3.50	February 22, 2012	August 22, 2017	500,000,000
USD	500,000,000		3.50	July 5, 2012	August 22, 2017	500,000,000
USD	300,000,000		3.00	September 14, 2012	September 14, 2022	300,000,000
USD	350,000,000		3.00	September 14, 2012	September 14, 2022	350,000,000
USD	100,000,000		3.00	September 14, 2012	September 14, 2022	100,000,000
USD	500,000,000		1.50	January 22, 2013	January 22, 2018	500,000,000
USD	30,000,000		3M USD Libor + 1.00	June 10, 2013	June 10, 2018	30,000,000
USD	300,000,000		3.00	September 17, 2013	March 17, 2019	300,000,000
USD	450,000,000		3.00	September 17, 2013	March 17, 2019	450,000,000
USD	40,000,000		3.81	October 30, 2013	October 30, 2023	40,000,000
USD	30,000,000		4.00	November 1, 2013	November 1, 2023	30,000,000
USD	50,000,000		3.74	November 5, 2013	November 5, 2023	50,000,000
USD	50,000,000		3.70	November 6, 2013	November 6, 2023	50,000,000
USD	30,000,000		3.79	November 13, 2013	November 13, 2023	30,000,000
USD	50,000,000		3.8	November 13, 2013	November 13, 2023	50,000,000
USD	50,000,000		3.75	November 15, 2013	November 15, 2023	50,000,000
USD	20,000,000		3.66	November 26, 2013	November 26, 2023	20,000,000
USD	60,000,000		3.68	November 26, 2013	November 26, 2023	60,000,000
USD	50,000,000		3.8	December 12, 2013	December 12, 2023	50,000,000
USD	20,000,000		3.8	December 18, 2013	December 18, 2023	20,000,000
USD	20,000,000		3.81	December 18, 2013	December 18, 2023	20,000,000
USD	150,000,000	*	3M USD Libor + 0.625	January 22, 2014	January 22, 2017*	150,000,000	*
USD	600,000,000	*	3M USD Libor + 0.625	January 22, 2014	January 22, 2017*	600,000,000	*
USD	750,000,000		3.75	January 22, 2014	January 22, 2024	750,000,000
USD	20,000,000	*	1.39	March 17, 2014	March 17, 2017*	20,000,000	*
USD	30,000,000		3.605	April 29, 2014	April 29, 2024	30,000,000
USD	50,000,000		3.62	April 29, 2014	April 29, 2024	50,000,000
USD	20,000,000		3.615	April 30, 2014	April 30, 2024	20,000,000
USD	350,000,000		2.5	September 11, 2014	March 11, 2020	350,000,000
USD	400,000,000		2.5	September 11, 2014	March 11, 2020	400,000,000
USD	50,000,000		3.25	November 14, 2014	November 14, 2024	50,000,000
USD	750,000,000		0.04625	November 16, 2011	November 16, 2021	750,000,000
USD	200,000,000		0.0225	August 7, 2012	August 7, 2017	200,000,000
USD	300,000,000		0.0225	August 7, 2012	August 7, 2017	300,000,000
USD	300,000,000		0.0225	September 24, 2012	August 7, 2017	300,000,000
USD	200,000,000		0.02875	August 22, 2013	August 22, 2018	200,000,000
USD	300,000,000		0.02875	August 22, 2013	August 22, 2018	300,000,000
USD	200,000,000		0.0385	February 20, 2014	February 20, 2024	200,000,000

Currency	Original Principal Amount		Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2016
USD	20,000,000		3.72	April 9, 2014	April 9, 2024		20,000,000
USD	30,000,000		3.72	April 10, 2014	April 10, 2024		30,000,000
USD	30,000,000		3.7	April 11, 2014	April 11, 2024		30,000,000
USD	50,000,000		3.7	April 11, 2014	April 11, 2024		50,000,000
USD	50,000,000	*	1.46	April 22, 2014	April 22, 2017*		50,000,000	*
USD	50,000,000		2.73	February 6, 2015	February 6, 2027		50,000,000
USD	500,000,000		2.25	May 18, 2015	May 18, 2020		500,000,000
USD	30,000,000		3.01	June 24, 2015	June 24, 2025		30,000,000
USD	50,000,000		3.376	July 9, 2015	July 9, 2025		50,000,000
USD	50,000,000		3.33	July 22, 2015	July 22, 2025		50,000,000
USD	10,000,000		3M USD Libor + 0.37	July 23, 2015	July 23, 2017		10,000,000
USD	50,000,000		3.2	August 6, 2015	August 6, 2025		50,000,000
USD	350,000,000		3.375	September 16, 2015	September 16, 2025		350,000,000
USD	400,000,000		3.375	September 16, 2015	September 16, 2025		400,000,000
USD	20,000,000		3M USD Libor + 0.55	October 15, 2015	October 15, 2018		20,000,000
USD	50,000,000		3M USD Libor + 0.65	November 4, 2015	November 5, 2018		50,000,000
USD	10,000,000		3M USD Libor + 0.70	November 6, 2015	November 6, 2020		10,000,000
USD	100,000,000		3M USD Libor + 0.67	November 27, 2015	November 27, 2018		100,000,000
USD	1,000,000,000		3.000	January 13, 2016	January 13, 2026		1,000,000,000
USD	150,000,000		3M USD Libor + 0.85	April 12, 2016	April 12, 2019		150,000,000
USD	500,000,000		2.000	September 12, 2016	September 12, 2026		500,000,000
USD	20,000,000		3M USD Libor + 0.25	November 03, 2016	November 03, 2017		20,000,000
USD	50,000,000		2.530	November 10, 2016	November 10, 2028		50,000,000
USD	500,000,000		2.500	January 13, 2016	January 13, 2021		500,000,000
USD	50,000,000		2.690	March 30, 2016	March 30, 2026		50,000,000
USD	150,000,000		3M USD Libor + 0.95	April 12, 2016	April 12, 2021		150,000,000
USD	11,700,000		1.530	July 05, 2016	July 05, 2022		11,700,000
USD	53,000,000		2.180	August 10, 2016	August 10, 2026		53,000,000
USD	500,000,000		1.375	September 12, 2016	September 12, 2019		500,000,000
USD	20,000,000		2.625	December 14, 2016	December 14, 2021		20,000,000
USD	150,000,000		3M USD Libor + 0.38	December 28, 2016	December 28, 2017		150,000,000

			Subtotal in Original Currency			USD	14,424,700,000

			Subtotal in Equivalent Amount of Won(1)			~~W~~	17,432,249,950,000

SGD	200,000,000		2.05	July 23, 2015	July 23, 2018		200,000,000
SGD	200,000,000		2.65	December 3, 2015	December 3, 2018		200,000,000

			Subtotal in Original Currency			SGD	400,000,000

			Subtotal in Equivalent Amount of Won(2)			~~W~~	333,840,000,000

JPY	15,000,000,000		3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	3,700,000,000		1.31	June 20, 2012	June 20, 2017		3,700,000,000
JPY	6,500,000,000		0.89	June 7, 2013	June 7, 2018		6,500,000,000
JPY	15,000,000,000		0.69	January 29, 2014	January 29, 2019		15,000,000,000
JPY	24,800,000,000		0.35	October 24, 2014	October 24, 2017		24,800,000,000
JPY	3,000,000,000		0.00685	November 7, 2012	November 7, 2017		3,000,000,000
JPY	7,000,000,000	*	0.0045	May 2, 2014	May 2, 2017*		7,000,000,000	*

			Subtotal in Original Currency			JPY	75,000,000,000

			Subtotal in Equivalent Amount of Won(3)			~~W~~	777,607,500,000

HKD	150,000,000		5.00	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000		4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	303,000,000		4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	89,000,000		3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	500,000,000	*	2.80	April 3, 2012	April 3, 2017*		500,000,000	*
HKD	300,000,000		1.82	April 26, 2013	April 26, 2018		300,000,000
HKD	160,000,000		2.28	October 31, 2013	October 31, 2018		160,000,000
HKD	1,042,000,000		3.2	April 3, 2014	October 3, 2021		1,042,000,000
HKD	388,000,000		0.0442	April 12, 2011	April 12, 2021		388,000,000
HKD	130,000,000		0.0228	November 4, 2013	November 4, 2018		130,000,000
HKD	160,000,000		1.73	November 6, 2015	May 6, 2019		160,000,000
HKD	300,000,000		1.85	November 19, 2015	November 19, 2018		300,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2016
HKD	316,000,000	1.88	November 23, 2015	November 23, 2018		316,000,000
HKD	154,000,000	1.79	December 3, 2015	December 3, 2018		154,000,000
HKD	433,000,000	1.965	February 25, 2016	February 25, 2018		433,000,000
HKD	140,000,000	3M HKD Hibor + 0.71	April 07, 2016	April 07, 2018		140,000,000
HKD	350,000,000	2.060	October 25, 2016	October 25, 2023		350,000,000
HKD	113,000,000	1.980	April 07, 2016	March 30, 2021		113,000,000
HKD	50,000,000	1.855	December 29, 2016	December 29, 2017		50,000,000

		Subtotal in Original Currency			HKD	5,158,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	803,771,140,000

CNH	150,000,000	4.45	November 8, 2013	November 8, 2023		150,000,000
CNH	210,000,000	4.1	December 18, 2013	December 18, 2023		210,000,000
CNH	200,000,000	4.38	February 13, 2015	February 13, 2018		200,000,000
CNH	1,000,000,000	3.55	June 19, 2015	June 19, 2018		1,000,000,000
CNH	300,000,000	3.78	July 9, 2015	July 9, 2019		300,000,000
CNH	140,000,000	3.84	July 17, 2015	July 17, 2018		140,000,000
CNH	100,000,000	3.91	July 20, 2015	July 20, 2018		100,000,000
CNH	138,000,000	4.05	July 24, 2015	July 24, 2018		138,000,000
CNH	100,000,000	4.15	July 27, 2015	July 27, 2018		100,000,000
CNH	120,000,000	4.05	August 17, 2015	August 17, 2018		120,000,000
CNH	1,000,000,000	4.10	August 24, 2015	August 24, 2018		1,000,000,000
CNH	200,000,000	4.10	August 24, 2015	August 24, 2018		200,000,000
CNH	200,000,000	3.90	November 19, 2015	November 19, 2018		200,000,000
CNH	500,000,000	4.04	December 8, 2015	December 8, 2018		500,000,000
CNH	700,000,000	4.20	December 15, 2015	December 15, 2018		700,000,000
CNH	600,000,000	4.20	December 15, 2015	December 15, 2018		600,000,000
CNH	130,000,000	4.500	March 30, 2016	March 30, 2019		130,000,000
CNH	315,000,000	3.300	October 28, 2016	October 26, 2018		315,000,000
CNH	60,000,000	3.600	November 02, 2016	November 02, 2019		60,000,000
CNH	175,000,000	4.070	November 25, 2016	November 27, 2017		175,000,000
CNH	100,000,000	4.180	November 29, 2016	November 29, 2019		100,000,000
CNH	150,000,000	4.750	December 12, 2016	December 12, 2019		150,000,000

		Subtotal in Original Currency			CNH	6,588,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	1,141,436,880,000

EUR	20,000,000	1.17	December 24, 2012	December 15, 2017		20,000,000
EUR	200,000,000	1.50	May 30, 2013	May 30, 2018		200,000,000
EUR	300,000,000	1.50	May 30, 2013	May 30, 2018		300,000,000
EUR	200,000,000	1.50	July 23, 2013	May 30, 2018		200,000,000
EUR	50,000,000	3M Euribor + 0.235	September 24, 2014	September 24, 2017		50,000,000
EUR	100,000,000	3M Euribor + 0.45	October 28, 2014	October 28, 2019		100,000,000
EUR	16,000,000	3M Euribor + 0.45	October 30, 2014	October 30, 2019		16,000,000
EUR	25,000,000	12M Euribor +0.02	February 12, 2015	August 12, 2019		25,000,000
EUR	50,000,000	3M Euribor + 0.45	February 24, 2016	February 24, 2018		50,000,000
EUR	18,000,000	3M Euribor + 0.35	April 15, 2016	April 15, 2018		18,000,000
EUR	40,290,000	0.16	December 01, 2016	December 01, 2021		40,290,000
EUR	82,000,000	3M Euribor + 0.35	April 15, 2016	April 15, 2018		82,000,000
EUR	64,000,000	0.24	November 25, 2016	November 25, 2021		64,000,000

		Subtotal in Original Currency			EUR	1,165,290,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,477,121,604,000

CHF	180,000,000	1.000	December 21, 2012	December 21, 2018		180,000,000
CHF	100,000,000	0.01375	October 2, 2013	July 2, 2018		100,000,000
CHF	150,000,000	0.01375	October 2, 2013	July 2, 2018		150,000,000
CHF	150,000,000	0.02	October 29, 2012	October 29, 2018		150,000,000

		Subtotal in Original Currency			CHF	580,000,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	685,171,400,000

BRL	45,500,000	7.02	June 19, 2012	June 21, 2017		45,500,000
BRL	545,800,000	7.73	July 05, 2016	July 05, 2019		545,800,000

		Subtotal in Original Currency			BRL	591,300,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	219,555,603,000

Currency	Original Principal Amount		Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2016
AUD	100,000,000		4.50	April 30, 2013	April 30, 2018		100,000,000
AUD	25,000,000		3M BBSW + 1.45	July 30, 2013	July 30, 2018		25,000,000
AUD	30,000,000		5.15	July 31, 2013	July 31, 2018		30,000,000
AUD	47,500,000		4.23	September 27, 2013	September 26, 2017		47,500,000
AUD	50,000,000		3M BBSW + 1.10	May 22, 2014	November 22, 2019		50,000,000
AUD	150,000,000		3M BBSW + 1.10	May 22, 2014	November 22, 2019		150,000,000
AUD	200,000,000		4.50	May 22, 2014	November 22, 2019		200,000,000
AUD	300,000,000	*	3M BBSW + 1.27	June 5, 2013	June 5, 2017*		300,000,000	*
AUD	20,000,000		3.37	February 11, 2015	February 11, 2022		20,000,000
AUD	300,000,000		3M BBSW + 1.03	November 27, 2015	November 27, 2018		300,000,000
AUD	22,900,000		2.55	July 05, 2016	July 05, 2022		22,900,000
AUD	100,000,000		3.966	November 30, 2016	November 30, 2026		100,000,000

			Subtotal in Original Currency			AUD	1,345,400,000

			Subtotal in Equivalent Amount of Won(9)			~~W~~	1,173,256,070,000

MYR	200,000,000	*	4.10	February 24, 2012	February 24, 2017*		200,000,000	*

			Subtotal in Original Currency			MYR	200,000,000

			Subtotal in Equivalent Amount of Won(10)			~~W~~	53,896,000,000

MXN	144,000,000		4.78	September 27, 2013	September 26, 2017		144,000,000

			Subtotal in Original Currency			MXN	144,000,000

			Subtotal in Equivalent Amount of Won(11)			~~W~~	8,396,640,000

NOK	300,000,000		4.00	October 23, 2013	April 23, 2020		300,000,000
NOK	400,000,000		2.905	July 21, 2015	July 21, 2025		400,000,000

			Subtotal in Original Currency			NOK	700,000,000

			Subtotal in Equivalent Amount of Won(12)			~~W~~	97,825,000,000

ZAR	822,000,000		7.76	September 27, 2013	September 26, 2017		822,000,000
ZAR	130,000,000		8.20	June 30, 2015	July 2, 2018		130,000,000

			Subtotal in Original Currency			ZAR	952,000,000

			Subtotal in Equivalent Amount of Won(13)			~~W~~	84,490,000,000

NZD	100,000,000		5.25	April 3, 2014	April 3, 2018		100,000,000
NZD	100,000,000		5.125	November 13, 2014	November 13, 2020		100,000,000
NZD	200,000,000		3M BKBM+1.05	April 18, 2016	April 18, 2019		200,000,000

			Subtotal in Original Currency			NZD	400,000,000

			Subtotal in Equivalent Amount of Won(14)			~~W~~	336,400,000,000

GBP	100,000,000		2.00	November 20, 2014	December 20, 2018		100,000,000
GBP	150,000,000		2.00	November 20, 2014	December 20, 2018		150,000,000

			Subtotal in Original Currency			GBP	250,000,000

			Subtotal in Equivalent Amount of Won(15)			~~W~~	370,042,500,000

Total External Bonds of KDB in Equivalent Amount of Won						~~W~~	24,995,060,287,000

*	Repaid on the respective maturity dates.
(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,208.50, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 834.60, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,036.81, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 155.83, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.

(5)	Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 173.75, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,267.60, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,181.33, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 371.31, the prevailing market rate on December 31, 2016.
(9)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 872.05, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Malaysian ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 269.48, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 58.31, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 139.75, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(13)	South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 88.75, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(14)	New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 841.00, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.
(15)	Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,480.17, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2016(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.73~2.16	2010~2013	2017~2025		194,165
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.33~3M Libor + 0.78	2013~2016	2017~2021		1,377,690
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22~3M Libor + 0.74	2014~2016	2017~2024		2,902,757
Central Bank of the Republic of Uzbekistan and others	Off-shore short-term borrowings	0.19~1.34	2016	2017		1,419,512
HSBC and others	Off-shore long-term borrowings	3M Libor+0.35~+0.62	2013~2016	2017~2019		483,400
JBIC	Off-shore borrowings from JBIC	1.79~4.32	2010~2013	2017~2022		27,619
Others	Short-term borrowings in foreign currency	0.00~7.05	2016	2017		5,081,972
	Long-term borrowings in foreign currency	0.20~2.97	2014~2016	2017~2021		1,782,716

Total External Borrowings of KDB					~~W~~	13,269,831

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2016 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2016
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	3.72	2011~2016	2012~2017		5
Long-term Industrial Finance Bonds	1.27~12.00	2005~2016	2012~2046		84,597,669

Total Bonds	1.27~12.00	2005~2016	2012~2046		84,597,674
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	0.29~0.80	1997~2012	2017~2032	~~W~~	322,021
Borrowings from Industrial Bank of Korea	0.60~1.00	2014~2016	2019~2021		3,807
Borrowings from Small Business Corp.	1.27~3.41	2007~2016	2017~2031		132,852
Borrowings from the Ministry of Culture and Tourism	0.05~2.50	2008~2016	2017~2028		2,246,926
Borrowings from Korea Energy Management Corporation	0.25~3.65	2002~2016	2017~2031		781,837
Others(1)	0.00~3.65	2001~2016	2016~2044		1,258,186

Total Borrowings(2)					4,745,629
3. Other Debt(3)					3,349,470

Total Internal Floating Debt(4)					7,530,005
Total Internal Funded Debt(5)					85,162,768

Total Internal Debt				~~W~~	92,692,773

(1)	Includes borrowings from The Bank of Korea and the local small and medium enterprises support fund.
(2)	Consist of short term borrowings in the amount of ~~W~~915,418 million and long term borrowings in the amount of ~~W~~3,830,211 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Hyung-Chul Shin, who was appointed by the Financial Services Commission for a three-year term on April 11, 2014. Although his term has expired, our new Auditor has not been appointed by the Financial Services Commission and his term is extended until our new Auditor is appointed.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12F, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03150, Korea, which has audited our separate financial statements as of and for the year ended December 31, 2016 included in this prospectus. KPMG Samjong Accounting Corp., located at 152, Teheran-ro, Gangnam-gu, Seoul 06236 (Yeoksam-dong, Gangnam Finance Center 27th Floor), Korea has audited our separate financial statements as of and for the year ended December 31, 2015 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2016 and 2015—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

12th Floor S&S Bldg. 48 Ujeongguk-ro, Jongno-ku, Seoul, 03145, Korea T : +82 2 397 6700 F : +82 2 730 9559 www.samdukcpa.co.kr

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statement of financial position as of December 31, 2016, the separate statements of comprehensive income, changes in equity and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibilities for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these separate financial statements based on our audits. We conducted our audits in accordance with Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the separate financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the separate financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the separate financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the separate financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the separate financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the financial position of the Bank as of December 31, 2016, and its financial performance and its cash flows for the year then ended in accordance with Korean International Financial Reporting Standards.

Other Matter

The separate financial statements for the year ended December 31, 20l5 were audited by KPMG Samjong Accounting Corp. who expressed an unmodified opinion on those statements on April 5, 2016.

/s/ Nexia Samduk

Seoul, Korea

March 30, 2017

This report is effective as of March 30, 2017, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

A member of Nexia International

Nexia International is a leading worldwide network of independent accounting and consulting firms, providing comprehensive portfolio of audit, accountancy, tax and advisory services.

Korea Development Bank

Separate Statements of Financial Position

As of December 31, 2016 and 2015

(In millions of won)	Notes	December 31, 2016		December 31, 2015
Assets
Cash and due from banks	4,44,45,48	~~W~~	6,707,719	4,878,778
Financial assets held for trading	5,44,45,48		1,789,299	1,780,734
Available-for-sale financial assets	6,37,44,45,48		36,680,130	41,291,619
Held-to-maturity financial assets	7,44,45,48		15,867	28,560
Loans	8,44,45,48		137,740,872	136,789,649
Derivative financial assets	9,44,45,46,48		6,318,073	5,757,756
Investments in subsidiaries and associates	10,47		22,776,376	25,167,835
Property and equipment, net	11,47		581,906	587,911
Investment property, net	12,47		82,217	75,921
Intangible assets, net	13,47		58,755	74,196
Deferred tax assets	35		—	33,798
Current tax assets			11,486	151,744
Assets held for sale	15		35,300	1,839,114
Other assets	14,44,45,48		6,277,917	6,003,096

Total assets		~~W~~	219,075,917	224,460,711

Liabilities
Financial liabilities designated at fair value through profit or loss	16,44,45,48	~~W~~	1,893,077	1,622,618
Deposits	17,44,45,48		37,677,803	39,934,892
Borrowings	18,44,45,48		23,599,957	24,400,590
Debentures	19,44,45,48		117,186,901	116,894,020
Derivative financial liabilities	9,44,45,46,48		6,402,532	5,642,363
Defined benefit liabilities	20		43,717	53,360
Provisions	21		1,201,250	744,883
Deferred tax liabilities	35		1,292,001	1,549,234
Current tax liabilities			3,620	7,426
Other liabilities	22,44,45,48		7,210,048	8,355,699

Total liabilities			196,510,906	199,205,085

Equity
Issued capital	23		17,543,099	17,235,399
Capital surplus	23		2,499,947	2,501,439
Accumulated other comprehensive income	23		1,213,465	569,190
Retained earnings	23		1,308,500	4,949,598
(Regulatory reserve for credit losses of ~~W~~1,370,828 million as of December 31, 2016 and 2015)
(Required reversal of regulatory reserve for credit losses of ~~W~~62,328 million and ~~W~~0 as of December 31, 2016 and 2015, respectively)
(Planned reversal of regulatory reserve for credit losses of ~~W~~62,328 million and ~~W~~0 as of December 31, 2016 and 2015, respectively)

Total equity			22,565,011	25,255,626

Total liabilities and equity		~~W~~	219,075,917	224,460,711

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

For the years ended December 31, 2016 and 2015

(In millions of won, except loss per share information)	Notes	2016		2015
Interest income	24	~~W~~	5,0 14,016	5,490,433
Interest expense	24		(3,589,636)	(3,912,214)

Net interest income	47		1,424,380	1,578,219
Net fees and commission income	25		400,972	519,794
Dividend income	26		1,197,422	615,342
Net loss on financial assets held for trading	27		(21,082)	(16,995)
Net gain (loss) on financial liabilities designated at fair value through profit or loss	28		66,000	(26,459)
Net gain on available-for-sale financial assets	29		248,203	230,620
Net gain (loss) on derivatives	30		56,349	(149,408)
Net foreign currency transaction gain (loss)	31		(266,375)	271,963
Other operating expense, net	32		(444,722)	(788,235)

Non-interest income, net	47		1,236,767	656,622

Provision for loan losses	8,47		3,249,719	2,810,098

General and administrative expenses	33,47		681,901	643,997

Operating loss	47		(1,270,473)	(1,219,254)

Impairment loss on investments in subsidiaries and associates	10		(3,140,885)	(1,134,930)
Other non-operating income	34		538,033	5,630
Other non-operating expense	34		(20,815)	(12,240)

Non-operating expense, net			(2,623,667)	(1,141,540)

Loss before income taxes			(3,894,140)	(2,360,794)

Income tax benefit	35		(253,042)	(465,658)

Loss for the year	23		(3,641,098)	(1,895,136)

(Loss for the year adjusted for regulatory reserve for credit losses: ~~W~~3,578,770 million and ~~W~~1,895,136 million for the years ended December 31, 2016 and 2015, respectively)
Other comprehensive income (loss) for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:	23
Valuation gain (loss) on available-for-sale financial assets, net			609,146	(239,578)
Exchange differences on translation of foreign operations			22,499	28,035
Valuation gain (loss) on cash flow hedge			4,902	(4,036)
Items that will not be reclassified subsequently to profit or loss:
Remeasurements of defined benefit liabilities			7,728	(33,653)

			644,275	(249,232)

Total comprehensive loss for the year		~~W~~	(2,996,823)	(2,144,368)

Loss per share
Basic and diluted loss per share (in won)	36	~~W~~	(1,051)	(567)

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

For the years ended December 31, 2016 and 2015

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2015	~~W~~	15,180,399	2,522,869	818,422	6,890,913	25,412,603
Loss for the year		—	—	—	(1,895,136)	(1,895,136)
Valuation loss on available-for-sale financial assets		—	—	(239,578)	—	(239,578)
Exchange differences on translation of foreign operations		—	—	28,035	—	28,035
Valuation loss on cash flow hedge		—	—	(4,036)	—	(4,036)
Remeasurements of defined benefit liabilities		—	—	(33,653)	—	(33,653)

Total comprehensive loss for the year		—	—	(249,232)	(1,895,136)	(2,144,368)

Paid-in capital increase		2,055,000	66,571	—	—	2,121,571
Dividends		—	—	—	(46,179)	(46,179)
Other		—	(88,001)	—	—	(88,001)

Transaction with owners		2,055,000	(21,430)	—	(46,179)	1,987,391

Balance at December 31, 2015	~~W~~	17,235,399	2,501,439	569,190	4,949,598	25,255,626

Balance at January 1, 2016	~~W~~	17,235,399	2,501,439	569,190	4,949,598	25,255,626
Loss for the year		—	—	—	(3,641,098)	(3,641,098)
Valuation gain on available-for-sale financial assets		—	—	609,146	—	609,146
Exchange differences on translation of foreign operations		—	—	22,499	—	22,499
Valuation gain on cash flow hedge		—	—	4,902	—	4,902
Remeasurements of defined benefit liabilities		—	—	7,728	—	7,728

Total comprehensive income (loss) for the year		—	—	644,275	(3,641,098)	(2,996,823)

Paid-in capital increase		307,700	(1,492)	—	—	306,208

Transaction with owners		307,700	(1,492)	—	—	306,208

Balance at December 31, 2016	~~W~~	17,543,099	2,499,947	1,213,465	1,308,500	22,565,011

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

For the years ended December 31, 2016 and 2015

(In millions of won)	Notes	2016		2015
Cash flows from operating activities
Loss for the year		~~W~~	(3,641,098)	(1,895,136)
Adjustments for:
Income tax benefit	35		(253,042)	(465,658)
Interest income	24		(5,014,016)	(5,490,433)
Interest expense	24		3,589,636	3,912,214
Dividend income	26		(1,197,422)	(615,342)
Loss on valuation of financial assets held for trading	27		4,217	4,618
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	28		(60,319)	29,425
Gain on disposal of available-for-sale financial assets	29		(430,458)	(451,433)
Impairment loss on available-for-sale financial assets	29		182,255	220,813
Loss on valuation of derivatives	30		643,785	350,124
Net gain on fair value hedged items	30		(287,966)	(132,006)
Loss (gain) on foreign exchange translations	31		157,777	(328,739)
Loss (gain) on disposal of investments in subsidiaries and associates	32		(463,252)	18,434
Impairment loss on investments in subsidiaries and associates	10		3,140,885	1,134,930
Provision for loan losses	8		3,249,719	2,810,098
Increase of provision for payment guarantees	21,32		265,190	243,678
Increase of provision for unused commitments	21,32		115,870	48,273
Increase (reversal) of financial guarantee provision	21,32		(82,202)	96,265
Increase of provision for lawsuits	21,32		97,311	9,770
Increase of other provisions	21,32		3,743	—
Defined benefit costs	20,33		41,185	37,363
Depreciation of property and equipment	11,33		31,911	33,694
Gain on disposal of assets held for sale	34		(533,530)	—
Impairment loss on assets held for sale	34		13,761	—
Loss (gain) on disposal of property and equipment	34		(135)	14
Depreciation of investment property	12,34		1,841	1,507
Amortization of intangible assets	13,33		27,376	29,885
Impairment loss on intangible assets	13,34		—	11
Other operating loss, net			178,732	3,526
Loss on redemption of debentures			409	509

			3,423,261	1,501,540

Changes in operating assets and liabilities:
Due from banks			132,627	(659,561)
Financial assets held for trading			(104,007)	(306,665)
Loans			(4,369,278)	(6,030,992)
Derivative financial assets			(1,197,636)	2,354,029
Other assets			(476,906)	(457,193)
Financial liabilities designated at fair value through profit or loss			330,778	454,565
Deposits			(2,275,391)	2,396,732
Derivative financial liabilities			760,169	(2,701,231)
Defined benefit liabilities			(40,117)	(60,530)
Other liabilities			(1,104,428)	2,622,313

			(8,344,189)	(2,388,533)

Income taxes paid			(32,559)	(431,885)
Interest received			4,886,057	5,318,795
Interest paid			(3,574,509)	(3,876,471)
Dividends received			1,183,132	615,342

Net cash used in operating activities			(6,099,905)	(1,156,348)

Korea Development Bank

Separate Statements of Cash Flows, Continued

For the years ended December 31, 2016 and 2015

(In millions of won)	Notes	2016		2015
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	31,907,763	34,397,895
Acquisition of available-for-sale financial assets	6		(25,932,198)	(36,013,583)
Redemption of held-to-maturity financial assets	7		13,247	1,353
Acquisition of held-to-maturity financial assets	7		—	(11,203)
Disposal of property and equipment	11		781	91
Acquisition of property and equipment	11		(34,551)	(88,330)
Disposal of intangible assets	13		253	4
Acquisition of intangible assets	13		(12,165)	(13,191)
Disposal of investments in subsidiaries and associates			1,444,061	1,043,089
Acquisition of investments in subsidiaries and associates			(625,780)	(1,403,867)
Disposal of assets held for sale			2,372,645	—

Net cash provided by (used in) investing activities			9,134,056	(2,087,742)

Cash flows from financing activities
Proceeds from borrowings			26,054,918	46,904,577
Repayment of borrowings			(26,952,783)	(46,121,872)
Proceeds from issuance of debentures			73,413,193	37,029,845
Repayment of debentures			(72,929,024)	(37,880,107)
Dividends paid	23		—	(46,179)
Proceeds from issue of share capital			307,700	55,000
Stock issuance costs			(1,492)	(9,940)

Net cash used in financing activities			(107,488)	(68,676)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			143,307	313,731

Net increase (decrease) in cash and cash equivalents			3,069,970	(2,999,035)

Cash and cash equivalents at beginning of the year			6,020,879	9,019,914

Cash and cash equivalents at end of the year	42	~~W~~	9,090,849	6,020,879

The accompanying notes are an integral part of these separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with the Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under the Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~17,543,099 million with 3,508,619,768 shares of issued and outstanding as of December 31, 2016 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2016 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	77	9	5	8	100

2. Basis of Preparation

(1) Application of accounting standards

These financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (K-IFRS) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2016. Application of these amendment and improvements would not have a material impact on its financial statements.

•	Amendment to K-IFRS 1001 ‘Presentation of Financial Statements’

•	Amendment to K-IFRS 1027 ‘Separate Financial Statements’

•	Amendment to K-IFRS 1016 ‘Property, plant and equipment’ and K-IFRS 1038 ‘Intangible assets: Amortization based on revenue’

•

Amendment to K-IFRS 1110 ‘Consolidated Financial Statements’, K-IFRS 1028 ‘Investments in Associates and Joint Arrangements’ and K-IFRS 1112 ‘Disclosure of Interests in Other Entities: Exception to consolidation for investment entities’

•	Amendment to K-IFRS 1111 ‘Joint Agreements’

The list above does not include some other amendments, but such amendments do not have a material impact on the Bank’s financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

2. Basis of Preparation, Continued

(ii) New and amended standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2016, and the Bank has not early adopted them.

K-IFRS 1109 ‘Financial Instruments’

K-IFRS 1109 ‘Financial Instruments’ replaces the existing guidance in K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’. The Bank plans to adopt K-IFRS 1109 for the accounting periods beginning on or after January 1, 2018.

K-IFRS 1109 is retrospectively applied in principle, but there are some exceptions such as exemption of restatement of comparative information for classification, measurement, impairment of financial instruments. For hedge accounting, the requirements are generally applied prospectively, with some exceptions such as accounting for time value of options.

Major characteristics of K-IFRS 1109 are financial assets being classified and measured based on the holder’s business model and instrument’s contractual cash flow characteristics, impairment model of financial instruments based on expected credit losses (ECL), broader range of hedged items and hedging instruments that qualify for the application of hedge accounting or changes in evaluation of hedging effectiveness etc.

For smooth adoption of K-IFRS 1109, financial impact analysis, accounting policies establishment, accounting system establishment and stabilization need to take place. The impact of the standards on the financial statements in the period they are initially adopted may differ depending on the Bank’s decisions and judgments of accounting policies as well as economic environment and its financial instruments.

For the adoption of K-IFRS 1109, the Bank is in the process of undertaking any update on its internal managing processes or a change in the accounting system related to the reporting of financial instruments, and is in the process of analyzing the financial impact of the new standard on the financial statements.

The general impacts on the financial statements are as follows:

Classification and measurement of financial assets

K-IFRS 1109 requires a financial asset to be classified and measured subsequently at amortized cost, fair value through other comprehensive income (FVOCI), or fair value through profit or loss (FVTPL) based on the holder’s business model and instrument’s contractual cash flow characteristics as shown below. If a hybrid contract contains a host that is a financial asset, an embedded derivative is not separated from the host and the entire hybrid contract is classified according to the requirement of K-IFRS 1109.

Contractual cash flow characteristics
Business model	Composed solely of principal and interest	Other
Objective of collecting contractual cash flows	Measured at amortized cost(*1)
Objective of collecting contractual cash flows and selling financial assets	Measured at FVOCI(*1)	Measured at FVTPL(*2)
Objective of selling or others	Measured at FVTPL

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

2. Basis of Preparation, Continued

(*1)	Financial assets may be irrevocably designated as measured at FVTPL to eliminate or reduce accounting mismatch.
(*2)	Investments in equity instruments not held for trading may be irrevocably designated as measured at FVOCI.

The requirements of K-IFRS 1109 to classify financial assets as measured at amortized costs or FVOCI are more stringent than those of K-IFRS 1039, and thus, the proportion of financial assets measured at FVTPL may increase, which may lead to a rise in volatility of profit or loss because of the adoption of K-IFRS 1109.

Classification and measurement of financial liabilities

K-IFRS 1109 requires that the amount of change in fair value of the financial liability designated as measured at FVTPL that is attributable to changes in the credit risk shall be presented in other comprehensive income and the amount shall not be reclassified as profit or loss. If the requirements create or enlarge an accounting mismatch in profit or loss, all gains or losses on that liability including the effects of changes in the credit risk shall be presented in profit or loss.

In K-IFRS 1039, the entire change in fair value of the financial liability designated as measured at FVTPL is presented in profit or loss. In K-IFRS 1109, the profit or loss related to the financial liability may be decreased because a portion of the change in fair value is presented in other comprehensive income

Impairment: financial assets and contract assets

In K-IFRS 1039, impairment is recognized only when there is objective evidence of impairment based on incurred loss model. In K-IFRS 1109, impairment of debt instruments measured at amortized costs or FVOCI, lease receivables, contract assets, loan commitments and financial guarantee contracts is recognized based on the expected credit loss (ECL) impairment model.

K-IFRS 1109 outlines a ‘three-stage’ model for impairment based on changes in credit risk since initial recognition. A loss allowance is measured based on the 12-month ECL or life-time ECL which allows early recognition of credit loss compared to the incurred loss model of K-IFRS 1039.

	Classification	Loss allowance
Stage 1	Assets with no significant increase in credit risk since initial recognition	12-month ECL: Expected credit losses that result from default events that are possible within 12 months after the reporting date.
Stage 2	Assets with significant increase in credit risk since initial recognition	Lifetime ECL: Expected credit losses that result from all possible default events over the expected life of the financial instrument.
Stage 3	Credit-impaired assets

In K-IFRS 1109, the cumulative changes in lifetime ECL since initial recognition are recognized as a loss allowance for originated credit-impaired financial assets.

Hedge accounting

K-IFRS 1109 maintains mechanics of hedge accounting (fair value hedge, cash flow hedge and a hedge of a net investment in a foreign operation) as set forth in K-IFRS 1039. However, unlike requirements in K-IFRS

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

2. Basis of Preparation, Continued

1039 that are too complex and strict, K-IFRS 1109 is more practical, principle based and less strict and focuses on the entity’s risk management activities. Also, K-IFRS 1109 allows broader range of hedged items and hedging instruments. Under K-IFRS 1039, a hedge is assessed to be highly effective only if the offset is in the range of 80-125 percentage by performing numerical test of effectiveness. In K-IFRS 1109, such requirements are alleviated.

Transactions not qualifying for hedge accounting requirements of K-IFRS 1039 may now qualify for hedge accounting under K-IFRS 1109, resulting in less volatility of profit or loss.

K-IFRS 1115 ‘Revenue from Contracts with Customers’

K-IFRS 1115 ‘Revenue from Contracts with Customers’ replaces the existing guidance in K-IFRS 1011 ‘Construction Contracts’, K-IFRS 1018 ‘Revenue’, K-IFRS 2113 ‘Customer Loyalty Programs’, K-IFRS 2115 ‘Agreements for the Construction of Real Estate’, K-IFRS 2118 ‘Transfers of Assets from Customers’ and K-IFRS 2031 ‘Revenue—Barter Transactions Involving Advertising Services’. The core principle of K-IFRS 1115 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and it introduces a five-step approach to revenue recognition and measurement in accordance with the core principle. K-IFRS 1115 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank is in the process of evaluating the impact of this standard on its separate financial statements.

K-IFRS 1007 ‘Statement of Cash Flows’

Amendment to K-IFRS 1007 requires that the changes in liabilities arising from financing activities shall be classified to changes from financing cash flows, changes from non-cash transactions and other changes and the amounts of the changes shall be disclosed. The amendment to K-IFRS 1007 is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

K-IFRS 1012 ‘Income Taxes’

Amendment to K-IFRS 1012 clarifies that a temporary difference arises on unrealized loss if the fair value of debt instrument measured at fair value is less than its tax base. The amendment to K-IFRS 1012 is effective for annual periods beginning on or after January 1, 2017, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

K-IFRS 1102 ‘Share-based Payment’

Amendment to K-IFRS 1102 clarifies the accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled and valuation method used to measure fair value of cash-settled share-based payment. The amendment to K-IFRS 1102 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

2. Basis of Preparation, Continued

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

2. Basis of Preparation, Continued

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Provisions for credit losses (allowances for loan losses, provisions for payment guarantee, and unused commitments)

The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual assessment of impairment). Financial assets that are not individually significant assess objective evidence of impairment individually or collectively. If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective assessment of impairment).

Provisions for credit losses are measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Individual assessment of impairment losses is calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of the borrower and net realizable value of any collateral held.

A methodology based on historical loss experience is used to estimate inherent incurred loss on groups of assets for collective assessment of impairment. Such methodology incorporates factors such as type of collateral, product and borrowers, credit rating, loss emergence period, recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors based on historical loss experience and current condition. The methodology and assumptions used for collective assessment of impairment are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognized to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

2. Basis of Preparation, Continued

(6) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 30, 2017, which will be submitted for approval to the shareholders’ meeting to be held on March 30, 2017.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held for trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (FVTPL) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (EIR) method.

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, because of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (EIR). Furthermore, the carrying amount of the asset is reduced using an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For a collective assessment of impairment, assets are analyzed based on the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

Future cash flows of the assets collectively assessed are estimated based on historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted based on current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidence that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state of high probability that the borrower will enter bankruptcy or other financial reorganization

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

(15) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized in accordance with K-IFRS 1036 ‘Impairment of Assets’.

A non-current asset that is classified as held for sale or part of a disposal group classified as held for sale is not depreciated (or amortized).

(16) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, canceled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(17) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in other comprehensive income.

(18) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

(19) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS 1018 ‘Revenue’

(20) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(21) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(22) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(23) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(24) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

3. Significant Accounting Policies, Continued

(25) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(26) Regulatory reserve for credit losses

In the case that the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(27) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate comprehensive statement of income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(28) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorized for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Cash	~~W~~	61,903	72,512
Due from banks in Korean won:
Due from Bank of Korea		1,793,111	1,367,960
Other due from banks in Korean won		326	896

		1,793,437	1,368,856

Due from banks in foreign currencies / off-shores		4,852,379	3,437,522
Allowance for credit losses		—	(112)

	~~W~~	6,707,719	4,878,778

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

4. Cash and Due from Banks, Continued

(2)	Restricted due from banks as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Reserve deposit	~~W~~	1,100,838	1,113,981
Others		158,685	142,058

	~~W~~	1,259,523	1,256,039

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	960	7,288
Debt securities:
Government and public bonds		1,132,553	1,120,203
Financial bonds		438,433	588,003

		1,570,986	1,708,206

		1,571,946	1,715,494

Financial assets held for trading denominated in foreign currencies:
Equity securities		20,543	—
Debt securities		196,810	65,240

		217,353	65,240

	~~W~~	1,789,299	1,780,734

(2)	Details of debt securities in financial assets held for trading as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,128,000	1,136,748	1,132,553
Financial bonds in Korean won		440,000	439,132	438,433
Debt securities in foreign currencies		197,003	196,116	196,810

	~~W~~	1,765,003	1,771,996	1,767,796

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

5. Financial Assets Held for Trading, Continued

	December 31, 2015
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,109,000	1,122,670	1,120,203
Financial bonds in Korean won		590,000	588,684	588,003
Debt securities in foreign currencies		64,706	63,673	65,240

	~~W~~	1,763,706	1,775,027	1,773,446

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	10,948,295	9,449,465
Beneficiary certificates		6,291,294	6,435,675
Others		248,306	172,400

		17,487,895	16,057,540

Debt securities:
Government and public bonds		2,444,117	1,749,734
Financial bonds		2,577,911	6,218,681
Corporate bonds		10,200,145	13,146,033

		15,222,173	21,114,448

		32,710,068	37,171,988

Available-for-sale financial assets denominated in foreign currencies / off-shores:
Equity securities		314,031	421,137
Debt securities		3,656,031	3,698,494

		3,970,062	4,119,631

	~~W~~	36,680,130	41,291,619

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~7,215,001 million and ~~W~~7,340,684 million as of December 31, 2016 and 2015, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

6. Available-for-Sale Financial Assets, Continued

(2)	Changes in available-for-sale financial assets for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	41,291,619	38,160,025
Acquisition		25,932,198	36,013,583
Disposal		(31,473,491)	(33,927,700)
Change due to amortization		(39,902)	(27,299)
Change in fair value		788,955	(318,813)
Impairment loss		(195,338)	(264,711)
Reversal of impairment loss		13,083	43,898
Reclassification		186,119	(55,093)
Foreign exchange differences		108,808	225,141
Others (*1)		68,079	1,442,588

Ending balance	~~W~~	36,680,130	41,291,619

(*1)	For the year ended December 31, 2016, others represent the increase in available-for-sale equity securities acquired from Hojeon Limited, Phoenix Materials Co., Ltd., Great New Wave Coming Co., Ltd., IS Dongseo Co., Ltd., i-Components Co., Ltd. and others after exercising conversion rights of the convertible bonds. For the year ended December 31, 2015, others represent Korea Land & Housing Corporation’s equity securities amounting to ~~W~~1,200,000 million contributed from the government, available-for-sale equity securities acquired from Nexolon Company Limited, Chinhung International Inc., Taihan Electric Wire Co., Ltd. and others as a result of debt-to-equity swap decision of the Creditor Financial Institutions Committee, based upon the Corporate Restructuring Promotion Act, and available-for-sale equity securities acquired from Seobu T&D Co., Ltd., Coson Co., Ltd., Celltrion Pharm Inc., Seegene Inc. and others after exercising conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of December 31, 2016 and 2015 are as follows:

Company	December 31, 2016
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	180,957	Undecided
Taihan Electric Wire Co., Ltd.	18,061,894		33,505	Undecided
Ajin P & P Co., Ltd.	516,270		5,282	Undecided
Samho International Co., Ltd.	183,000		3,093	Undecided
Hyundai Cement Co., Ltd.(*1)	2,636,655		72,772	Until December 31, 2017
Jaeyoung Solutec Co., Ltd.	1,962,000		5,415	Until December 31, 2017
Chinhung International Inc.	13,113,200		27,407	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		4,067	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	59,035,310	~~W~~	332,544

(*1)	The number of shares has changed after the decision of debt-to-equity swap and dissolution of disposal restriction for the year ended December 31, 2016.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

6. Available-for-Sale Financial Assets, Continued

Company	December 31, 2015
	Number of shares	Carrying amount		Restricted period
Kukje Machinery Co., Ltd.	3,492,000	~~W~~	10,134	Until December 31, 2016
Kumho Tire Co., Inc.	21,339,320		143,614	Undecided
Taihan Electric Wire Co., Ltd.	19,658,200		45,017	Until October 20, 2016
Jaeyoung Solutec Co., Ltd.	1,962,000		5,386	Until December 31, 2017
Hyundai Cement Co., Ltd.	1,433,800		15,752	Until December 31, 2016
Dongbu Corporation	869,141		8,013	Until March 4, 2016
Chinhung International Inc.	13,113,200		30,160	Until December 31, 2016
Samho International Co., Ltd.	183,000		2,846	Until December 31, 2016
Ajin P & P Co., Ltd.	516,270		5,412	Undecided
Young Gwang Stainless Co., Ltd.	413,000		510	Until December 31, 2016
Oriental Precision & Engineering Co., Ltd.(*1)	8,498,343		18,186	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		338	Until December 31, 2015
Cosmotech Co., Ltd.	11,768,000		2,483	Until December 31, 2016
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Hanchang Paper Co., Ltd.	3,204,600		4,246	Until December 31, 2016
GMP Co., Ltd.	10,392,000		3,377	Until December 31, 2017

	98,329,159	~~W~~	295,475

(*1)	The number of shares has decreased after the decision of capital reduction for the year ended December 31, 2015.

(4)	Details of debt securities in available-for-sale financial assets as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Face Value		Acquisition cost	Fair value (carrying amounts)
Government and public bonds in Korean won	~~W~~	2,406,000	2,478,365	2,444,117
Financial bonds in Korean won		2,580,000	2,582,880	2,577,911
Corporate bonds in Korean won		10,411,739	10,412,424	10,200,145
Debt securities denominated in foreign currencies / off shores		3,667,121	4,683,298	3,656,031

	~~W~~	19,064,860	20,156,967	18,878,204

	December 31, 2015
	Face Value		Acquisition cost	Fair value (carrying amounts)
Government and public bonds in Korean won	~~W~~	1,702,644	1,752,594	1,749,734
Financial bonds in Korean won		6,278,719	6,223,001	6,218,681
Corporate bonds in Korean won		13,409,285	13,409,970	13,146,033
Debt securities denominated in foreign currencies / off shores		3,691,162	4,285,667	3,698,494

	~~W~~	25,081,810	25,671,232	24,812,942

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of December 31, 2016 and 2015 are as follows:

	December 31, 2016			December 31, 2015
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	3,732	3,957	4,913	5,473
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		12,135	12,135	23,647	23,647

	~~W~~	15,867	16,092	28,560	29,120

(2)	Changes in held-to-maturity financial assets for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	28,560	17,238
Acquisition		—	11,203
Redemption		(13,247)	(1,353)
Change due to amortization		256	98
Foreign exchange differences		298	1,374

Ending balance	~~W~~	15,867	28,560

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

8. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of December 31, 2016 and 2015 are as follows:

	December 31, 2016			December 31, 2015
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	45,393,552	44,375,540	45,497,491	44,341,539
Loans for facility development		50,522,843	50,419,384	51,803,021	52,030,618
Loans for households		2,431,455	2,469,269	3,079,869	3,130,913
Inter-bank loans		1,899,360	1,741,845	1,529,774	1,404,547

		100,247,210	99,006,038	101,910,155	100,907,617

Loans in foreign currencies:
Loans		15,109,106	15,743,466	14,984,481	15,715,987
Inter-bank loans		1,050,368	1,050,645	2,617,923	2,617,426
Loans from foreign borrowings		194,165	199,922	206,279	212,231
Off-shore loans		10,876,961	11,211,761	9,154,474	9,541,787

		27,230,600	28,205,794	26,963,157	28,087,431

Other loans:
Bills bought in foreign currency		1,704,591	1,657,104	1,710,518	1,669,570
Advances for customers on acceptances and guarantees		180,403	93,416	195,383	110,998
Privately placed corporate bonds		2,341,205	1,783,567	3,164,801	3,001,907
Others		9,617,152	9,386,905	7,024,315	6,955,957

		13,843,351	12,920,992	12,095,017	11,738,432

		141,321,161	140,132,824	140,968,329	140,733,480

Less:
Allowance for loan losses		(3,313,404)		(4,159,300)
Present value discount		(269,116)		(23,361)
Deferred loan origination costs and fees		2,231		3,981

	~~W~~	137,740,872		136,789,649

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

8. Loans and Allowance for Loan Losses, Continued

(2)	Changes in allowance for loan losses for the years ended December 31, 2016 and 2015 are as follows:

	2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	2,050,925	558,162	9,790	352,757	638,572	549,094	4,159,300
Provision for loan losses		1,724,564	418,789	(1,013)	600,037	406,993	100,349	3,249,719
Write-offs		(658,851)	(151,431)	(2,035)	(224,859)	(332,574)	(75,693)	(1,445,443)
Recovery		12,789	5,205	—	10,783	17	35,131	63,925
Sale		(118,012)	(143,931)	—	(3,000)	(17,132)	(25,503)	(307,578)
Debt-to-equity swap		(1,790,262)	(133,587)	—	(22,698)	(157,581)	(196,253)	(2,300,381)
Foreign exchange differences		—	—	—	24,189	5	12,023	36,217
Others		(61,415)	(33,265)	—	(6,361)	(14,085)	(27,229)	(142,355)

Ending balance	~~W~~	1,159,738	519,942	6,742	730,848	524,215	371,919	3,313,404

	2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,170,313	549,483	11,052	164,621	260,705	242,484	2,398,658
Provision for loan losses		1,369,519	340,831	2,314	273,833	436,432	387,169	2,810,098
Write-offs		(224,347)	(191,968)	(3,576)	(104,339)	—	(120,606)	(644,836)
Recovery		78	17,705	—	18,908	4,475	1,552	42,718
Sale		(106,443)	(63,664)	—	(5,195)	(10,823)	(9,602)	(195,727)
Debt-to-equity swap		(94,139)	(22,715)	—	—	(27,740)	(195)	(144,789)
Foreign exchange differences		—	—	—	9,941	355	14,893	25,189
Others		(64,056)	(71,510)	—	(5,012)	(24,832)	33,399	(132,011)

Ending balance	~~W~~	2,050,925	558,162	9,790	352,757	638,572	549,094	4,159,300

(3)	Losses related to loans for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Provision for loan losses	~~W~~	(3,249,719)	(2,810,098)
Losses on disposal of loan		(81,484)	(198,525)

	~~W~~	(3,331,203)	(3,008,623)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

8. Loans and Allowance for Loan Losses, Continued

(4)	Changes in net deferred loan origination costs and fees for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	3,981	8,441
New deferrals		9,465	14,846
Amortization		(11,215)	(19,306)

Ending balance	~~W~~	2,231	3,981

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Trading derivative transactions include contracts with the Bank’s clients and its liquidation position.

For hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

9. Derivative Financial Instruments, Continued

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	288,402,494	293,260,959	1,766,182	1,625,764
Currency		79,667,068	78,097,355	3,864,914	3,735,015
Stock		208,061	983,362	541	6,821
Commodities		20,847	20,847	3,061	3,061
Embedded derivatives		647,131	250,000	144,370	—
Allowance and other adjustments		—	—	(74,340)	(1,997)

		368,945,601	372,612,523	5,704,728	5,368,664

Hedging purpose derivative financial instruments:
Interest rate (*1)		22,486,076	22,486,076	584,264	173,540
Currency		6,651,281	7,492,284	29,575	860,459
Allowance and other adjustments		—	—	(494)	(131)

		29,137,357	29,978,360	613,345	1,033,868

	~~W~~	398,082,958	402,590,883	6,318,073	6,402,532

(*1)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

	December 31, 2015
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	307,735,406	311,769,470	2,221,817	2,030,304
Currency		71,810,294	68,482,619	2,741,654	2,634,783
Stock		79,991	258,762	324	1,315
Commodities		97,540	97,540	26,884	26,884
Embedded derivatives		252,592	—	34,461	—
Allowance and other adjustments		—	—	(43,634)	(4,789)

		379,975,823	380,608,391	4,981,506	4,688,497

Hedging purpose derivative financial instruments:
Interest rate		24,349,973	24,349,973	752,954	49,674
Currency		6,463,014	7,410,478	24,748	904,287
Allowance and other adjustments		—	—	(1,452)	(95)

		30,812,987	31,760,451	776,250	953,866

	~~W~~	410,788,810	412,368,842	5,757,756	5,642,363

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		35,848	35,848
Daewoo Shipbuilding & Marine Engineering Co., Ltd. (*1)		52	689,452
KDB Capital Corporation		597,290	597,290
Korea BTL Fund I		205,878	217,052
Korea Railroad Fund I		173,487	175,573
Korea Education Fund		67,931	71,712
Multi Asset Electronic Power PEF (*2)		—	48,263
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Fund		11,969	13,399
Busan Hi Tech Industrial Complex Co., Ltd.		—	150
KDB Value PEF VI (*3)		1,058,374	1,706,220
KDB Consus Value PEF (*4)		213,869	406,295
KDB Sigma PEF II		117,330	86,250
KDB Value PEF VII		78,416	62,417
KoFC-KBIC Frontier Champ 2010-5 PEF		18,525	21,425
KTB Korea-Australia Global Cooperation PEF (*5)		—	18,143
KDB Asia PEF		11,216	—
KDB Turn Around PEF (*6)		2,432	2,651
Components and Materials M&A PEF (*7)		—	7,994
KDB Venture M&A PEF		—	—
KoFC-KDBC Pioneer Champ 2010-4 venture investment fund		1,135	7,185
KDBC IP Investment Fund 2		3,057	5,057

		3,090,737	4,666,304

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Fund II		220,697	203,602
Korea Aerospace Industries Co., Ltd. (*8)		—	273,830
GM Korea Company (*9)		—	68,115
Korea Appraisal Board		58,492	58,492
Korea Maritime Guarantee Co., Ltd.		79,856	49,856
STX Engine Co., Ltd. (*10)		47,889	47,889
Multi Asset Electronic Power PEF (*2)		45,645	—
Shinbundang Railroad Co., Ltd. (*11)		25,063	27,963
Troika Resources Investment PEF (*12)		13,189	23,337
Others (*13)		1,936,455	2,490,094

		19,685,639	20,501,531

	~~W~~	22,776,376	25,167,835

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*1)	The Bank obtained control of Daewoo Shipbuilding & Marine Engineering Co., Ltd. due to the acquisition of 75,769,311 shares amounting to ~~W~~382,635 million following the paid-in capital increase by way of third-party allotment for the year ended December 31, 2015, and therefore, the company is included in the consolidation. Considering the company’s financial trouble due to the increase in construction costs resulting from the difficulty of process in construction of offshore plants as indications of impairment, the Bank recognized ~~W~~2,028,975 million and ~~W~~745,350 million of impairment losses for the years ended December 31, 2016 and 2015, respectively.
(*2)	The Bank lost control over Multi Asset Electronic Power PEF (ex. KDB Electronic Power PEF) due to sale of Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) and the investment in Multi Asset Electronic Power PEF is reclassified from subsidiary to associate.
(*3)	The Bank recognized ~~W~~708,308 million as impairment losses considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an indication of impairment for the year ended December 31, 2016.
(*4)	Considering the decline in the value in use of the subsidiary, KDB Life Insurance Co., Ltd. (discount rate of 9.0%) due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as indications of impairment, the Bank recognized ~~W~~187,662 million and ~~W~~45,642 million as impairment losses for the years ended December 31, 2016 and 2015, respectively.
(*5)	The Bank recognized ~~W~~18,143 million of impairment losses for the year ended December 31, 2016, considering the decline in net asset values due to the decrease in fair value of the overseas stock held as an indication of impairment.
(*6)	The Bank recognized ~~W~~219 million of impairment losses for the year ended December 31, 2016, considering the decline in net asset values due to the default of the loan held as an indication of impairment.
(*7)	The Bank recognized ~~W~~21,358 million of impairment losses for the year ended December 31, 2015, considering the decline in net asset values due to the decrease in fair value of unlisted stocks held as an indication of impairment.
(*8)	The Bank lost significant influence over Korea Aerospace Industries Co, Ltd. due to reduction in ownership interest for the year ended December 31, 2016 and reclassified the investment in that into available-to-sale financial assets.
(*9)	Considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an indication of impairment, the Bank recognized ~~W~~68,115 million and ~~W~~219,659 million as impairment losses for the years ended December 31, 2016 and 2015, respectively.
(*10)	The Bank acquired the additional 9,111,500 shares of the associate with voting rights after debt-to-equity swap decision of The Creditor Financial Institutions Committee on March 31, 2015.
(*11)	Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as indications of impairment, the Bank recognized ~~W~~2,900 million and ~~W~~1,109 million as impairment losses for the years ended December 31, 2016 and 2015, respectively.
(*12)	Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an indication of impairment, the Bank recognized ~~W~~10,148 million and ~~W~~78,438 million as impairment losses for the years ended December 31, 2016 and 2015, respectively.
(*13)	The Bank recognized ~~W~~116,414 million as impairment losses for KoFC Mirae Asset Growth Champ 2010-4 PEF and 13 other companies for the year ended December 31, 2016. The Bank recognized ~~W~~23,374 million as impairment losses for UNISON SAVER Private Equity Fund and 16 other companies for the year ended December 31, 2015.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2016 and 2015 are as follows:

	Market value			Carrying amounts
	December 31, 2016		December 31, 2015	December 31, 2016	December 31, 2015
Korea Electric Power Co., Ltd.	~~W~~	9,304,913	10,561,763	16,921,067	16,921,067
STX Engine Co., Ltd.		63,848	65,485	47,889	47,889
Oriental Precision & Engineering Co., Ltd.(*1)		23,867	—	21,712	—
STX corporation		19,638	40,637	10,507	10,507
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*2)		2,322,166	689,452	52	689,452
Hyundai Merchant Marine Co., Ltd.(*3)		171,957	—	25	—
Dongbu Steel Co., Ltd.		138,399	28,100	14	5
Korea Aerospace Industries Co., Ltd.(*4)		—	2,010,760	—	273,830
STX Heavy Industries Co., Ltd.(*4)		—	34,544	—	11,943
Osung LST Co., Ltd.(*5)		—	13,746	—	8,472

(*1)	The Bank has obtained significant influence due to the closing of the joint administrative proceeding based upon the Corporate Restructuring Promotion Act and Oriental Precision & Engineering Co., Ltd. is reclassified from available-for-sale financial assets to investments in subsidiaries and associates.
(*2)	The associate’s market value as of December 31, 2016 is the closing price before the trading suspension.
(*3)	Hyundai Merchant Marine Co., Ltd. entered into a voluntary agreement for debt restructuring with bank creditors and the Bank has obtained significant influence as the main creditor for the year ended December 31, 2016.
(*4)	The Bank has lost significant influence due to decrease in ownership interest for the year ended December 31, 2016 and Korea Aerospace Industries Co., Ltd is reclassified from investments in subsidiaries and associates to available-for-sale financial assets.
(*5)	All shares of Osung LST Co., Ltd. has been sold for the year ended December 31, 2016.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,569,053	1,243,081	325,972	98,026	42,615	51,403	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		890,137	816,885	73,252	85,407	5,923	6,144	100.00
KDB Ireland Ltd.	Ireland	December	Finance		414,379	334,400	79,979	32,977	11,389	14,128	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,119,482	1,009,157	110,325	43,963	19,777	7,289	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		370,416	301,661	68,755	181,368	29,833	45,352	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		15,064,830	14,405,453	659,377	12,819,221	(2,734,139)	(2,709,492)	79.04
KDB Capital Corporation	Korea	December	Finance		5,028,667	4,290,574	738,093	521,862	115,953	73,952	99.92
Korea BTL Fund I(*2)	Korea	December	Financial investment		499,048	342	498,706	21,173	19,624	19,624	41.67
Korea Railroad Fund I(*2)	Korea	December	Financial investment		351,810	14	351,796	15,018	14,122	14,122	50.00
Korea Education Fund(*2)	Korea	December	Financial investment		136,499	8	136,491	5,440	5,072	5,072	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		31,833	5,258	26,575	20,518	9,978	9,945	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		11,702	5	11,697	1,043	911	911	85.00
KDB Value PEF VI	Korea	December	Financial investment		11,620,676	9,175,905	2,444,771	11,399,719	(524,541)	(507,495)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		16,849,641	16,590,305	259,336	4,475,638	(312,433)	(401,632)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		197,621	286	197,335	3	1,954	1,593	60.00
KDB Value PEF VII(*1)	Korea	December	Financial investment		211,195	70,427	140,768	1,507	(9,062)	(8,170)	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		50,213	2	50,211	1,900	2,001	4,221	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		1,081	1,661	(580)	—	(18,349)	(18,349)	95.00
KDB Asia PEF	Korea	December	Financial investment		23,489	1	23,488	—	(330)	1,056	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,964	5,208	(3,244)	13,225	12,532	12,631	83.33
KDB Turn Around PEF	Korea	December	Financial investment		3,372	1	3,371	19	(280)	(280)	95.17
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,911	(7,791)	—	—	—	56.67

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	177,837,042	104,786,497	73,050,545	60,190,384	7,048,581	7,041,557	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,386,501	368,230	1,018,271	779,874	8,481	7,375	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		816,600	160	816,440	56,134	49,367	49,367	26.67
GM Korea Company(*3)(*4)	Korea	December	Manufacturing		7,058,016	6,990,776	67,240	11,915,647	(835,801)	(827,675)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation		4,398,098	3,419,277	978,821	4,584,810	(485,604)	(413,178)	14.30
Korea Appraisal Board	Korea	December	Appraisal		243,075	38,591	204,484	141,688	13,623	12,636	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		259,610	11,061	248,549	12,237	(4,318)	(4,463)	31.19
Multi Asset Electronic Power PEF	Korea	December	Financial investment		89,592	831	88,761	6,260	6,015	6,015	50.00
Shinbundang Railroad Co., Ltd.(*7)	Korea	December	Other		784,948	946,916	(161,968)	83,493	(34,250)	(34,250)	10.98
Troika Resources Investment PEF(*6)	Korea	December	Financial investment		28,887	5,932	22,955	(7,753)	(17,988)	(17,988)	54.94

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,394,379	1,119,809	274,570	58,831	(2,687)	6,146	100.00
KDB Ireland Ltd.	Ireland	December	Finance		391,559	325,708	65,851	19,865	(15,760)	(11,983)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,135,025	1,031,989	103,036	47,135	22,824	18,367	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		867,214	800,106	67,108	104,018	(21,977)	(25,745)	100.00
Banco KDB Do Brazil S.A.	Brazil	December	Finance		271,279	247,874	23,405	250,146	416	(14,859)	100.00
Mirae Asset Daewoo Co., Ltd.(*1)(*8)	Korea	December	Finance		34,841,940	30,456,640	4,385,300	5,076,963	298,847	292,826	43.00
KDB Capital Corporation	Korea	December	Finance		5,018,425	4,321,907	696,518	130,633	99,255	123,870	99.92
Multi Asset Global Investments Co., Ltd.(*8)	Korea	December	Finance		75,316	9,848	65,468	19,252	2,501	2,502	100.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		27,941	4,990	22,951	17,714	7,870	7,937	84.16
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)	Korea	December	Manufacturing		18,880,345	18,261,474	618,871	15,443,611	(2,097,513)	(1,710,821)	49.74
Korea Infrastructure Fund	Korea	December	Financial investment		13,460	6	13,454	1,211	1,061	1,061	85.00
Multi Asset Electronic Power PEF(*2)	Korea	December	Financial investment		94,806	17	94,789	6,577	6,321	6,321	50.00
Korea Education Fund(*2)	Korea	December	Financial investment		144,410	8	144,402	6,318	5,931	5,931	50.00
Korea BTL Fund I(*2)	Korea	December	Financial investment		527,254	361	526,893	24,124	22,496	22,496	41.67
Korea Railroad Fund I(*2)	Korea	December	Financial investment		355,887	14	355,873	17,660	16,657	16,657	50.00
KDB Venture M&A PEF	Korea	December	Financial investment		119	7,910	(7,791)	—	—	—	57.56
KDB Turn Around PEF	Korea	December	Financial investment		3,652	—	3,652	27	26	26	95.17
KDB Consus Value PEF	Korea	December	Financial investment		15,474,147	14,746,735	727,412	3,850,904	(139,023)	(166,000)	58.59
Components and Materials M&A PEF	Korea	December	Financial investment		17,485	5,259	12,226	13,750	(1,693)	(14,806)	83.33
KDB Value PEF VI	Korea	December	Financial investment		11,980,513	8,645,869	3,334,644	10,270,593	(77,713)	(78,076)	99.84
KDB Value PEF VII(*1)	Korea	December	Financial investment		194,806	71,867	122,939	546	(1,181)	1,130	50.00
KDB Sigma PEF	Korea	December	Financial investment		170	—	170	63,687	50,815	50,815	60.87
KDB Sigma PEF II	Korea	December	Financial investment		144,228	286	143,942	5	241	192	60.00
KOFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		51,934	145	51,789	9,469	9,270	8,939	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		18,761	992	17,769	—	(1,329)	(1,329)	95.00

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	175,257,359	107,314,884	67,942,475	58,957,722	13,289,127	13,308,132	32.90
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,712,295	1,540,443	1,171,852	2,901,032	180,566	159,491	26.41
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,345,127	364,848	980,279	728,583	(12,637)	(17,143)	43.58
Korea Appraisal Board	Korea	December	Appraisal		233,369	36,506	196,863	137,330	12,435	9,036	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		122,331	427	121,904	967	(2,263)	(2,262)	40.07
GM Korea Company(*3)	Korea	December	Manufacturing		7,683,488	6,790,687	892,801	12,565,528	(748,301)	(710,502)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		780,028	6,158	773,870	50,521	42,551	42,551	26.67
Troika Resources Investment PEF(*6)	Korea	December	Financial investment		42,275	1,331	40,944	(138,597)	(144,297)	(144,297)	54.94
Shinbundang Railroad Co., Ltd.(*7)	Korea	December	Other		782,160	909,878	(127,718)	59,663	(61,006)	(61,006)	10.98

(*1)	Although the controlling entity holds less than half of the other entity’s voting rights, the controlling entity is able to exercise its power as an executive member and affect the other entity’s profit, and is exposed to variable returns, and therefore, the other entity is included in the scope of consolidation.
(*2)	The investees are financed by KDB and managed by Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) or KDB Infrastructure Investments Asset Management Co., Ltd. They are included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.
(*3)	Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc.
(*4)	The Bank used the financial statement as of September 30, 2016 in applying the equity method since the Bank was not able to obtain the financial statement as of December 31, 2016.
(*5)	Although the Bank’s ownership ratio of Hyundai Merchant Marine Co., Ltd. is less than 20%, the Bank has obtained significant influence as the principal creditor bank of Hyundai Merchant Marine Co., Ltd.
(*6)	Although the Bank’s ownership ratio of Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t hold power to unilaterally direct the relevant activities
(*7)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate, Shinbundang Railroad.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*8)	Investments in Mirae Asset Daewoo Co., Ltd. (ex. Daewoo Securities Co., Ltd.) and Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) are reclassified from investments in subsidiaries into assets held for sale for the year ended December 31, 2015.

11. Property and Equipment

Changes in property and equipment for the years ended December 31, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2016
Acquisition cost:
Land	~~W~~	255,152	—	(31)	(5,956)	15	249,180
Buildings and structures		377,154	7,274	(343)	(2,207)	40	381,918
Leasehold improvements		39,890	2,132	(2,522)	24	(217)	39,307
Vehicles		1,396	—	—	—	(1)	1,395
Equipment		50,797	2,848	(2,206)	—	(588)	50,851
Construction in progress		51,371	12,342	—	(671)	—	63,042
Others		129,313	9,955	(10,240)	—	(37)	128,991

		905,073	34,551	(15,342)	(8,810)	(788)	914,684

Accumulated depreciation:
Buildings and structures(*1)		144,630	10,543	(97)	(673)	35	154,438
Leasehold improvements		26,951	4,857	(2,518)	—	(308)	28,982
Vehicles		1,146	100	—	—	(2)	1,244
Equipment(*1)		39,764	3,485	(2,057)	—	(603)	40,589
Others		99,287	12,926	(10,024)	—	(48)	102,141

		311,778	31,911	(14,696)	(673)	(926)	327,394

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	587,911	2,640	(646)	(8,137)	138	581,906

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

11. Property and Equipment, Continued

	2015
	January 1, 2015		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2015
Acquisition cost:
Land	~~W~~	256,789	20	—	(1,669)	12	255,152
Buildings and structures		374,126	4,719	(17)	(1,706)	32	377,154
Leasehold improvements		30,286	10,171	(828)	124	137	39,890
Vehicles		1,294	320	(254)	—	36	1,396
Equipment		46,368	4,537	(265)	—	157	50,797
Construction in progress		124	51,371	—	(124)	—	51,371
Others		112,102	17,192	(66)	—	85	129,313

		821,089	88,330	(1,430)	(3,375)	459	905,073

Accumulated depreciation:
Buildings and structures(*1)		133,912	11,292	(15)	(586)	27	144,630
Leasehold improvements		22,510	5,377	(798)	—	(138)	26,951
Vehicles		889	447	(219)	—	29	1,146
Equipment(*1)		35,977	3,903	(245)	—	129	39,764
Others		86,603	12,675	(48)	—	57	99,287

		279,891	33,694	(1,325)	(586)	104	311,778

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	535,814	54,636	(105)	(2,789)	355	587,911

(*1)	The amounts include government subsidies.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

12. Investment Property

Changes in investment property for the years ended December 31, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Acquisition/ depreciation	Reclassification	December 31, 2016
Acquisition cost:
Land	~~W~~	54,259	—	5,956	60,215
Buildings and structures		40,519	—	2,854	43,373

		94,778	—	8,810	103,588

Accumulated depreciation:
Buildings and structures		15,882	1,841	673	18,396
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	75,921	(1,841)	8,137	82,217

	2015
	January 1, 2015		Acquisition/ depreciation	Reclassification	December 31, 2015
Acquisition cost:
Land	~~W~~	52,590	—	1,669	54,259
Buildings and structures		38,813	—	1,706	40,519

		91,403	—	3,375	94,778

Accumulated depreciation:
Buildings and structures		13,789	1,507	586	15,882
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	74,639	(1,507)	2,789	75,921

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~88,792 million and ~~W~~81,630 million as of December 31, 2016 and 2015, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the years ended December 31, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2016
Development expense	~~W~~	48,516	7,135	—	(19,311)	(2)	36,338
Equipment usage right		831	—	—	(59)	19	791
Other deposits provided		11,641	52	(251)	—	—	11,442
Others		13,208	4,978	(2)	(8,006)	6	10,184

	~~W~~	74,196	12,165	(253)	(27,376)	23	58,755

	2015
	January 1, 2015		Acquisition	Disposal	Amortization	Impairment	Foreign exchange differences	December 31, 2015
Development expense	~~W~~	61,119	8,870	—	(21,474)	—	1	48,516
Equipment usage right		847	—	—	(58)	—	42	831
Other deposits provided		11,655	—	(4)	—	(11)	1	11,641
Others		17,223	4,321	—	(8,353)	—	17	13,208

	~~W~~	90,844	13,191	(4)	(29,885)	(11)	61	74,196

14. Other Assets

Other assets as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Accounts receivable	~~W~~	4,477,826	4,785,719
Domestic exchange receivables		1,311,253	566,624
Accrued income		447,018	473,385
Guarantee deposits		159,415	166,128
Financial guarantee asset		32,713	34,870
Prepaid expenses		3,815	5,396
Advance payments		4,781	535
Others		65,054	46,541

		6,501,875	6,079,198
Allowance for credit losses		(221,200)	(72,221)
Present value discount		(2,758)	(3,881)

	~~W~~	6,277,917	6,003,096

The carrying amounts of financial assets included in other assets above amounted to ~~W~~6,212,830 million and ~~W~~5,956,547 million as of December 31, 2016 and 2015, respectively, and their fair value amounted to ~~W~~6,226,066 million and ~~W~~5,964,635 million as of December 31, 2016 and 2015, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

15. Assets Held for Sale

The Bank issued the public notice for the block sale of 79 companies that operate small and medium-sized businesses or venture businesses on October 10, 2016. The Bank selected UAMCO., Ltd. as the priority negotiation partner and entered into the stock purchase agreement contract on December 22, 2016 and completed sale procedures on March 7, 2017.

The Bank issued the public notice for the block sale of Mirae Asset Daewoo Co., Ltd. (ex. Daewoo Securities Co., Ltd.) and Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.), on October 8, 2015. The Bank entered into the stock purchase agreement contract with Mirae Asset Securities Co., Ltd. on March 18, 2016 and completed sale procedures on April 7, 2016.

Assets held for sale as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Assets held for sale:
Available-for-sale financial assets	~~W~~	28,040	—
Investments in subsidiaries and associates		7,260	1,839,114

	~~W~~	35,300	1,839,114

The Bank recognized ~~W~~35,139 million of impairment loss relating to assets held for sale (~~W~~13,761 million of impairment loss on assets held for sale and ~~W~~21,378 million of impairment loss on available-for-sale financial assets) for the year ended December 31, 2016 and ~~W~~7,104 million of accumulated other comprehensive income relating to available-for-sale financial assets classified as held for sale as of December 31, 2016.

16. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Borrowings	~~W~~	—	3,180
Debentures		1,893,077	1,619,438

	~~W~~	1,893,077	1,622,618

Borrowings designated at FVTPL consist of equity-index-linked securities. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of hybrid instruments are recognized in profit or loss. Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

16. Financial Liabilities Designated at Fair Value Through Profit or Loss, Continued

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Carrying amount	~~W~~	1,893,077	1,622,618
Contractual cash flow amount		1,741,000	1,408,665

Difference	~~W~~	152,077	213,953

17. Deposits

Deposits as of December 31, 2016 and 2015 are as follows:

	December 31, 2016			December 31, 2015
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	83,451	83,451	221,596	221,596
Time and savings deposits		29,840,228	29,866,647	34,227,299	34,264,950
Certificates of deposit		2,198,966	2,199,012	515,351	515,514

		32,122,645	32,149,110	34,964,246	35,002,060

Deposits in foreign currencies:
Demand deposits		855,671	855,670	955,224	955,224
Time and savings deposits		1,469,685	1,470,012	1,290,474	1,290,284
Certificates of deposit		2,771,681	2,773,985	2,606,035	2,610,366

		5,097,037	5,099,667	4,851,733	4,855,874

Off-shore deposits in foreign currencies:
Demand deposits		458,121	458,121	118,913	118,913

	~~W~~	37,677,803	37,706,898	39,934,892	39,976,847

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

18. Borrowings

(1)	Borrowings as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.65	~~W~~	4,745,629	4,746,115
Borrowings in foreign currencies	—	7.05		11,339,300	11,442,858
Off-shore borrowings in foreign currencies	0.19	4.32		1,930,531	1,935,192
Others	0.25	6.55		5,587,036	5,587,293

				23,602,496	23,711,458

Deferred borrowing costs				(2,539)

			~~W~~	23,599,957

	December 31, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	5.00	~~W~~	7,856,046	7,814,201
Borrowings in foreign currencies	—	5.05		10,745,590	10,858,933
Off-shore borrowings in foreign currencies	0.19	4.27		1,159,260	1,162,494
Others	0.07	6.55		4,682,743	4,683,345

				24,443,639	24,518,973

Deferred borrowing costs				(3,489)
Discount on borrowings				(39,560)

			~~W~~	24,400,590

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for deferred borrowing costs as of December 31, 2016 and 2015 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2016		December 31, 2015
Ministry of Strategy and Finance	Borrowings from government fund (*1)	0.29 ~ 0.80	~~W~~	322,021	405,230
Industrial Bank of Korea	Borrowings from industrial technology fund	0.60 ~ 1.00		3,807	3,819
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.27 ~ 3.41		132,852	177,231
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		2,246,926	1,855,349
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.65		781,837	986,247
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 3.50		69,685	78,605
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		915,418	4,069,430
Others	Borrowings from environment improvement support fund and others	0.00 ~ 3.35		273,083	280,135

			~~W~~	4,745,629	7,856,046

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for deferred borrowing costs as of December 31, 2016 and 2015 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2016		December 31, 2015
Japan Bank for International Cooperation (JBIC)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	194,165	206,279
Mizuho and others	Bank loans from foreign funds	3M Libor+0.33 ~ 3M Libor+0.78		1,377,690	1,511,880
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.22 ~ 3M Libor+0.74		2,902,757	2,550,122
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.19 ~ 1.34		1,383,257	686,481
		3M Telerate+0.40		36,255	35,160

				1,419,512	721,641

HSBC and others	Off-shore long term borrowings	3M Libor+0.35 ~ 3M Libor+0.62		483,400	341,601
JBIC	Off-shore borrowings from JBIC	1.79 ~ 4.32		27,619	62,538
		—		—	33,481

				27,619	96,019

Others	Short term borrowings in foreign currencies	0.00 ~ 7.05		5,081,972	4,426,210
	Long term borrowings in foreign currencies	0.20 ~ 2.97		1,782,716	2,051,098

			~~W~~	13,269,831	11,904,850

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

19. Debentures

Debentures as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.27	7.16	~~W~~	92,127,674	93,184,710
Discount on debentures				(48,228)
Valuation adjustment for fair value hedges				(25,893)

				92,053,553

Debentures in foreign currencies:
Debentures	0.04	8.20		15,086,068	14,903,846
Discount on debentures				(42,681)
Valuation adjustment for fair value hedges				(166,903)

				14,876,484

Off-shore debentures:
Debentures	0.04	7.73		10,466,035	10,307,645
Discount on debentures				(23,165)
Valuation adjustment for fair value hedges				(186,006)

				10,256,864

			~~W~~	117,186,901	118,396,201

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

19. Debentures, Continued

	December 31, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.54	7.29	~~W~~	90,938,546	91,096,981
Discount on debentures				(15,236)
Valuation adjustment for fair value hedges				91,306

				91,014,616

Debentures in foreign currencies:
Debentures	0.21	8.20		16,311,947	16,087,863
Discount on debentures				(33,587)
Premium on debentures				4,859
Valuation adjustment for fair value hedges				(180,832)

				16,102,387

Off-shore debentures:
Debentures	0.45	7.02		9,947,109	9,850,360
Discount on debentures				(23,891)
Premium on debentures				4,145
Valuation adjustment for fair value hedges				(150,346)

				9,777,017

			~~W~~	116,894,020	117,035,204

20. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Present value of defined benefit obligation	~~W~~	308,839	282,865
Fair value of plan assets		(265,122)	(229,505)

	~~W~~	43,717	53,360

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

20. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the years ended December 31, 2016 and 2015 are as follows:

	2016
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	282,865	(229,505)	53,360
Current service costs		39,514	—	39,514
Past service costs		300	—	300
Interest expense (income)		7,793	(6,422)	1,371
Remeasurements of defined benefit liabilities:
Demographic assumption		5,525	—	5,525
Financial assumption		(23,934)	2,619	(21,315)
Experience adjustment		5,595	—	5,595

		(12,814)	2,619	(10,195)

Payments from the plan		(8,303)	8,186	(117)
Contributions to the plan		—	(40,000)	(40,000)
Other		(516)	—	(516)

Ending balance	~~W~~	308,839	(265,122)	43,717

	2015
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	211,148	(179,018)	32,130
Current service costs		32,529	—	32,529
Past service costs		3,882	—	3,882
Interest expense (income)		6,759	(5,807)	952
Remeasurements of defined benefit liabilities:
Demographic assumption		32	—	32
Financial assumption		34,518	2,250	36,768
Experience adjustment		7,597	—	7,597

		42,147	2,250	44,397

Payments from the plan		(13,600)	13,070	(530)
Contributions to the plan		—	(60,000)	(60,000)

Ending balance	~~W~~	282,865	(229,505)	53,360

(3)	Fair value of plan assets for each type as of December 31, 2016 and 2015 are as follows:

	December 31, 2016			December 31, 2015
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	265,122	—	229,505

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

20. Defined Benefit Liabilities, Continued

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Current service costs	~~W~~	39,514	32,529
Past service costs		300	3,882
Interest expense (income), net		1,371	952

	~~W~~	41,185	37,363

(5)	The principal actuarial assumptions used as of December 31, 2016 and 2015 are as follows:

	December 31, 2016	December 31, 2015
Discount rate (%)	2.94	2.83
Future salary increasing rate (%)	6.26	6.77

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2016 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.52% decrease	11.29% increase
Future salary increasing rate	10.80% increase	9.33% decrease

(7)	The weighted average duration of defined benefit liabilities is 10.79 years as of December 31, 2016 (11.07 years as of December 31, 2015), and the expected contributions to the plan for the next annual reporting period amount to ~~W~~48,093 million as of December 31, 2016 (~~W~~63,682 million as of December 31, 2015).

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

21. Provisions

(1)	Changes in provisions for the years ended December 31, 2016 and 2015 are as follows:

	2016
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provisions	Total
Beginning balance	~~W~~	532,470	69,958	118,313	18,066	6,076	744,883
Increase (reversal) of provision		265,190	115,870	(82,202)	97,311	3,743	399,912
Foreign exchange differences		38,106	9,603	(176)	—	—	47,533
Others		—	—	—	13,965	(5,043)	8,922

Ending balance	~~W~~	835,766	195,431	35,935	129,342	4,776	1,201,250

	2015
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provisions	Total
Beginning balance	~~W~~	276,365	20,341	22,069	9,043	6,076	333,894
Increase of provision		243,678	48,273	96,265	9,770	—	397,986
Foreign exchange differences		12,427	1,344	(21)	—	—	13,750
Others		—	—	—	(747)	—	(747)

Ending balance	~~W~~	532,470	69,958	118,313	18,066	6,076	744,883

(2)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of December 31, 2016, the Bank is involved in 23 lawsuits as a plaintiff and 43 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~247,081 million and ~~W~~540,312 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2016 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Land & Housing Corp.	Claim for debt absence	~~W~~	67,891	1st trial ruled in favor of the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		30,000	1st trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st trial ruled partially in favor of the Bank; 2nd trial in progress
KB Capital Co., Ltd.	Claim for damages		17,795	Supplementary participation

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing (*1)
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Korea Land & Housing Corp.	Delivery of stocks and stock transfer, etc.		52,030	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.		24,348	1st trial ruled against the Bank; 2st trial in progress

(*1)	For the sale of the shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. that the Bank and Korea Asset Management Corp. (KAMCO) had held, the Bank, KAMCO and Hanhwa Chemical Co., Ltd. (Hanhwa Chemical), which was on behalf of the Hanhwa Consortium, entered into the memorandum of understanding on November 14, 2008, but the memorandum was revoked as reasons attributable to Hanhwa Chemical. Accordingly, the Bank and KAMCO took ~~W~~195 billion and ~~W~~120 billion, respectively, provided by Hanhwa Chemical as the performance guarantee. Relating to the performance guarantee, Hanhwa Chemical brought a law suit but the first and the second trial ruled in favor of the Bank because the courts of the first and the second trial regarded the performance guarantee as a penalty for the breach of the memorandum. On July 14, 2016, the Supreme Court judged unlike the first and the second trial that the performance guarantee was provided to compensate damages and the Bank’s taking all the performance guarantee was unfair, and remanded the case to the original court.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

21. Provisions, Continued

	December 31, 2015
	Contents	Amounts		Status of lawsuit
Plaintiff:
Gyeonggi Urban Innovation Corp.	Claim for refund of investments	~~W~~	19,100	1st trial ruled partially in favor of the Bank; 2nd trial in progress
SH Corporation	Claim for damages		9,720	1st trial ruled against the Bank; 2nd trial in progress
KB Capital Co., Ltd.	Claim for damages		17,795	Supplementary participation
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment		36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.		24,348	1st trial ruled against the Bank; 2nd trial in progress

(5)	Other provisions

The Bank recognized other provisions as reserves for other miscellaneous purpose.

22. Other Liabilities

Other liabilities as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Accounts payable	~~W~~	4,276,159	4,730,087
Accrued expense		1,610,923	1,668,308
Advance receipts		790	2,544
Unearned income		38,374	47,996
Deposits withholding tax		24,522	26,125
Guarantee money received		29,832	35,820
Foreign exchanges payable		15,312	31,005
Domestic exchanges payable		293,303	418,345
Borrowing from trust accounts		755,912	1,278,311
Financial guarantee liability		38,874	41,884
Others		126,275	75,618

		7,210,276	8,356,043
Present value discount		(228)	(344)

	~~W~~	7,210,048	8,355,699

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

22. Other Liabilities, Continued

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~6,999,884 million and ~~W~~8,194,931 million as of December 31, 2016 and 2015, respectively, and their fair value amounted to ~~W~~6,999,907 million and ~~W~~8,194,982 million as of December 31, 2016 and 2015, respectively.

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,508,619,768 shares issued and 3,447,079,768 shares issued as of December 31, 2016 and 2015, respectively, and outstanding with a total par value of ~~W~~17,543,099 million and ~~W~~17,235,399 million as of December 31, 2016 and 2015, respectively.

(2) Capital surplus

Capital surplus as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Paid-in capital in excess of par value	~~W~~	65,079	66,571
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,499,947	2,501,439

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

23. Equity, Continued

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Valuation gain on available-for-sale financial assets(*1):
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	1,563,546	759,920
Income tax effect		(378,378)	(183,898)

		1,185,168	576,022

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		22,169	(437)
Income tax effect		—	107

		22,169	(330)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(17,150)	(23,616)
Income tax effect		4,150	5,714

		(13,000)	(17,902)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		25,235	15,040
Income tax effect		(6,107)	(3,640)

		19,128	11,400

	~~W~~	1,213,465	569,190

(*1)	The amount includes ~~W~~7,104 million of accumulated other comprehensive income relating to available-for-sale financial assets that are reclassified to assets held for sale as of December 31, 2016.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2016 and 2015 are as follows:

	2016
	January 1, 2016		Increase (Decrease)	Tax Effect	December 31, 2016
Valuation gain on available-for-sale financial assets	~~W~~	576,022	803,626	(194,480)	1,185,168
Exchange differences on translation of foreign operations		(330)	22,606	(107)	22,169
Valuation loss on cash flow hedge		(17,902)	6,466	(1,564)	(13,000)
Remeasurements of defined benefit liabilities		11,400	10,195	(2,467)	19,128

	~~W~~	569,190	842,893	(198,618)	1,213,465

	2015
	January 1, 2015		Increase (Decrease)	Tax Effect	December 31, 2015
Valuation gain on available-for-sale financial assets	~~W~~	815,600	(316,064)	76,486	576,022
Exchange differences on translation of foreign operations		(28,365)	36,984	(8,949)	(330)
Valuation loss on cash flow hedge		(13,866)	(5,323)	1,287	(17,902)
Remeasurements of defined benefit liabilities		45,053	(44,397)	10,744	11,400

	~~W~~	818,422	(328,800)	79,568	569,190

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Legal reserve	~~W~~	3,578,770	5,473,906
Voluntary reserve
Regulatory reserve for credit losses		1,370,828	1,370,828
Accumulated deficits		(3,641,098)	(1,895,136)

	~~W~~	1,308,500	4,949,598

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

23. Equity, Continued

(ii) Changes in legal reserve for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	5,473,906	5,400,519
Transfer from unappropriated retained earnings		—	73,387
Coverage of deficits		(1,895,136)	—

Ending balance	~~W~~	3,578,770	5,473,906

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	(1,895,136)	183,469
Transfer from (contribution to) legal reserve		1,895,136	(73,387)
Contribution to regulatory reserve for credit losses		—	(63,903)
Dividends		—	(46,179)
Loss for the year		(3,641,098)	(1,895,136)

Ending balance	~~W~~	(3,641,098)	(1,895,136)

(iv)	Statements of disposal of deficits for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
I. Accumulated deficits:
Unappropriated retained earning carried forward from the prior year	~~W~~	—	—
Loss for the year		(3,641,098)	(1,895,136)

		(3,641,098)	(1,895,136)

II. Disposal of deficits:
Transfer from legal reserve		(3,578,770)	(1,895,136)
Transfer from regulatory reserve for credit losses		(62,328)	—

		(3,641,098)	(1,895,136)

III. Accumulated deficits to be carried over to subsequent year	~~W~~	—	—

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

23. Equity, Continued

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulation on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Beginning balance	~~W~~	1,370,828	1,370,828
Planned reversal of regulatory reserve for credit losses(*1)		(62,328)	—

Ending balance	~~W~~	1,308,500	1,370,828

(*1)	It is planned to be reversed to cover deficits.

(ii)	Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Loss for the year	~~W~~	(3,641,098)	(1,895,136)
Required reversal of regulatory reserve for credit losses(*1)		62,328	—

Loss after adjusting regulatory reserve for credit losses	~~W~~	(3,578,770)	(1,895,136)

Loss per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	(1,033)	(567)

(*1)	It is required to be reversed to cover deficits.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

24. Net Interest Income

Net interest income for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Interest income:
Due from banks	~~W~~	32,495	38,084
Financial assets held for trading		52,965	53,300
Available-for-sale financial assets		566,266	656,971
Held-to-maturity financial assets		1,046	1,125
Loans		4,361,244	4,740,953

		5,014,016	5,490,433

Interest expense:
Financial liabilities designated at fair value through profit or loss		(73,259)	(66,957)
Deposits		(579,844)	(728,964)
Borrowings		(280,052)	(225,573)
Debentures		(2,656,481)	(2,890,720)

		(3,589,636)	(3,912,214)

	~~W~~	1,424,380	1,578,219

Interest received from impaired assets relating to loan receivables for the years ended December 31, 2016 and 2015 were ~~W~~176,385 million and ~~W~~131,494 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

25. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Fees and commission income:
Loan commissions	~~W~~	194,667	216,624
Underwriting and investment consulting commissions		146,034	184,338
Brokerage and agency commissions		7,800	14,923
Trust and retirement pension plan commissions		24,736	39,832
Fees on asset management		2,060	1,047
Other fees		69,218	96,466
		444,515	553,230
Fees and commission expenses:
Brokerage and agency fees		(12,695)	(10,880)
Other fees		(30,848)	(22,556)

		(43,543)	(33,436)

	~~W~~	400,972	519,794

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

26. Dividend Income

Dividend income for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Financial assets held for trading	~~W~~	177	322
Available-for-sale financial assets		173,472	203,594
Investments in subsidiaries and associates		1,023,773	411,426

	~~W~~	1,197,422	615,342

27. Net Loss on Financial Assets Held for Trading

Net loss on financial assets held for trading for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Gains on financial assets held for trading:
Gains on sale	~~W~~	18,332	21,994
Gains on valuation		1,279	711

		19,611	22,705

Losses on financial assets held for trading:
Losses on sale		(35,033)	(34,123)
Losses on valuation		(5,496)	(5,329)
Purchase related expenses		(164)	(248)

		(40,693)	(39,700)

	~~W~~	(21,082)	(16,995)

28. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) on financial liabilities designated at fair value through profit or loss (FVTPL) for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	6,051	3,554
Gains on valuation		60,319	3,315

		66,370	6,869

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(370)	(588)
Losses on valuation		—	(32,740)

		(370)	(33,328)

	~~W~~	66,000	(26,459)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

29. Net Gain on Available-for-Sale Financial Assets

Net gain on available-for-sale financial assets for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	461,678	489,858
Reversal of impairment losses		13,083	43,898

		474,761	533,756

Losses on available-for-sale financial assets:
Losses on sale		(31,220)	(38,425)
Impairment losses		(195,338)	(264,711)

		(226,558)	(303,136)

	~~W~~	248,203	230,620

30. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	2,245,469	2,331,822
Currency		8,535,974	5,772,460
Stock		8,233	3,147
Commodity		48,627	103,172
Embedded derivatives		32,038	96,411
Gains on adjustment of derivatives		11,914	5,045

		10,882,255	8,312,057

Losses on trading purpose derivatives:
Interest		(2,281,674)	(2,321,747)
Currency		(8,015,843)	(5,501,632)
Stock		(7,251)	(2,923)
Commodity		(48,525)	(102,714)
Embedded derivatives		(160,928)	(12,760)
Losses on adjustment of derivatives		(80,790)	(42,044)

		(10,595,011)	(7,983,820)

		287,244	328,237

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

30. Net Gain (Loss) on Derivatives, Continued

	2016		2015
Net loss on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		46,905	75,235
Currency		352,141	391,317
Gains on adjustment of derivatives		1,042	1,859

		400,088	468,411

Losses on hedging purpose derivatives:
Interest		(323,839)	(148,267)
Currency		(594,777)	(929,301)
Losses on adjustment of derivatives		(333)	(494)

		(918,949)	(1,078,062)

		(518,861)	(609,651)

Net gain on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		487,623	299,905
Gains on redemption		41,373	176,318

		528,996	476,223

Losses on fair value hedged items:
Losses on valuation		(178,595)	(305,920)
Losses on redemption		(62,435)	(38,297)

		(241,030)	(344,217)

		287,966	132,006

	~~W~~	56,349	(149,408)

Related with cash flow hedge, the Bank recognized ~~W~~13 million of gain and ~~W~~123 million of loss in the statement of comprehensive income as the ineffective portion for the years ended December 31, 2016 and 2015, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

31. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Net loss on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	738,573	784,951
Losses on foreign exchange transactions		(847,171)	(841,727)

		(108,598)	(56,776)

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		1,456,881	2,558,672
Losses on foreign exchange translations		(1,614,658)	(2,229,933)

		(157,777)	328,739

	~~W~~	(266,375)	271,963

32. Other Operating Expense, net

Other operating income (expense) for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Other operating income:
Gains on sale of loans	~~W~~	113,872	103,509
Gains on disposal of investments in subsidiaries and associates		466,830	1,148
Reversal of provisions		130,677	6,963
Others		22,393	101,053

		733,772	212,673

Other operating expenses:
Losses on sale of loans		(195,356)	(302,034)
Provision for credit losses		(178,732)	(3,526)
Losses on disposal of investments in subsidiaries and associates		(3,578)	(19,582)
Provision for other losses		(530,589)	(404,949)
Insurance expenses		(57,845)	(58,808)
Contribution to credit guarantee fund		(140,174)	(131,137)
Educational taxes		(40,904)	(43,183)
Foreign security contributions		(3,231)	(17,509)
Others		(28,085)	(20,180)

		(1,178,494)	(1,000,908)

	~~W~~	(444,722)	(788,235)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

33. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Employee benefits:
Short-term employee benefits	~~W~~	352,213	317,588
Defined benefit costs		41,185	37,363
Defined contribution costs		3,541	1,462

		396,939	356,413

Depreciation and amortization:
Depreciation of property and equipment		31,911	33,694
Amortization of intangible assets		27,376	29,885

		59,287	63,579

Other:
Employee welfare benefits		27,784	26,258
Rent expenses		28,978	27,115
Taxes and dues		22,887	22,310
Advertising expenses		17,790	18,996
Electronic data processing expenses		60,829	57,119
Fees and charges		25,565	28,063
Others		41,842	44,144

		225,675	224,005

	~~W~~	681,901	643,997

34. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Other non-operating income:
Gain on disposal of assets held for sale	~~W~~	533,530	—
Gain on disposal of property and equipment		301	78
Rental income on investment property		1,431	1,248
Others		2,771	4,304

		538,033	5,630

Other non-operating expenses:
Impairment loss on assets held for sale		(13,761)	—
Losses on disposal of property and equipment		(166)	(92)
Depreciation of investment property		(1,841)	(1,507)
Impairment loss on intangible assets		—	(11)
Donations		(2,317)	(8,947)
Others		(2,730)	(1,683)

		(20,815)	(12,240)

	~~W~~	517,218	(6,610)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

35. Income Tax Benefit

(1)	Income tax benefit for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Current income tax(*1)	~~W~~	169,011	(81,556)
Changes in deferred income taxes on temporary differences		(223,435)	(463,670)
Deferred income tax recognized directly to equity		(198,618)	79,568

Income tax benefit	~~W~~	(253,042)	(465,658)

(*1)	Includes changes such as those that arise from final tax returns.

(2)	Loss before income taxes and income tax benefit for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Loss before income taxes	~~W~~	(3,894,140)	(2,360,794)
Income taxes calculated using enacted tax rates		(941,920)	(571,312)
Adjustments:
Non-deductible losses and tax free gains		(79,008)	(7,240)
Non-recognition effect of deferred income taxes		722,078	150,290
Net adjustments for prior year		16,927	(39,107)
Others		28,881	1,711

		688,878	105,654

Income tax benefit	~~W~~	(253,042)	(465,658)

Effective tax rate		—	—

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

35. Income Tax Benefit, Continued

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2016 and 2015 are as follows:

	2016
	January 1, 2016(*1)		Decrease	Increase	December 31, 2016	Deferred tax assets (liabilities)
Derivatives	~~W~~	(222,474)	(222,474)	237,144	237,144	57,389
Investments in subsidiaries and associates		(10,905,534)	(659,036)	3,140,635	(7,105,863)	(2,319,563)
Gains on fair value hedged items valuation		(284,952)	(284,952)	(451,203)	(451,203)	(109,191)
Losses on foreign exchange translation for hedged liabilities		618,458	618,458	407,027	407,027	98,501
Impairment losses on debt securities		378,394	157,089	63,310	284,615	68,877
Impairment losses on equity securities		1,039,495	441,188	88,644	686,951	147,945
Defined benefit obligation		252,238	8,185	34,277	278,330	67,356
Plan assets		(229,504)	(8,185)	(43,803)	(265,122)	(64,160)
Financial assets held for trading		(62,742)	(1,592)	(20,027)	(81,177)	(19,645)
Available-for-sale financial assets		(149,965)	—	(10,589)	(160,554)	(3,271)
Write-off		1,912,872	293,582	1,934,014	3,553,304	667,019
Provisions		162,579	669,280	1,239,175	732,474	177,259
Property impairment losses		7,322	173	—	7,149	1,730
Accrued dividends		1,710	1,710	—	—	—
Loan origination fees		(7,470)	(7,470)	(4,770)	(4,770)	(1,154)
Gains on sales of loans		(35,089)	(8,729)	(13,501)	(39,861)	(9,646)
Others		1,796,611	2,298,204	503,515	1,922	(51,447)

		(5,728,051)	3,295,431	7,103,848	(1,919,634)	(1,292,001)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		564,390	—	2,876,993	3,441,383	—

	~~W~~	(5,163,661)	3,295,431	9,980,841	1,521,749	(1,292,001)

(*1)	Temporary differences as of January 1, 2016 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

35. Income Tax Benefit, Continued

	2015
	January 1, 2015(*1)		Decrease	Increase	December 31, 2015	Deferred tax assets (liabilities)
Derivatives	~~W~~	(149,023)	(149,023)	(222,474)	(222,474)	(53,839)
Investments in subsidiaries and associates		(12,131,939)	2,346	664,361	(11,469,924)	(2,756,990)
Gains on fair value hedged items valuation		(483,771)	(483,771)	(284,952)	(284,952)	(68,958)
Losses on foreign exchange translation for hedged liabilities		845,527	845,527	618,458	618,458	149,667
Impairment losses on debt securities		283,129	28,035	123,300	378,394	91,571
Impairment losses on equity securities		1,546,799	616,119	108,815	1,039,495	251,558
Defined benefit obligation		179,992	13,542	85,317	251,767	60,927
Plan assets		(167,145)	(13,542)	(75,901)	(229,504)	(55,540)
Financial assets held for trading		(70,457)	(9,307)	(1,592)	(62,742)	(15,184)
Available-for-sale financial assets		(149,965)	—	—	(149,965)	(36,291)
Write-off		1,823,176	65,470	131,943	1,889,649	457,295
Provisions		(183,001)	323,700	669,280	162,579	39,344
Property impairment losses		7,494	172	—	7,322	1,772
Accrued dividends		1,710	—	—	1,710	414
Loan origination fees		(12,426)	(12,426)	(7,470)	(7,470)	(1,808)
Gains on sales of loans		(471,646)	(422,284)	14,273	(35,089)	(8,491)
Others		220,477	272,863	1,825,597	1,773,211	429,117

		(8,911,069)	1,077,421	3,648,955	(6,339,535)	(1,515,436)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		90,016	5,630	480,004	564,390	—

	~~W~~	(8,821,053)	1,083,051	4,128,959	(5,775,145)	(1,515,436)

(*1)	Temporary differences as of January 1, 2015 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

35. Income Tax Benefit, Continued

(4)	Changes in deferred income taxes recognized directly to equity for the years ended December 31, 2016 and 2015 are as follows:

	2016
	December 31, 2016		Deferred tax assets (liabilities)	December 31, 2015	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	1,185,168	(378,378)	576,022	(183,898)	(194,480)
Exchange differences on translation of foreign operations		22,169	—	(330)	107	(107)
Losses on valuation of cash flow hedge		(13,000)	4,150	(17,902)	5,714	(1,564)
Remeasurements of defined benefit liabilities		19,128	(6,107)	11,400	(3,640)	(2,467)

	~~W~~	1,213,465	(380,335)	569,190	(181,717)	(198,618)

	2015
	December 31, 2015		Deferred tax assets (liabilities)	December 31, 2014	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	576,022	(183,898)	815,600	(260,384)	76,486
Exchange differences on translation of foreign operations		(330)	107	(28,365)	9,056	(8,949)
Losses on valuation of cash flow hedge		(17,902)	5,714	(13,866)	4,427	1,287
Remeasurements of defined benefit liabilities		11,400	(3,640)	45,053	(14,384)	10,744

	~~W~~	569,190	(181,717)	818,422	(261,285)	79,568

36. Loss per Share

(1) Basic loss per share

The Bank’s basic loss per share for the years ended December 31, 2016 and 2015 are computed as follows:

(i) Basic loss per share

	2016		2015
Loss attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	(3,641,097,648,004)	(1,895,136,057,191)
Weighted average number of ordinary shares outstanding (B)		3,464,257,965	3,342,071,549

Basic loss per share (A/B) (in won)	~~W~~	(1,051)	(567)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

36. Loss per Share, Continued

(ii) Weighted average number of ordinary shares outstanding

	2016
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,447,079,768	366	1,261,631,195,088
Increased paid-in capital (B)	10,000,000	156	1,560,000,000
Increased paid-in capital (C)	49,540,000	93	4,607,220,000
Increased paid-in capital (D)	2,000,000	60	120,000,000

Cumulative shares (E=A+B+C+D)			1,267,918,415,088

Weighted average number of ordinary shares outstanding (E/366)			3,464,257,965

	2015
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,036,079,768	365	1,108,169,115,320
Increased paid-in capital (B)	400,000,000	275	110,000,000,000
Increased paid-in capital (C)	8,000,000	176	1,408,000,000
Increased paid-in capital (D)	3,000,000	93	279,000,000

Cumulative shares (E=A+B+C+D)			1,219,856,115,320

Weighted average number of ordinary shares outstanding (E/365)			3,342,071,549

(2) Diluted loss per share

Diluted and basic earnings loss per share for the years ended December 31, 2016 and 2015 are equal because there is no potential dilutive instrument.

37. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2016 and 2015 are as follows:

	December 31, 2016			December 31, 2015
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*1)	~~W~~	6,495,857	2,396,388	9,462,635	6,119,412

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

38. Guarantees and Commitments

Guarantees and commitments as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	656,295	773,938
Guarantees for bond issuance		1,727,380	1,707,829
Guarantees for loans		899,924	1,234,382
Acceptances for foreign loans		200	607
Letter of guarantee		46,599	32,661
Guarantees for on-lending debt		46,719	83,906
Others		6,723,376	6,130,706

		10,100,493	9,964,029

Unconfirmed acceptances and guarantees:
Letter of credit		2,368,186	2,048,160
Others		2,164,945	4,329,573

		4,533,131	6,377,733

Commitments:
Commitments on loans		5,098,833	5,164,417
Others		2,189,766	2,210,395

		7,288,599	7,374,812

Bills endorsed:
With recourse		1,475	—

	~~W~~	21,923,698	23,716,574

39. Day One Profit or Loss

Changes in deferred day one profit or loss for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Beginning balance	~~W~~	2,507	(23)
New deferrals		115	2,330
Amortization		1,953	478
Others (end of transaction, etc.)		(3,420)	(278)

Ending balance	~~W~~	1,155	2,507

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

40. Trust Accounts

(1)	Trust accounts as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Accrued trust fees	~~W~~	29,172	32,755
Deposits		44,702	421,762
Borrowings from trust accounts		659,568	1,160,613
Accrued interest on deposits		3,075	10,989

(2)	Transactions with trust accounts for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Trust fees	~~W~~	22,715	37,732
Gains on derivatives transactions		—	1,409
Interest expenses on deposits		(5,435)	(39,256)
Interest expenses of borrowings from trust accounts		(13,598)	(14,060)

(3)	The carrying amounts of principals or interest guaranteed money trusts as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Principals guaranteed money trusts	~~W~~	268,072	268,527
Principals and interest guaranteed money trusts		227,960	222,734

	~~W~~	496,032	491,261

Principal of money trusts	~~W~~	461,139	457,377
Trust profit payable		34,893	33,884

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2016 are as follows:

Classification	Corporate name
Subsidiaries	KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Uzbekistan Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Capital Corporation, KDB Infrastructure Investment Asset Management Co., Ltd., Daewoo Shipbuilding & Marine Engineering Co., Ltd., Korea Infrastructure Fund and 3 others, Principals and interests guaranteed trust accounts of KDB, Principals guaranteed trust accounts of KDB, KDB Venture M&A PEF, KDB Turn Around PEF, KDB Consus Value PEF, Components and Materials M&A PEF, KDB Value PEF VI, KDB Value PEF VII, KDB Sigma PEF II, KDB Asia PEF and 2 others, KDBC IP Investment Fund 2, KoFC-KDBC Pioneer Champ 2010-4 venture investment fund, K-Five 4th Securitization Specialty Co., Ltd. and 4 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 40 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Co., Ltd., GM Korea Company, Hyundai Merchant Marine Co., Ltd. and 69 others, Troika Resources Investment PEF and 71 others, Korea Investment Advancing Overseas Fund and 84 others
Others	Key management personnel

(2)	Significant outstanding balances with related parties as of December 31, 2016 and 2015 are as follows:

	Account	December 31, 2016		December 31, 2015
Subsidiaries:
Mirae Asset Daewoo Co., Ltd.(*1)	Derivative financial assets	~~W~~	—	103,306
	Other assets		—	2,273
	Deposits		—	5,571
	Debentures		—	1,331,886
	Derivative financial liabilities		—	89,902
	Other liabilities		—	5,396

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2016		December 31, 2015
KDB Capital Corporation	Loans	~~W~~	134,072	159,016
	Allowance for loan losses		(37)	(47)
	Derivative financial assets		5,870	6,939
	Other assets		271	19
	Deposits		22	4,709
	Derivative financial liabilities		778	—
	Other liabilities		484	538
Multi Asset Global Investments Co., Ltd.(*1)	Deposits		—	182
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		8,135	3,100
	Borrowings		4,800	—
KDB Ireland Ltd.	Loans		329,806	320,797
	Allowance for loan losses		(117)	(116)
	Derivative financial assets		2,905	3,774
	Other assets		368	329
	Derivative financial liabilities		649	116
KDB Bank Europe Ltd.	Cash and due from banks		402,077	474,007
	Loans		12,085	11,720
	Allowance for loan losses		(14)	(13)
	Derivative financial assets		242	907
	Other assets		466	1,093
	Derivative financial liabilities		2,963	5,649
Banco KDB Do Brazil S.A.	Cash and due from banks		120,850	117,200
	Loans		120,850	117,200
	Allowance for loan losses		(135)	(42)
	Other assets		117	290
KDB Asia Ltd.	Cash and due from banks		234,010	192,625
	Loans		48,340	70,320
	Allowance for loan losses		(5)	(8)
	Derivative financial assets		274	1,001
	Other assets		355	366
	Deposits		2	12
	Derivative financial liabilities		32	25

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2016		December 31, 2015
KDB Value PEF VI	Securities	~~W~~	—	50,162
	Loans		1,542,812	1,367,598
	Allowance for loan losses		(1,209)	(3,572)
	Derivative financial assets		25,349	38,740
	Other assets		22,096	26,918
	Allowance for credit losses on other assets		(16)	(67)
	Deposits		28,242	39,363
	Borrowings		25,762	5,762
	Derivative financial liabilities		36,405	41,555
	Other liabilities		92	144
	Other provisions		17	290
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Securities		42,889	43,624
	Loans		2,259,681	2,523,830
	Allowance for loan losses		(564,172)	(12,101)
	Derivative financial assets		231,656	235,699
	Other assets		2,856	2,650
	Deposits		488,196	472,400
	Derivative financial liabilities		1,579	1,961
	Other liabilities		2,566	575
	Other provisions		499,491	28,856
Others	Securities		222,392	229,680
	Loans		234,205	208,405
	Allowance for loan losses		(1,821)	(1,782)
	Derivative financial assets		119,063	28,842
	Other assets		6,655	6,090
	Allowance for credit losses on other assets		(3)	(3)
	Deposits		25,605	31,361
	Derivative financial liabilities		2	1,617
	Other liabilities		558	2,978
	Other provisions		1,388	1,550

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

	Account	December 31, 2016		December 31, 2015
Associates:
Korea Electric Power Co., Ltd.	Securities	~~W~~	171,575	289,432
	Loans		125,666	79,865
	Allowances for loan losses		(42)	(34)
	Derivative financial assets		2,856	2,233
	Other assets		288	309
	Deposits		137,016	68,406
	Borrowings		55,899	—
	Derivative financial liabilities		23,595	8,856
	Other liabilities		687	224
	Other provisions		8	9
Korea Aerospace Industries Co., Ltd.(*1)	Loans		—	99,392
	Allowances for loan losses		—	(53)
	Other assets		—	415
	Deposits		—	390
	Other provisions		—	256
Others	Securities		4,813	4,813
	Loans		3,312,375	5,325,926
	Allowances for loan losses		(641,085)	(2,152,018)
	Derivative financial assets		7,857	112,135
	Other assets		10,970	286
	Deposits		1,281,598	817,722
	Derivative financial liabilities		13,051	3,906
	Other liabilities		2,120	6,644
	Other provisions		97,252	262,552

(*1)	The Bank lost control or significant influence for the year ended December 31, 2016.

(3)	Significant profit or loss from transactions with related parties for the years ended December 31, 2016 and 2015 are as follows:

	Account	2016		2015
Subsidiaries:
Mirae Asset Daewoo Co., Ltd.(*1)	Dividend income	~~W~~	46,359	35,120
	Fees and commission income, other income		97,438	111,917
	Interest expenses		(3,653)	(16,287)
	Other operating expenses		(98,724)	(101,344)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

	Account	2016		2015
KDB Capital Corporation	Interest income	~~W~~	1,368	895
	Dividend income		31,062	30,317
	Reversal of allowance for loan losses		6	—
	Fees and commission income, other income		5,526	14,085
	Provision for loan losses		(96)	(19)
	Other operating expenses		(4,184)	(3,385)
Multi Asset Global Investments Co., Ltd.(*1)	Dividend income		389	389
	Fees and commission income, other income		—	36
	Interest expenses		—	(2)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		5,319	4,208
	Fees and commission income, other income		44	336
	Interest expenses		(17)	(25)
	Other operating expenses		—	(2)
KDB Ireland Ltd.	Interest income		2,869	2,033
	Dividend income		—	2,873
	Reversal of allowance for loan losses		247	76
	Fees and commission income, other income		31	190
	Provision for loan losses		(251)	(134)
	Other operating expenses		(2,281)	(2,231)
KDB Bank Europe Ltd.	Interest income		5,328	4,284
	Reversal of allowance for loan losses		2	45
	Fees and commission income, other income		241	4,751
	Provision for loan losses		(3)	(44)
	Other operating expenses		(3,574)	(10,843)
Banco KDB Do Brazil S.A	Interest income		2,643	794
	Reversal of allowance for loan losses		104	18
	Provision for loan losses		(114)	(24)
	Other operating expenses		(143)	(5)
KDB Asia Ltd.	Interest income		2,623	1,544
	Dividend income		—	8,655
	Reversal of allowance for loan losses		92	97
	Fees and commission income, other income		1,612	1,562
	Interest expenses		—	(1)
	Provision for loan losses		(81)	(91)
	Other operating expenses		(1,103)	(1,202)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

	Account	2016		2015
KDB Value PEF VI	Interest income	~~W~~	48,579	56,817
	Fees and commission income, other income		36,264	58,937
	Interest expenses		(60)	(82)
	Other operating expenses		(18,577)	(28,845)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		140,077	49,434
	Dividend income		—	9,033
	Reversal of allowance for loan losses		—	4,513
	Fees and commission income, other income		146,243	239,845
	Interest expenses		(4,110)	(2,571)
	Provision for loan losses		(568,382)	(17,907)
	Other operating expenses		(589,451)	(36,350)
Others	Interest income		17,044	17,390
	Dividend income		85,655	120,785
	Reversal of allowance for loan losses		7,745	11,558
	Fees and commission income, other income		122,517	49,598
	Interest expenses		(142)	(525)
	Provision for loan losses		(2,219)	(14,510)
	Other operating expenses		(36,428)	(5,473)
Associates:
Korea Electric Power Co., Ltd.	Interest income		8,403	21,218
	Dividend income		654,829	96,087
	Fees and commission income, other income		5,958	4,394
	Interest expenses		(1,820)	(2,732)
	Provision for loan losses		(8)	(6)
	Other operating expenses		(13,745)	(9,440)
Korea Aerospace Industries Co., Ltd.(*1)	Interest income		1,857	5,024
	Dividend income		10,298	6,436
	Fees and commission income, other income		421,394	2,614
	Interest expenses		(22)	(33)
	Provision for loan losses		—	(37)
	Other operating expenses		(625)	(319)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

	Account	2016		2015
Others	Interest income	~~W~~	172,310	274,845
	Dividend income		235,483	176,090
	Fees and commission income, other income		103,743	268,298
	Interest expenses		(7,673)	(6,837)
	Provision for loan losses		(183,482)	(1,629,340)
	Other operating expenses		(167,193)	(245,814)

		~~W~~	713,541	(439,319)

(*1)	Profit or loss incurred while maintaining related party relationships.

(4)	Details of guarantees and commitments to the related parties as of December 31, 2016 and 2015 are as follows:

	Account	December 31, 2016		December 31, 2015
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	210,492	1,000
	Unconfirmed acceptances and guarantees		—	67,156
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,651,426	1,066,762
	Unconfirmed acceptances and guarantees		1,418,367	2,473,623
Others	Loan commitments		439,300	520,000
Associates:
Korea Electric Power Co., Ltd.	Confirmed acceptances and guarantees		—	209,773
Korea Aerospace Industries Co., Ltd.	Confirmed acceptances and guarantees		—	540,169
	Unconfirmed acceptances and guarantees		—	102,843
Others	Confirmed acceptances and guarantees		527,923	1,134,625
	Unconfirmed acceptances and guarantees		180,042	867,998
	Loan commitments		258,519	250,111

		~~W~~	5,686,069	7,234,060

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

41. Related Party Transactions, Continued

(5)	Details of compensation to key management personnel for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Short-term employee benefits	~~W~~	(837)	(1,526)
Post-employment benefits		(42)	(506)

	~~W~~	(879)	(2,032)

(6)	No asset pledged as collaterals to the related parties as of December 31, 2016 exists and details of assets pledged as collaterals to the related parties as of December 31, 2015 are as follows:

	December 31, 2015
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	18,791	18,700	Mirae Asset Daewoo Co., Ltd

(7)	Details of assets pledged as collaterals from the related parties as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	57,021	55,591	KDB Ireland Ltd.

	December 31, 2015
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	74,854	78,055	KDB Ireland Ltd.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Cash and due from banks:
Cash and foreign currencies	~~W~~	61,903	72,512
Due from banks in Korean won		1,793,437	1,368,856
Due from banks in foreign currencies		4,852,379	3,437,522

		6,707,719	4,878,890

Less: Restricted due from banks, others		(2,764,815)	(2,897,554)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		20,083	110,513
Loans:
Call loans		4,772,401	2,676,162
Inter-bank loans		355,461	1,252,868

		5,127,862	3,929,030

		5,147,945	4,039,543

	~~W~~	9,090,849	6,020,879

(2)	Significant transactions not involving cash flows for the years ended December 31, 2016 and 2015 are as follows:

	2016		2015
Decrease in loans due to write-offs	~~W~~	1,445,443	664,836
Increase in available-for-sale financial assets due to debt-to-equity swap		68,079	242,588
Increase of available-for-sale financial assets due to the contribution from the government		—	1,200,000
Increase of investments in associates due to the contribution from the government		—	876,511
Increase (decrease) in accumulated other comprehensive income due to securities valuation		803,626	(316,064)
Deferred income tax effect due to securities valuation		(194,480)	76,486
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		26,868	42,653
Reclassification of loans to investments in subsidiaries and associates		1,339,636	23,708
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		241,027	2,000
Reclassification of investments in subsidiaries and associates to assets held for sale		21,022	1,839,114
Reclassification of available-for-sale financial assets to assets held for sale		28,040	—
Transfer from investment property to property and equipment		—	314
Transfer from property and equipment to investment property		8,137	3,103

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned debt securities that do not qualify for derecognition as of December 31, 2016 and 2015 are as follows:

	December 31, 2016			December 31, 2015
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	2,663,139	1,535,825	2,948,186	2,124,836

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,063,256	726,043	—	1,789,299
Available-for-sale financial assets		4,269,001	20,441,636	11,969,493	36,680,130
Derivative financial assets		104	6,171,456	146,513	6,318,073

	~~W~~	5,332,361	27,339,135	12,116,006	44,787,502

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,893,077	—	1,893,077
Derivative financial liabilities		1,265	6,386,577	14,690	6,402,532

	~~W~~	1,265	8,279,654	14,690	8,295,609

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,077,473	703,261	—	1,780,734
Available-for-sale financial assets		2,576,602	27,627,457	11,087,560	41,291,619
Derivative financial assets		37	5,683,843	73,876	5,757,756

	~~W~~	3,654,112	34,014,561	11,161,436	48,830,109

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,619,439	3,179	1,622,618
Derivative financial liabilities		59	5,553,941	88,363	5,642,363

	~~W~~	59	7,173,380	91,542	7,264,981

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2016 and 2015 are as follows:

	2016
	Financial assets				Financial liabilities
	Available- for-sale financial assets		Derivative financial assets	Total	Financial liabilities designated at FVTPL	Derivative financial liabilities	Total
January 1, 2016	~~W~~	11,087,560	73,876	11,161,436	3,179	88,363	91,542
Profit or loss		(10,505)	(138,283)	(148,788)	—	37,609	37,609
Other comprehensive loss		(28,422)	—	(28,422)	—	—	—
Acquisition / Issue		1,552,657	280,319	1,832,976	—	12,262	12,262
Sale / Settlement		(624,077)	(33,600)	(657,677)	(3,179)	(4,363)	(7,542)
Transfer out		(7,720)	(35,799)	(43,519)	—	(119,181)	(119,181)

December 31, 2016	~~W~~	11,969,493	146,513	12,116,006	—	14,690	14,690

	2015
	Financial assets				Financial liabilities
	Available- for-sale financial assets		Derivative financial assets	Total	Financial liabilities designated at FVTPL	Derivative financial liabilities	Total
January 1, 2015	~~W~~	9,255,532	70,033	9,325,565	4,958	44,906	49,864
Profit or loss		(16,704)	(174,306)	(191,010)	691	(159,147)	(158,456)
Other comprehensive loss		(73,520)	—	(73,520)	—	—	—
Acquisition / Issue		2,378,755	244,718	2,623,473	—	208,704	208,704
Sale / Settlement		(456,503)	(66,569)	(523,072)	(2,470)	(6,100)	(8,570)

December 31, 2015	~~W~~	11,087,560	73,876	11,161,436	3,179	88,363	91,542

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2016 and 2015 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivative financial instruments:
Interest rate swaps	Discounted cash flow method,	Discount rate,
Currency forwards and swaps	Black-Scholes model,	exchange rate,
Currency options	Modified Black model,	volatility,
Commodities options	Formula model	commodity index, etc.
Financial liabilities designated at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(iv) Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2016 and 2015 are as follows:

December 31, 2016
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.26 ~ 20.60
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in	—
	value approach	liquidation value
		Rate of increase in	—
property disposal price
Discount rate of rent
		cash flow	8.27 ~ 8.89
		Volatility	18.12 ~ 28.06
Derivative financial instruments:
Interest rate swaps	Discounted cash flow	Volatility	26.30 ~ 33.10
	method	Correlation coefficient	(-)0.58 ~ 0.96
Interest rate options	Modified Black model	Volatility	26.30 ~ 33.10
Stock index options	Black-Scholes model	Volatility	9.20 ~ 21.70
Equity options	Finite difference	Volatility	15.74 ~ 74.16
	method	Correlation coefficient	(-)0.02 ~ 0.80

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2015
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	2.93 ~ 28.00
	method	Growth rate	—
Rate of increase in
		liquidation value	—
		Rate of increase in property disposal price	1.80
		Discount rate of rent cash flow	8.01
		Volatility	8.20 ~ 22.19
Derivative financial instruments:
Interest rate swaps	Discounted cash flow	Volatility	19.69 ~ 26.33
	method	Correlation coefficient	0.02 ~ 0.97
Interest rate options	Modified Black model	Volatility	19.69 ~ 26.33
Stock index options	Black-Scholes model	Volatility	15.36 ~ 87.44
Equity options	Finite difference	Volatility	15.36 ~ 87.44
	method	Correlation coefficient	(-)0.02 ~ 0.70
Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	15.36 ~ 87.44
	method	Correlation coefficient	(-)0.02 ~ 0.70

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2016 and 2015 is as follows:

	December 31, 2016
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale equity securities(*1)	~~W~~	—	—	1,296,266	(342,805)
Derivatives financial instruments(*2)		10,786	(9,192)	—	—

	~~W~~	10,786	(9,192)	1,296,266	(342,805)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2015
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale equity securities(*1)	~~W~~	—	—	1,178,299	(331,081)
Derivatives financial instruments(*2)		4,479	(7,775)	—	—
Financial liabilities designated at FVTPL(*2)		57	(71)	—	—

	~~W~~	4,536	(7,846)	1,178,299	(331,081)

(*1)	Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.
(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	3,942,904	2,764,815	—	6,707,719
Held-to-maturity financial assets		3,957	12,135	—	16,092
Loans(*1)		—	4,772,401	135,360,423	140,132,824
Other financial assets(*1)		—	5,488,152	737,914	6,226,066

	~~W~~	3,946,861	13,037,503	136,098,337	153,082,701

Financial liabilities:
Deposits(*1)	~~W~~	—	1,397,243	36,309,655	37,706,898
Borrowings(*1)		—	4,050,754	19,660,704	23,711,458
Debentures		—	118,396,201	—	118,396,201
Other financial liabilities(*1)		—	4,469,999	2,529,908	6,999,907

	~~W~~	—	128,314,197	58,500,267	186,814,464

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	1,981,336	2,897,442	—	4,878,778
Held-to-maturity financial assets		5,473	23,647	—	29,120
Loans(*1)		—	2,676,162	138,057,318	140,733,480
Other financial assets(*1)		—	5,213,745	750,890	5,964,635

	~~W~~	1,986,809	10,810,996	138,808,208	151,606,013

Financial liabilities:
Deposits(*1)	~~W~~	—	1,295,733	38,681,114	39,976,847
Borrowings(*1)		—	2,557,451	21,961,522	24,518,973
Debentures		—	117,035,204	—	117,035,204
Other financial liabilities(*1)		—	5,066,290	3,128,692	8,194,982

	~~W~~	—	125,954,678	63,771,328	189,726,006

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed by fair value.

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of December 31, 2016 and 2015 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, other spread, prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,942,904	—	—	—	—	2,764,815	—	—	6,707,719
Financial assets held for trading		20,083	1,769,216	—	—	—	—	—	—	1,789,299
Available-for- sale financial assets		—	—	—	36,680,130	—	—	—	—	36,680,130
Held-to-maturity financial assets		—	—	—	—	15,867	—	—	—	15,867
Loans		5,127,862	—	—	—	—	132,613,010	—	—	137,740,872
Derivative financial assets		—	5,704,728	—	—	—	—	—	613,345	6,318,073
Other financial assets		—	—	—	—	—	6,212,830	—	—	6,212,830

	~~W~~	9,090,849	7,473,944	—	36,680,130	15,867	141,590,655	—	613,345	195,464,790

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,893,077	—	—	—	—	—	1,893,077
Deposits		—	—	—	—	—	—	37,677,803	—	37,677,803
Borrowings		—	—	—	—	—	—	23,599,957	—	23,599,957
Debentures		—	—	—	—	—	—	117,186,901	—	117,186,901
Derivative financial liabilities		—	5,368,664	—	—	—	—	—	1,033,868	6,402,532
Other financial liabilities		—	—	—	—	—	—	6,999,884	—	6,999,884

	~~W~~	—	5,368,664	1,893,077	—	—	—	185,464,545	1,033,868	193,760,154

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2015
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	1,981,336	—	—	—	—	2,897,442	—	—	4,878,778
Financial assets held for trading		110,513	1,670,221	—	—	—	—	—	—	1,780,734
Available-for- sale financial assets		—	—	—	41,291,619	—	—	—	—	41,291,619
Held-to-maturity financial assets		—	—	—	—	28,560	—	—	—	28,560
Loans		3,929,030	—	—	—	—	132,860,619	—	—	136,789,649
Derivative financial assets		—	4,981,506	—	—	—	—	—	776,250	5,757,756
Other financial assets		—	—	—	—	—	5,956,547	—	—	5,956,547

	~~W~~	6,020,879	6,651,727	—	41,291,619	28,560	141,714,608	—	776,250	196,483,643

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,622,618	—	—	—	—	—	1,622,618
Deposits		—	—	—	—	—	—	39,934,892	—	39,934,892
Borrowings		—	—	—	—	—	—	24,400,590	—	24,400,590
Debentures		—	—	—	—	—	—	116,894,020	—	116,894,020
Derivative financial liabilities		—	4,688,497	—	—	—	—	—	953,866	5,642,363
Other financial liabilities		—	—	—	—	—	—	8,194,931	—	8,194,931

	~~W~~	—	4,688,497	1,622,618	—	—	—	189,424,433	953,866	196,689,414

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	6,318,073	—	6,318,073	3,395,332	—	2,922,741
Unsettled spot exchange receivables(*1)		4,187,417	—	4,187,417	4,186,354	—	1,063
Unsettled domestic exchange receivables		2,593,428	1,282,175	1,311,253	—	—	1,311,253
Security pledged as collateral for repurchase agreements		2,663,139	—	2,663,139	1,535,825	—	1,127,314
Reverse repurchase agreements\		554,855	—	554,855	554,855	—	—
Receivables from securities transaction		17,038	—	17,038	17,038	—	—

	~~W~~	16,333,950	1,282,175	15,051,775	9,689,404	—	5,362,371

	December 31, 2016
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	6,402,532	—	6,402,532	3,773,532	—	2,629,000
Unsettled spot exchange payables(*1)		4,187,232	—	4,187,232	4,186,354	—	878
Unsettled domestic exchange payables		1,575,478	1,282,175	293,303	—	—	293,303
Repurchase agreements		1,535,825	—	1,535,825	1,535,825	—	—
Payables from securities transaction		6,345	—	6,345	6,345	—	—

	~~W~~	13,707,412	1,282,175	12,425,237	9,502,056	—	2,923,181

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2015
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	5,757,756	—	5,757,756	3,469,468	—	2,288,288
Unsettled spot exchange receivables(*1)		4,647,121	—	4,647,121	4,480,782	—	166,339
Unsettled domestic exchange receivables		1,975,610	1,408,986	566,624	—	—	566,624
Security pledged as collateral for repurchase agreements		2,948,186	—	2,948,186	2,124,836	—	823,350
Reverse repurchase agreements\		434,854	—	434,854	434,854	—	—
Receivables from securities transaction		34,008	—	34,008	34,008	—	—

	~~W~~	15,797,535	1,408,986	14,388,549	10,543,948	—	3,844,601

	December 31, 2015
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	5,642,363	—	5,642,363	4,038,156	—	1,604,207
Unsettled spot exchange payables(*1)		4,647,945	—	4,647,945	4,480,782	—	167,163
Unsettled domestic exchange payables		1,827,331	1,408,986	418,345	—	—	418,345
Repurchase agreements		2,124,836	—	2,124,836	2,124,836	—	—
Payables from securities transaction		30,356	—	30,356	30,356	—	—

	~~W~~	14,272,831	1,408,986	12,863,845	10,674,130	—	2,189,715

(*1)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

47. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Business	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2016 and 2015 are as follows:

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	537,928	(1,222,362)	31,688	(617,727)	(1,270,473)
Operating income (loss) from intersegment transactions		(39,191)	(517,813)	—	557,004	—

	~~W~~	498,737	(1,740,175)	31,688	(60,723)	(1,270,473)

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	(289,108)	(1,691,659)	41,028	720,485	(1,219,254)
Operating income (loss) from intersegment transactions		(7,434)	484,402	—	(476,968)	—

	~~W~~	(296,542)	(1,207,257)	41,028	243,517	(1,219,254)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

47. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2016 and 2015 are as follows:

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income (loss)	~~W~~	1,624,666	(254,968)	14,355	40,327	1,424,380
Non-interest income (loss) Income related to securities(*1)		170,431	30,681	—	26,009	227,121
Other non-interest income (loss)		295,186	1,520,384	26,849	(108,329)	1,734,090

		465,617	1,551,065	26,849	(82,320)	1,961,211
Provision for loan losses and others(*2)		(1,033,129)	(2,931,615)	—	(9,419)	(3,974,163)
General and administrative expenses		(558,417)	(104,657)	(9,516)	(9,311)	(681,901)

Operating income (loss)	~~W~~	498,737	(1,740,175)	31,688	(60,723)	(1,270,473)

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,182,833	150,285	9,426	235,675	1,578,219
Non-interest income related to securities(*1)		(75,572)	182,139	—	107,058	213,625
Other non-interest income (loss)		593,920	526,572	41,435	(83,258)	1,078,669

		518,348	708,711	41,435	23,800	1,292,294
Provision for loan losses and others(*2)		(1,465,860)	(1,978,482)	—	(1,428)	(3,445,770)
General and administrative expenses		(531,863)	(87,771)	(9,833)	(14,530)	(643,997)

Operating income (loss)	~~W~~	(296,542)	(1,207,257)	41,028	243,517	(1,219,254)

(*1)	Income related to securities is composed of net gain (loss) on financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and provision for other losses.

(4)	Geographical revenue information for the years ended December 31, 2016 and 2015 and the geographical non-current asset information as of December 31, 2016 and 2015 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2016		2015	December 31, 2016	December 31, 2015
Domestic	~~W~~	18,079,228	16,548,513	23,492,323	25,901,145
Overseas		628,313	676,710	6,931	4,718

	~~W~~	18,707,541	17,225,223	23,499,254	25,905,863

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

47. Operating Segments, Continued

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments., and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2016, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	The improvement of management system and the limit setting on country-specific exposure
•	The emergency financing plan for the year

•	Major reporting

•	Resolutions from the Credit Committee on the quarterly basis

•	Integrated crisis analysis on the semi-annually basis

•	Allocation and management standards of internal capital limits

•	The result of the simulation of the Business Continuity Plan

•	The result of regular corporate credit ratings

•	Promoting application system reorganization based on regulation change of BIS Credit risk calculation

•	The result of verifications on risk parameters, etc.

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

(vi) Risk management reporting and measuring system

The Bank endeavors consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010 Mar. 2012	Calculate corporate credit rating Corporate credit rating system build- up based on K-IFRS
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch RS Model Murex M/O	Jun. 2002 Sep. 2012 Apr. 2013	Summarize position, manage exposure limits and calculate Market VaR Calculate regulatory capital (Standardized Approach) Supplementing RiskWatch in calculating VaR
Interest/Liquidity Risk Management System	OFSA Fermat	Feb. 2006 Mar. 2014	Calculate repricing gap, duration gap, VaR and EaR System improvement and Basel 3 liquidity regulation system
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage process and calculate CSA, KRI and OP VaR Pre-operate the AMA
BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk- weighted assets

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

In addition, the Bank is responding to revised standards such as capital requirements for banks’ equity investments in funds, which will take effect in 2017, and the Standardized Approach for measuring counterparty credit risk (SA-CCR), which will take effect in 2018.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as four stages of ‘normal-aggravation-pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans as of December 31, 2016 and 2015 are as follows:

	December 31, 2016		December 31, 2015
Neither past due nor impaired	~~W~~	135,713,296	134,014,882
Past due but not impaired		110,074	402,789
Impaired		5,497,791	6,550,658

		141,321,161	140,968,329
Allowance for loan losses		(3,313,404)	(4,159,300)
Present value discount		(269,116)	(23,361)
Deferred loan origination costs and fees		2,231	3,981

Net value	~~W~~	137,740,872	136,789,649

Ratio of allowance for loan losses to total loans		2.34%	2.95%

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Loans that are neither past due nor impaired as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~ 41,669,296	49,112,728	4,323,484	24,943,999	1,414,037	10,323,134	131,786,678
CCC ~ CC	1,308,981	224,566	—	1,423,125	506,130	463,816	3,926,618
C ~ D	—	—	—	—	—	—	—

	~~W~~42,978,277	49,337,294	4,323,484	26,367,124	1,920,167	10,786,950	135,713,296

	December 31, 2015
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~ 40,681,107	50,093,508	4,593,050	25,825,636	2,005,386	7,815,902	131,014,589
CCC ~ CC	951,916	421,343	—	828,807	572,936	225,291	3,000,293
C ~ D	—	—	—	—	—	—	—

	~~W~~41,633,023	50,514,851	4,593,050	26,654,443	2,578,322	8,041,193	134,014,882

Loans that are past due but not impaired as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	19,149	37,063	4,749	20,905	—	27	81,893
30 ~ 60 days		3,049	6,102	101	—	10,310	—	19,562
60 ~ 90 days		397	7,947	22	—	—	253	8,619

	~~W~~	22,595	51,112	4,872	20,905	10,310	280	110,074

	December 31, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	102,076	80,252	10,805	172,469	2,000	9,273	376,875
30 ~ 60 days		6,478	11,920	1,019	—	—	212	19,629
60 ~ 90 days		65	6,220	—	—	—	—	6,285

	~~W~~	108,619	98,392	11,824	172,469	2,000	9,485	402,789

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Impaired loans as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Individual assessment	~~W~~	2,243,062	1,075,058	—	776,764	408,473	689,485	5,192,842
Collective assessment		149,618	59,379	2,459	65,807	2,255	25,431	304,949

	~~W~~	2,392,680	1,134,437	2,459	842,571	410,728	714,916	5,497,791

	December 31, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Individual assessment	~~W~~	3,658,942	1,164,279	—	50,476	578,674	854,150	6,306,521
Collective assessment		96,906	25,499	4,770	85,769	5,804	25,389	244,137

	~~W~~	3,755,848	1,189,778	4,770	136,245	584,478	879,539	6,550,658

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (SA)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (ECAI). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2016.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA (*1)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment are less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Exposure after credit risk mitigation by asset type as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	14,368,761	—	14,368,761
Bank		19,094,357	—	19,094,357
Corporate		134,968,173	(373,757)	134,594,416
Stock		31,017,838	—	31,017,838
Indirect investments		4,997,605	—	4,997,605
Asset securitization		5,485,028	—	5,485,028
Over-the-counter derivatives		11,149,751	(5,693,790)	5,455,961
Retail assets		2,475,355	(7,186)	2,468,169
Others		45,113,990	(601,491)	44,512,499

	~~W~~	268,670,858	(6,676,224)	261,994,634

	December 31, 2015
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	17,272,360	—	17,272,360
Bank		17,462,101	—	17,462,101
Corporate		139,519,518	(434,529)	139,084,989
Stock		31,389,938	—	31,389,938
Indirect investments		4,499,295	—	4,499,295
Asset securitization		4,848,090	—	4,848,090
Over-the-counter derivatives		9,983,539	(5,453,988)	4,529,551
Retail assets		3,112,058	(12,911)	3,099,147
Others		64,135,227	(1,432,694)	62,702,533

	~~W~~	292,222,126	(7,334,122)	284,888,004

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the same grade. Thus, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,773,656	107,417	218,332	729,130	4,828,535
Available-for-sale financial assets:
Bonds (excluding government and public bonds)		11,709,024	721,151	677,401	347,733	13,455,309
Held-to-maturity financial assets:
Bonds (excluding government and public bonds)		—	—	—	12,135	12,135
Loans		131,765,403	815,448	782,621	4,598,044	137,961,516
Derivative financial assets		606,238	6,534	—	1,062	613,834
Other financial assets		6,330,606	15,805	9,617	80,940	6,436,968

		154,184,927	1,666,355	1,687,971	5,769,044	163,308,297

Guarantees		14,220,608	—	229,697	184,794	14,635,099
Commitments		6,677,563	49,998	160,787	400,251	7,288,599

		20,898,171	49,998	390,484	585,045	21,923,698

	~~W~~	175,083,098	1,716,353	2,078,455	6,354,089	185,231,995

	December 31, 2015
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,145,914	86,846	142,298	1,063,360	3,438,418
Available-for-sale financial assets:
Bonds (excluding government and public bonds)		14,541,790	763,321	637,429	421,890	16,364,430
Held-to-maturity financial assets:
Bonds (excluding government and public bonds)		—	—	—	23,648	23,648
Loans		131,001,756	427,836	535,783	4,395,855	136,361,230
Derivative financial assets		774,500	1,579	—	1,617	777,696
Other financial assets		5,818,154	40,249	7,046	167,223	6,032,672

		154,282,114	1,319,831	1,322,556	6,073,593	162,998,094

Guarantees		15,889,842	—	215,784	236,137	16,341,763
Commitments		6,773,318	24,584	225,105	351,804	7,374,811

		22,663,160	24,584	440,889	587,941	23,716,574

	~~W~~	176,945,274	1,344,415	1,763,445	6,661,534	186,714,668

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Industry information of credit exposure as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,414,596	413,939	4,828,535
Available-for-sale financial assets:
Bonds (excluding government and public bonds)		3,309,835	8,621,033	1,524,441	13,455,309
Held-to-maturity financial assets:
Bonds (excluding government and public bonds)		—	12,135	—	12,135
Loans		64,267,161	62,661,748	11,032,607	137,961,516
Derivative financial assets		—	613,834	—	613,834
Other financial assets		133,858	183,190	6,119,920	6,436,968

		67,710,854	76,506,536	19,090,907	163,308,297

Guarantees		11,913,529	1,981,975	739,595	14,635,099
Commitments		542,435	6,555,462	190,702	7,288,599

		12,455,964	8,537,437	930,297	21,923,698

	~~W~~	80,166,818	85,043,973	20,021,204	185,231,995

	December 31, 2015
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	3,026,198	412,220	3,438,418
Available-for-sale financial assets:
Bonds (excluding government and public bonds)		4,704,758	9,772,231	1,887,441	16,364,430
Held-to-maturity financial assets:
Bonds (excluding government and public bonds)		—	—	23,648	23,648
Loans		63,963,030	61,074,745	11,323,455	136,361,230
Derivative financial assets		—	777,696	—	777,696
Other financial assets		130,011	213,606	5,689,055	6,032,672

		68,797,799	74,864,476	19,335,819	162,998,094

Guarantees		12,862,362	2,443,549	1,035,852	16,341,763
Commitments		614,740	4,685,958	2,074,113	7,374,811

		13,477,102	7,129,507	3,109,965	23,716,574

	~~W~~	82,274,901	81,993,983	22,445,784	186,714,668

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Credit exposures of due from banks and debt securities by credit rating as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	852,572	2,462,574	—	3,315,146
A+ ~ A-		2,607,700	3,651,222	—	6,258,922
BBB+ ~ BB-		998,717	5,652,769	—	6,651,486
Below BB-		—	185,646	—	185,646
Unrated		369,546	1,503,098	12,135	1,884,779

	~~W~~	4,828,535	13,455,309	12,135	18,295,979

	December 31, 2015
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	213,378	2,396,325	—	2,609,703
A+ ~ A-		1,631,190	4,207,833	—	5,839,023
BBB+ ~ BB-		1,269,731	8,334,859	11,844	9,616,434
Below BB-		—	181,844	—	181,844
Unrated		324,119	1,243,569	11,804	1,579,492

	~~W~~	3,438,418	16,364,430	23,648	19,826,496

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2016 and 2015 are as follows:

BIS capital adequacy ratio

	December 31, 2016		December 31, 2015
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	28,569,965	27,653,288
Additional Tier 1 capital		9,021	1,553,158

		28,578,986	29,206,446
Tier 2 capital		4,648,003	4,611,071

	~~W~~	33,226,989	33,817,517

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	216,315,301	225,417,021
Market risk-weighted assets		2,685,966	6,934,967
Operational risk-weighted assets		4,659,937	6,059,533

	~~W~~	223,661,204	238,411,521

BIS capital adequacy ratio (A/B):		14.86%	14.18%
Tier 1 capital ratio:		12.78%	12.25%
Common Equity Tier 1 ratio		12.77%	11.60%
Additional Tier 1 capital ratio		0.01%	0.65%
Tier 2 capital ratio		2.08%	1.93%

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Equity capital based on BIS

	December 31, 2016		December 31, 2015
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock	~~W~~	17,543,099	17,235,399
Capital surplus		1,546,046	1,565,666
Retained earnings, etc.		8,751,785	7,912,070
Non-controlling interests		3,536	1,751
Accumulated other comprehensive income, etc.		838,808	1,131,390
Common stock deductibles		(113,309)	(192,988)

		28,569,965	27,653,288
Additional Tier 1 capital (D)
Non-controlling interests		9,021	1,553,158

		28,578,986	29,206,446

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		699,600	1,303,241
Qualified capital securities		2,400,000	1,400,000
Non-qualified capital securities		1,548,358	1,806,418
Non-controlling interests		45	101,412

		4,648,003	4,611,071

Equity capital (A+B)	~~W~~	33,226,989	33,817,517

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rate, foreign exchange rate and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally.

Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, pre-crisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

VaR of trading position

The Bank’s VaR of trading position as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Average		Max	Min	December 31, 2016
Interest rate	~~W~~	4,219	6,190	2,079	5,120
Stock price		566	1,290	70	193
Foreign exchange rate		1,604	9,342	349	4,255
Option		677	2,361	136	662
Diversification effect		(1,443)	(9,949)	659	(4,072)

	~~W~~	5,623	9,234	3,293	6,158

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

	December 31, 2015
	Average		Max	Min	December 31, 2015
Interest rate	~~W~~	3,582	5,000	1,799	4,533
Stock price		250	734	23	72
Foreign exchange rate		1,436	9,526	504	9,526
Commodity		5	1,349	—	—
Option		267	701	96	658
Diversification effect		(1,267)	(7,615)	(322)	(5,094)

	~~W~~	4,273	9,695	2,100	9,695

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of December 31, 2016 and 2015 are as follows:

December 31, 2016
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 715,490	219,120

December 31, 2015
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 1,035,670	98,171

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,843,579	4,398,732	40,550	111,225	6,525	307,108	6,707,719
Financial assets held for trading		1,571,946	193,002	3,808	—	—	20,543	1,789,299
Available-for-sale financial assets		32,710,068	3,720,623	17,439	149,234	31,069	51,697	36,680,130
Held-to-maturity financial assets		3,732	12,135	—	—	—	—	15,867
Loans		101,307,227	33,746,424	1,017,898	1,414,307	81,407	173,609	137,740,872
Derivative financial assets		5,384,725	905,062	14,930	6,665	—	6,691	6,318,073
Other financial assets		3,387,493	2,015,600	71,070	404,591	5,930	328,146	6,212,830

		146,208,770	44,991,578	1,165,695	2,086,022	124,931	887,794	195,464,790

Financial liabilities:
Financial liabilities designated at FVTPL		1,893,077	—	—	—	—	—	1,893,077
Deposits		32,122,645	5,284,082	8,969	256,125	2,965	3,017	37,677,803
Borrowings		8,095,992	14,503,518	20,770	972,012	—	7,665	23,599,957
Debentures		91,716,007	17,589,620	1,623,937	773,468	435,384	5,048,485	117,186,901
Derivative financial liabilities		5,539,859	834,663	18,209	4,596	2,403	2,802	6,402,532
Other financial liabilities		3,941,008	2,105,207	62,589	492,632	2,464	395,984	6,999,884

		143,308,588	40,317,090	1,734,474	2,498,833	443,216	5,457,953	193,760,154

Net financial position	~~W~~	2,900,182	4,674,488	(568,779)	(412,811)	(318,285)	(4,570,159)	1,704,636

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

	December 31, 2015
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,431,484	3,342,169	6,063	39,247	4,584	55,231	4,878,778
Financial assets held for trading		1,715,494	65,240	—	—	—	—	1,780,734
Available-for-sale financial assets		37,171,988	3,834,664	50,879	141,244	—	92,844	41,291,619
Held-to-maturity financial assets		4,913	23,647	—	—	—	—	28,560
Loans		102,350,948	32,229,459	723,483	1,394,994	49,917	40,848	136,789,649
Derivative financial assets		4,770,240	952,730	20,308	7,984	—	6,494	5,757,756
Other financial assets		3,374,651	2,045,778	42,334	150,232	498	343,054	5,956,547

		150,819,718	42,493,687	843,067	1,733,701	54,999	538,471	196,483,643

Financial liabilities:
Financial liabilities designated at FVTPL		1,622,618	—	—	—	—	—	1,622,618
Deposits		34,964,246	4,687,905	17,988	262,546	165	2,042	39,934,892
Borrowings		10,642,305	12,455,795	125,977	1,174,504	—	2,009	24,400,590
Debentures		90,504,862	17,964,007	1,484,674	1,418,624	434,497	5,087,356	116,894,020
Derivative financial liabilities		4,880,612	728,307	24,184	6,807	—	2,453	5,642,363
Other financial liabilities		5,350,444	2,241,974	48,237	170,718	981	382,577	8,194,931

		147,965,087	38,077,988	1,701,060	3,033,199	435,643	5,476,437	196,689,414

Net financial position	~~W~~	2,854,631	4,415,699	(857,993)	(1,299,498)	(380,644)	(4,937,966)	(205,771)

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity analysis for non-derivative financial instruments as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,458,432	302,968	444,077	487,331	18,494	6,711,302
Financial assets held for trading		1,789,299	—	—	—	—	1,789,299
Available-for-sale financial assets		289,330	1,154,662	8,957,267	12,211,224	15,605,470	38,217,953
Held-to-maturity financial assets		16	—	3,412	12,916	—	16,344
Loans		10,491,670	14,039,736	46,736,870	59,134,994	15,889,480	146,292,750
Other financial assets		5,502,931	—	—	—	712,813	6,215,744

	~~W~~	23,531,678	15,497,366	56,141,626	71,846,465	32,226,257	199,243,392

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	30,592	269,205	1,047,972	51,145	1,148,658	2,547,572
Deposits		16,311,057	6,887,519	12,560,196	2,069,435	456,699	38,284,906
Borrowings		6,521,128	3,191,542	6,622,199	6,067,364	1,554,034	23,956,267
Debentures		5,267,257	9,924,819	43,219,511	46,945,954	19,840,837	125,198,378
Other financial liabilities		5,253,377	1,709,811	—	—	39,275	7,002,463

	~~W~~	33,383,411	21,982,896	63,449,878	55,133,898	23,039,503	196,989,586

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

	December 31, 2015
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	3,459,943	230,206	732,647	507,467	2,277	4,932,540
Financial assets held for trading		1,780,734	—	—	—	—	1,780,734
Available-for-sale financial assets		239,697	712,299	13,703,782	15,179,957	13,354,563	43,190,298
Held-to-maturity financial assets		16	1	14,034	15,965	—	30,016
Loans		10,437,948	13,100,914	44,932,063	62,009,960	17,527,508	148,008,393
Other financial assets		5,215,290	—	—	—	744,110	5,959,400

	~~W~~	21,133,628	14,043,420	59,382,526	77,713,349	31,628,458	203,901,381

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	176,711	113,780	569,296	262,144	1,176,878	2,298,809
Deposits		15,026,497	6,154,963	16,720,835	2,455,149	297,536	40,654,980
Borrowings		5,502,490	2,516,252	8,946,213	6,493,828	1,498,915	24,957,698
Debentures		4,024,749	8,129,568	33,281,834	62,094,598	18,320,297	125,851,046
Other financial liabilities		6,377,327	1,766,910	—	—	53,880	8,198,117

	~~W~~	31,107,774	18,681,473	59,518,178	71,305,719	21,347,506	201,960,650

Remaining contractual maturity analysis for derivative financial instruments as of December 31, 2016 and 2015 are as follows:

Net settlement of derivative financial instruments

	December 31, 2016
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	394	(97)	(330)	—	—	(33)
Interest rate		13,761	28,713	21,967	(53,428)	(279,862)	(268,849)
Stock		(795)	(8)	—	—	—	(803)
Hedging purpose derivatives:
Interest rate		27,622	38,959	158,181	1,166,187	2,536,018	3,926,967

	~~W~~	40,982	67,567	179,818	1,112,759	2,256,156	3,657,282

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

	December 31, 2015
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	24	33	(265)	—	—	(208)
Interest rate		7,164	9,020	(44,239)	38,523	(178,784)	(168,316)
Stock		(43)	—	—	—	—	(43)
Hedging purpose derivatives:
Interest rate		40,376	79,401	136,261	729,405	3,125,962	4,111,405

	~~W~~	47,521	88,454	91,757	767,928	2,947,178	3,942,838

Gross settlement of derivative financial instruments

	December 31, 2016
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 24,438,577	27,150,974	65,784,993	38,670,296	3,678,791	159,723,631
Outflow	24,276,226	27,120,929	65,314,905	38,554,464	3,710,967	158,977,491

Hedging purpose derivatives:
Currency
Inflow	34,733	240,864	3,567,044	18,149,439	1,185,221	23,177,301
Outflow	33,955	273,474	3,680,451	18,656,057	1,168,538	23,812,475

Total inflow	~~W~~ 24,473,310	27,391,838	69,352,037	56,819,735	4,864,012	182,900,932

Total outflow	~~W~~ 24,310,181	27,394,403	68,995,356	57,210,521	4,879,505	182,789,966

Korea Development Bank

Notes to the Separate Financial Statements

As of December 31, 2016 and 2015

(In millions of won)

48. Risk Management, Continued

	December 31, 2015
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 41,535,565	23,312,883	50,986,102	36,310,645	1,749,220	153,894,415
Outflow	33,558,569	23,389,424	50,820,227	36,142,362	1,745,941	145,656,523

Hedging purpose derivatives:
Currency
Inflow	1,212,213	1,379,386	2,029,374	18,338,716	1,300,822	24,260,511
Outflow	1,278,455	1,520,341	2,039,557	18,873,947	1,290,673	25,002,973

Total inflow	~~W~~ 42,747,778	24,692,269	53,015,476	54,649,361	3,050,042	178,154,926

Total outflow	~~W~~ 34,837,024	24,909,765	52,859,784	55,016,309	3,036,614	170,659,496

Remaining contractual maturity analysis for guarantees and commitments as of December 31, 2016 and 2015 are as follows:

	December 31, 2016
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Guarantees	~~W~~ 1,437,178	1,795,957	6,057,995	5,268,978	74,991	14,635,099
Commitments	277	68,372	1,245,369	3,527,294	2,447,287	7,288,599

	~~W~~ 1,437,455	1,864,329	7,303,364	8,796,272	2,522,278	21,923,698

	December 31, 2015
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Guarantees	~~W~~ 1,876,480	1,785,982	4,627,002	7,998,388	53,910	16,341,762
Commitments	395,574	197,210	818,646	3,612,148	2,351,234	7,374,812

	~~W~~ 2,272,054	1,983,192	5,445,648	11,610,536	2,405,144	23,716,574

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. In November 2016, the prosecutor’s office indicted a confidant of President Park who had allegedly used her ties with the President to extort donations from Korean conglomerates for two non-profit foundations over which she is purported to have substantial influence, and a number of current and former presidential aides on charges of, among others, abuse of power, coercion and leaking classified documents. On November 30, 2016, a special independent prosecutor was appointed to conduct an investigation of the extent of the President’s involvement. Mass weekend rallies have been held in Seoul and other cities for several months to protest against President Park.

On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. On March 10, 2017, the Constitutional Court unanimously upheld the parliamentary vote to impeach President Park, triggering her immediate dismissal. A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment;

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

In connection with the investigation of former President Park, the special independent prosecutor also conducted related investigations of several large Korean business groups and members of their senior management for bribery, embezzlement and other possible misconduct, which the Korean prosecutor’s office has continued following the end of the special independent prosecutor’s term. As of December 31, 2016, our credit exposure to such business groups totaled approximately ~~W~~2,600 billion, accounting for 0.1% of our total assets as of such date. On March 31, 2017, the Seoul Central District Court issued an arrest warrant for former President Park in connection with such investigation. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on 18 charges including bribery, abuse of power and coercion. Although the Government believes that the Korean economy is resilient enough to withstand any temporary negative impact of such political development, there is no assurance that it will not have a material adverse effect on the Korean economy and public finances.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 20th legislative general election was held on April 13, 2016 and the term of the National Assembly members elected in the 20th legislative general election commenced on May 30, 2016. Currently, there are four major political parties: The Minjoo Party of Korea, or MPK (formerly known as the New Politics Alliance for Democracy, or NPAD, before certain of its members left in December 2015 to form a new party), the Liberty Korea Party, or LKP (formerly known as the Saenuri Party, or SP, before certain of its members left in December 2016), People’s Party, or PP, which was established in February 2016 by certain former members of the NPAD, and Bareun Party, or BP, which was established in January 2017 by certain former members of SP.

As of June 2, 2017, the parties control the following number of seats in the National Assembly:

	MPK	LKP	PP	BP	Others	Total
Number of seats	120	107	40	20	12	299

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and 7 million reserves. The Republic’s military forces, composed of approximately 630,000 regular troops and 3 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-il’s third son, Kim Jong-eun has assumed power as his father’s designated successor, the long-term outcome of such leadership transition remains uncertain.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013, which increased tensions in the region and elicited strong objections worldwide. In January 2016, North Korea announced that it had successfully tested a hydrogen bomb, its fourth nuclear test and allegedly first test using hydrogen, which is more explosive than plutonium. In February 2016, North Korea tested its intercontinental ballistic missile technology and launched a long-range missile, which it claimed to have launched a satellite into orbit. In response, the Government condemned the provocations and flagrant violations of relevant United Nations Security Council resolutions and withdrew Korean personnel from the inter-Korea Gaesong Industrial Complex and announced its closing. In March 2016, the United Nations Security Council unanimously passed a resolution condemning North Korea’s actions and significantly expanding the scope of sanctions applicable to North Korea. In September 2016, North Korea announced that it had successfully tested a nuclear warhead that could be mounted on ballistic missiles. In response, the Government condemned the test, and in November 2016, the United Nations Security Council unanimously passed a resolution imposing additional sanctions on North Korea. Since its last nuclear test, North Korea has continued to develop its nuclear and ballistic missile programs and has engaged in a series of missile tests, including four missiles that were launched in March 2017 and another missile launched in May 2017.

•

In August 2015, two Korean soldiers were seriously wounded in landmine explosions while on routine patrol of the southern side of the demilitarized zone. The Government and the United Nations Command announced that the landmines were emplaced by North Korea, and in response, the Korean army restarted its loudspeaker propaganda broadcasts directed at the northern side of the demilitarized zone. The North Korean army retaliated by firing artillery rounds at the loudspeakers resulting in both sides being placed on the highest level of military readiness. High-ranking officials from the Government and North Korea subsequently met for discussions intending to diffuse military tensions and released a joint statement whereby, among other things, North Korea expressed regret over the landmine explosions that wounded the Korean soldiers.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2012		2013		2014		2015			2016(6)
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.4%		3.8%		4.0%		4.9%			4.7	%(6)
GDP Growth (at chained 2010 year prices)		2.3%		2.9%		3.3%		2.6%			2.8	%(6)
Inflation		2.2%		1.3%		1.3%		0.7%			1.0%
Unemployment(1)		3.2%		3.1%		3.5%		3.6%			3.7%
Trade Surplus(2)		$28.3		$44.0		$47.2		$90.3			$89.2
Foreign Currency Reserves		$327.0		$346.5		$363.6		$368.0			$371.1
External Liabilities(3)		$408.9		$423.5		$424.3		$396.1			$380.9	(6)
Fiscal Balance	~~W~~	18.5	~~W~~	14.2	~~W~~	8.5	~~W~~	(0.2)		~~W~~	16.9	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		30.9%		32.8%		34.6%		37.3	%(6)		38.5%
Direct External Debt of the Government(4) (as % of GDP(5))		0.6%		0.6%		0.5%		0.5	%(6)		0.4%

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the financial difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as the possibility of increases in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East and Northern Africa, including Iraq, Syria and Yemen, as well as in the Ukraine and Russia; and

•	fluctuations in oil and commodity prices.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

As a result of adverse global financial and economic conditions, there has been significant volatility in the Korea Composite Stock Index in recent years. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In addition, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In the event that difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately ~~W~~1,342.6 trillion as of December 31, 2016 from ~~W~~843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, due in part to national tragedies including the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers, and the outbreak of infectious diseases, such as the outbreak of the Middle East Respiratory Syndrome (“MERS”) in May 2015, which resulted in the death of over 30 people and the quarantine of thousands;

•

a decrease in tax revenue and a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 13.5% of the Republic’s total population as of December 31, 2016, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate;

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry; and

•

deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea).

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2012	2013	2014	2015	2016(1)	As % of GDP 2016(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	707,614.0	727,799.9	748,200.8	771,239.2	798,364.1	49.5
Government	204,324.2	214,467.3	224,724.2	234,766.4	249,118.3	15.2
Gross Capital Formation	427,028.5	416,000.3	435,078.1	452,315.1	478,283.5	28.5
Exports of Goods and Services	776,062.4	770,114.8	747,134.3	709,122.0	691,616.4	45.9
Less Imports of Goods and Services	(737,572.4)	(698,936.9)	(669,058.0)	(600,239.3)	(580,332.7)	(38.9)
Statistical Discrepancy	—	—	—	(3,079.4)	371.2	(0.1)
Expenditures on Gross Domestic Product	1,377,456.7	1,429,445.4	1,486,079.3	1,564,123.9	1,637,420.8	100.0
Net Factor Income from the Rest of the World	14,138.8	10,199.0	4,684.5	4,259.2	1,645.6	0.5
Gross National Income(2)	1,391,595.5	1,439,644.4	1,490,763.9	1,568,383.1	1,639,066.5	100.5
Gross Domestic Product at Chained 2010 Year Prices:
Private	667,781.2	680,349.5	692,236.0	707,492.7	725,003.2	48.3
Government	193,473.5	199,783.4	205,869.2	212,021.6	221,179.1	14.5
Gross Capital Formation	409,639.9	409,153.8	430,685.5	462,114.3	486,549.4	31.4
Exports of Goods and Services	756,558.4	788,788.0	804,797.1	803,746.1	820,983.4	55.4
Less Imports of Goods and Services	(685,009.4)	(696,724.6)	(706,938.4)	(721,740.4)	(753,996.2)	(49.8)
Statistical Discrepancy	(142.1)	(172.8)	1,019.1	2,481.2	5,157.2	0.2
Expenditures on Gross Domestic Product(3)	1,341,966.5	1,380,832.6	1,426,972.4	1,466,788.3	1,508,265.0	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	13,577.8	10,037.5	4,706.4	4,249.8	1,635.5	0.5
Trading Gains and Losses from Changes in the Terms of Trade	(33,075.1)	(19,138.8)	(14,000.4)	38,787.9	59,876.5	2.7
Gross National Income(4)	1,322,449.9	1,371,733.1	1,417,814.2	1,510,005.6	1,569,994.6	103.2
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	3.4	3.8	4.0	5.3	4.7
At Chained 2010 Year Prices	2.3	2.9	3.3	2.8	2.8

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2012	2013	2014	2015	2016(1)	As % of GDP 2016(1)
	(billions of Won)
Industrial Sectors:	507,201.3	531,054.1	547,231.2	578,352.0	605,586.7	37.0
Agriculture, Forestry and Fisheries	30,775.1	30,437.2	31,560.3	32,612.2	32,665.0	2.0
Mining and Manufacturing	390,288.6	406,127.7	411,030.4	426,228.8	438,591.1	26.8
Mining and Quarrying	2,278.5	2,471.0	2,520.2	2,577.1	2,653.7	0.2
Manufacturing	388,010.1	403,656.7	408,510.2	423,651.7	435,937.4	26.6
Electricity, Gas and Water Supply	26,178.2	30,238.7	37,373.8	44,988.9	49,650.1	3.0
Construction	59,959.4	64,250.5	67,266.7	74,522.1	84,680.5	5.2
Services:	744,253.9	772,184.1	807,624.1	845,294.8	880,312.9	53.8
Wholesale and Retail Trade, Restaurants and Hotels	146,807.7	150,251.9	152,205.2	156,363.1	163,161.6	10.0
Transportation and Storage	43,570.7	46,772.0	50,306.8	56,154.6	59,667.5	3.6
Finance and Insurance	75,808.5	72,478.1	75,859.8	78,699.7	80,522.4	4.9
Real Estate and Leasing	98,923.6	103,527.1	109,549.0	114,618.7	118,152.9	7.2
Information and Communication	48,774.2	50,589.2	52,510.8	54,257.2	56,194.3	3.4
Business Activities	88,828.1	94,758.4	100,936.7	106,944.2	110,288.6	6.7
Public Administration and Defense	88,654.6	93,776.3	98,333.5	102,848.3	108,212.6	6.6
Education	68,546.3	71,599.3	74,007.8	76,237.2	78,155.2	4.8
Health and Social Work	50,031.3	52,851.5	57,129.7	61,980.4	67,793.6	4.1
Cultural and Other Services	34,309.0	35,580.3	36,784.7	37,191.4	38,164.2	2.3
Taxes Less Subsidies on Products	126,001.4	126,207.2	131,224.0	140,477.2	151,521.1	9.3
Gross Domestic Product at Current Market Prices	1,377,456.7	1,429,445.4	1,486,079.3	1,564,123.9	1,637,420.8	100.0
Net Factor Income from the Rest of the World	14,138.8	10,199.0	4,684.5	4,259.2	1,645.6	0.1
Gross National Income at Current Market Price	1,391,595.5	1,439,644.4	1,490,763.9	1,568,383.1	1,639,066.5	100.1

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2012	2013	2014	2015	2016(1)
GDP per capita (thousands of Won)	27,439	28,346	29,284	30,660	31,952
GDP per capita (U.S. dollar)	24,350	25,886	27,805	27,097	27,533
Average Exchange Rate (in Won per U.S. dollar)	1,126.9	1,095.0	1,053.2	1,131.5	1,160.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2012	2013	2014	2015	2016(1)
GNI per capita (thousands of Won)	27,721	28,548	29,377	30,744	31,984
GNI per capita (U.S. dollar)	24,600	26,070	27,892	27,171	27,561
Average Exchange Rate (in Won per U.S. dollar)	1,126.9	1,095.0	1,053.2	1,131.5	1,160.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2012	2013	2014	2015	2016(1)	As % of GDP 2016(1)
	(billions of Won)
Industrial Sectors:	494,500.8	510,804.1	527,016.1	538,722.4	554,831.7	36.8
Agriculture, Forestry and Fisheries	27,506.9	28,357.7	29,378.2	29,251.4	28,414.3	1.9
Mining and Manufacturing	385,853.1	399,773.1	413,839.1	421,057.7	430,686.2	28.6
Mining and Quarrying	2,170.5	2,347.1	2,344.40	2,314.5	2,352.3	0.2
Manufacturing	383,682.6	397,426.0	411,494.7	418,743.2	428,333.9	28.4
Electricity, Gas and Water Supply	26,710.3	26,629.2	27,327.9	28,722.1	29,754.4	2.0
Construction	54,430.5	56,044.1	56,470.9	59,691.2	65,976.8	4.4
Services:	718,906.2	739,463.1	763,853.5	786,394.3	805,071.2	53.4
Wholesale and Retail Trade, Restaurants and Hotels	141,698.2	145,620.3	149,150.5	152,013.0	156,069.4	10.3
Transportation and Storage	46,877.6	47,556.1	48,646.9	49,486.3	50,535.8	3.4
Finance and Insurance	75,547.3	78,583.9	83,020.5	88,568.7	90,584.9	6.0
Real Estate and Leasing	93,182.9	93,999.5	97,112.9	98,773.8	99,296.1	6.6
Information and Communication	50,199.3	52,773.2	55,164.8	56,532.2	58,151.0	3.9
Business Activities	83,352.8	87,244.6	91,424.0	95,713.9	97,695.3	6.5
Public Administration and Defense	82,940.5	85,024.5	87,052.8	88,495.2	90,554.2	6.0
Education	64,386.6	64,773.0	64,865.2	65,158.4	65,535.0	4.3
Health and Social Work	48,693.4	51,247.1	54,740.1	58,653.1	63,204.1	4.2
Cultural and Other Services	31,972.6	32,683.2	33,106.0	32,999.7	33,445.4	2.2
Taxes Less Subsidies on Products	128,708.4	130,627.4	136,454.6	142,688.3	149,066.7	9.9
Gross Domestic Product at Chained 2010 Year Prices(2)	1,341,966.5	1,380,832.6	1,426,972.4	1,466,788.3	1,508,265.0	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5% and an increase in imports of goods and services by 2.4%, each compared with 2011.

GDP growth in 2013 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 3.3%, which more than offset an increase in imports of goods and services by 1.7%, each compared with 2012.

GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.0% and gross domestic fixed capital formation increased by 3.4%, which more than offset an increase in imports of goods and services by 1.5%, each compared with 2013.

GDP growth in 2015 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.4% and gross domestic fixed capital formation increased by 5.1%, which more than offset a decrease in exports of goods and services by 0.1% and an increase in imports of goods and services by 2.1%, each compared with 2014.

Based on preliminary data, GDP growth in 2016 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.9%, gross domestic fixed capital formation increased by 5.2% and exports of goods and services increased by 2.1%, which more than offset an increase in imports of goods and services by 4.5%, each compared with 2015.

Based on preliminary data, GDP growth in the first quarter of 2017 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, gross domestic fixed capital formation increased by 10.4% and exports of goods and services increased by 3.9%, which more than offset an increase in imports of goods and services by 9.9%, each compared with the corresponding period of 2016.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2010 = 100)

	Index Weight(1)	2012	2013	2014	2015	2016(2)
All Industries	10,000.0	107.4	108.2	108.4	108.1	109.2
Mining and Manufacturing	9,611.6	107.5	108.2	108.4	108.2	109.2
Mining	33.9	99.8	103.8	95.6	97.1	95.5
Petroleum, Crude Petroleum and Natural Gas	8.7	90.2	86.2	71.1	59.1	53.4
Metal Ores	0.9	108.5	98.4	99.9	78.9	75.0
Non-metallic Minerals	24.3	102.9	110.3	104.2	111.4	111.3
Manufacturing	9,577.7	107.5	108.2	108.5	108.2	109.3
Food Products	434.4	103.4	103.7	104.8	106.7	108.4
Beverage Products	82.4	108.2	108.8	110.0	113.2	115.7
Tobacco Products	43.2	105.6	96.5	103.9	96.3	109.0
Textiles	160.6	99.1	97.6	95.7	89.8	86.8
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	97.9	93.6	87.8	84.4	81.9
Tanning and Dressing of Leather, Luggage and Footwear	42.1	98.2	111.5	110.0	103.9	104.3
Wood and Products of Wood and Cork (Except Furniture)	31.7	87.9	92.9	89.1	92.5	88.7
Pulp, Paper and Paper Products	126.8	102.7	105.1	106.9	105.7	108.3
Printing and Reproduction of Recorded Media	50.2	90.5	86.8	86.5	84.3	83.5
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	109.1	104.6	110.1	116.7	124.1
Chemicals and Chemical Products	847.5	106.6	110.9	111.8	114.3	118.0
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	101.2	103.2	104.6	106.7	113.5
Rubber and Plastic Products	421.1	106.4	109.9	110.7	110.6	108.9
Non-metallic Minerals	271.7	95.2	100.6	96.9	103.3	106.8
Basic Metals	827.6	106.8	106.0	109.9	108.1	110.0
Fabricated Metal Products	557.8	117.9	117.3	121.6	116.3	109.7
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	109.7	113.6	111.6	113.1	118.7
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	111.6	124.2	112.4	107.8	107.4
Electrical Equipment	479.5	98.8	97.0	98.8	95.6	96.6
Other Machinery and Equipment	803.6	107.0	102.7	103.1	99.9	98.0
Motor Vehicles, Trailers and Semitrailers	1,076.4	114.5	116.1	119.3	120.8	117.3
Other Transport Equipment	506.5	107.1	101.7	90.4	82.2	79.3
Furniture	69.5	98.2	97.2	104.2	110.0	109.7
Other Products	42.4	103.8	104.9	104.8	100.9	104.3
Electricity, Gas	388.4	106.4	106.8	107.5	106.8	107.8
Total Index	10,000.0	107.4	108.2	108.4	108.1	109.2

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 1.3% in 2012, primarily due to increased domestic consumption. Industrial production increased by 0.7% in 2013, primarily due to increased exports. Industrial production increased by 0.2% in 2014, primarily due to increased exports. Industrial production decreased by 0.3% in 2015, primarily due to decreased exports. Based on preliminary data, industrial production increased by 1.0% in 2016, primarily due to increased domestic consumption.

Manufacturing

The manufacturing sector increased production by 1.4% in 2012, primarily due to increased demand for consumer electronics products, electronic equipment and chemical products, by 0.7% in 2013, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment, and by 0.3% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers. The manufacturing sector decreased production by 0.3% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals. Based on preliminary data, the manufacturing sector increased production by 1.0% in 2016, primarily due to increased demand for consumer electronics products, electronic components, communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers.

Automobiles. In 2012, automobile production decreased by 2.0%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011, primarily due to decreased domestic demand for automobiles. In 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 2.0% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the U.S. dollar and the Japanese Yen. In 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.6%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.8%, compared with 2013, primarily due to decreased demand for automobiles in Eastern Europe and South America. In 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.9%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America. Based on preliminary data, in 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars.

Electronics. In 2012, electronics production amounted to ~~W~~314,558 billion, an increase of 0.1% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. In 2013, electronics production amounted to ~~W~~325,684 billion, an increase of 3.5% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports. In 2014, electronics production amounted to ~~W~~329,460 billion, an increase of 1.2% from the previous year, and exports amounted to US$173.9 billion, an increase of 2.7% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2015, electronics production amounted to ~~W~~324,162 billion, a decrease of 1.6% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports. Based on preliminary data, in 2016, electronics production amounted to ~~W~~306,331 billion, a decrease of 5.5% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports.

Iron and Steel. In 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011, and domestic sales volume decreased by 4.1% but export sales volume increased by 4.8%, primarily due to adverse conditions in the domestic shipbuilding and construction industries. In 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume decreased by 4.2% and 4.2%, respectively, primarily due to the appreciation of the Won against the U.S. dollar and the Japanese Yen and excess supply from China. In 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume increased by 7.3% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products. In 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and domestic sales volume increased by 0.5% but export sales volume decreased by 2.2% primarily due to excess supply from China and adverse conditions in the global shipbuilding and construction industries. Based on preliminary data, in 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume increased by 2.6%, primarily due to the recovery of the domestic construction industry.

Shipbuilding. In 2012, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 33.3% compared to 2011, primarily due to a downturn in the shipping and shipbuilding industry. In 2013, the Republic’s shipbuilding orders amounted to approximately 19 million compensated gross tons, an increase of 137.5% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. In 2014, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, a decrease of 31.6% compared to 2013, primarily due to a downturn in the domestic and global shipbuilding industry. In 2015, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, a decrease of 15.4% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry. Based on preliminary data, in 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2011, the agriculture, forestry and fisheries industry decreased by 2.1% compared to 2010 in terms of production, primarily due to unfavorable weather conditions, including heavy rains, during the summer and a decrease in fishing catch. In 2012, the agriculture, forestry and fisheries industry decreased by 0.6% compared to 2011, primarily due to unfavorable weather conditions, including severe typhoons, which more than offset an increase in the livestock industry. In 2013, the agriculture, forestry and fisheries industry increased by 3.1% compared to 2012, primarily due to an increase in the cultivation and livestock industry. In 2014, the agriculture, forestry and fisheries industry increased by 2.6% compared to 2013, primarily due to increases in the price of certain livestock items, which led to increases in production and the establishment of new agriculture and fishery companies. In 2015, the agriculture, forestry and fisheries industry decreased by 0.4% compared to 2014, primarily due to unfavorable weather conditions. Based on preliminary data, in 2016, the agriculture, forestry and fisheries industry decreased by 2.9% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch.

Construction

In 2012, the construction industry decreased by 1.6% compared to 2011, primarily due to a decrease in the construction of residential buildings and port facilities. In 2013, the construction industry increased by 3.0% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. In 2014, the construction industry increased by 0.6% compared to 2013, primarily due to an increase in the construction of private residential buildings. In 2015, the construction industry increased by 5.7% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings. Based on preliminary data, in 2016, the construction industry increased by 10.5% compared to 2015, primarily due to an increase in the construction of private residential and commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2012	278.7	267.6	96.0
2013	280.3	268.2	95.7
2014	282.9	269.3	95.2
2015	287.5	272.5	94.8
2016(1)	295.4	278.3	94.2

(1)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2012	81.1	29.1	106.2	38.1	31.8	11.4	59.6	21.4	278.7	100.0
2013	81.9	29.2	105.8	37.7	29.3	10.5	63.3	22.6	280.3	100.0
2014	84.6	29.9	104.9	37.1	33.0	11.7	60.4	21.4	282.9	100.0
2015	85.5	29.7	109.6	38.1	34.8	12.1	57.6	20.0	287.5	100.0
2016	81.6	27.6	117.8	39.9	34.2	11.6	61.8	20.9	295.4	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2016, the Republic had 25 nuclear plants with a total estimated nuclear power generating capacity of 23,116 megawatts and nine nuclear plants under construction. In January 2014, the Ministry of Trade, Industry and Energy released its Second Energy Master Plan and revised the target proportion of nuclear supply in the Korea’s energy supply mix from 41% by 2030 to a range from 22% to 29% by 2035. In addition, in July 2015, the Ministry of Trade, Industry and Energy approved the construction of two additional nuclear power plants, which together with previously announced plans to build nuclear power plants would bring the number of nuclear power plants to 36 by 2029. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2012, the service industry increased by 2.7% compared to 2011 as the health and social work sector increased by 7.1%, the finance and insurance sector increased by 3.6% and the wholesale and retail trade, restaurants and hotels sector increased by 3.4%, each compared with 2011. In 2013, the service industry increased by 2.8% compared to 2012 as the business activities sector increased by 4.7%, the finance and insurance sector increased by 3.6% and the health and social work sector increased by 5.2%, each compared with 2012. In 2014, the service industry increased by 3.1% compared to 2013 as the health and social work sector increased by 7.5%, the finance and insurance sector increased by 5.7% and the business activities sector increased by 4.1%, each compared with 2013. In 2015, the service industry increased by 3.0% compared to 2014 as the finance and insurance sector increased by 6.7%, the business activities sector increased by 4.7% and the health and social work sector increased by 7.1%, each compared with 2014. Based on preliminary data, in 2016, the service industry increased by 2.4% compared to 2015 as the health and social work sector increased by 7.8%, the wholesale and retail trade, restaurants and hotels sector increased by 2.7% and the finance and insurance sector increased by 2.3%, each compared with 2015.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2010=100)	(%)	(2015=100)	(%)	(2010=100)		(%)		(%)
2012	107.5	0.7	96.8	2.2	109.1		8.8		3.2
2013	105.7	(1.6)	98.0	1.3	116.4		6.7		3.1
2014	105.2	(0.5)	99.3	1.3	122.9		5.6		3.5
2015	101.0	(4.0)	100.0	0.7	129.1		5.0		3.6
2016	99.0	(1.8)	101.0	1.0	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2012, the inflation rate decreased to 2.2%, primarily due to weakened aggregate demand and the implementation of new policies, including free school lunches. In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices. In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In the first quarter of 2017, the inflation rate increased to 2.1%, primarily due to increases in food product prices and transportation costs.

In 2012, the unemployment rate decreased to 3.2%, primarily due to an increase in the number of workers employed in the service industry (including healthcare, social welfare and education). In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. In 2014, the unemployment rate increased to 3.5%, primarily due to the sluggishness of the domestic economy. In 2015, the unemployment rate increased to 3.6%, primarily due to the continued sluggishness of the domestic economy. In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In the first quarter of 2017, the unemployment rate increased to 4.3%, primarily due to the continued sluggishness of the domestic economy.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2016, the economically active population of the Republic was 27.2 million and the number of employees was 26.2 million.

The following table shows selected employment information by industry and by gender:

	2012	2013	2014	2015	2016
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	24,681	25,066	25,599	25,936	26,235
Employment by Industry:
Agriculture, Forestry and Fishing	6.2	6.1	5.7	5.2	4.9
Mining and Manufacturing	16.7	16.8	17.0	17.4	17.2
S.O.C. & Services	77.1	77.2	77.4	77.5	77.9
Electricity, Transport, Communication and Finance	12.1	12.2	11.9	11.8	11.8
Business, Private & Public Service and Other Services	35.1	35.5	35.5	35.6	36.3
Construction	7.2	7.0	7.0	7.0	7.0
Wholesale & Retail Trade, Hotels and Restaurants	22.7	22.5	23.0	23.0	22.9

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.3	58.1	58.0	57.7	57.6
Female	41.7	41.9	42.0	42.3	42.4

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.2% of the Republic’s workers were unionized as of December 31, 2015. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company (“Hyundai Motor”) went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

•	In August 2013, unionized workers at Hyundai Motor and Kia Motors Corporation (“Kia Motors”) went on partial strikes demanding higher wages.

•

In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

•

In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

•

In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•

In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Motors went on partial strike protesting the wage gap between workers at Kia Motors and workers at Hyundai Motor.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2016, there were six nationwide banks, six regional banks and 37 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~2,055 billion in 2015 and ~~W~~308 billion in 2016. Taking into account these capital contributions, its total paid-in capital was ~~W~~17,543 billion as of December 31, 2016.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~510 billion in 2014, ~~W~~1,130 billion in 2015 and ~~W~~1,620 billion in 2016. Taking into account these capital contributions, its total paid-in capital was ~~W~~10,398 billion as of December 31, 2016.

•

The Industrial Bank of Korea: the Government owned, directly and indirectly, 55.2% of its common shares and all of its preferred shares as of December 31, 2016. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2014, the Industrial Bank of Korea issued an aggregate of 3,022,240 new common shares to the Government for ~~W~~36 billion in cash and the Government sold 49,009,880 common shares of the Industrial Bank of Korea for ~~W~~675 billion in cash. In addition, in April 2014, the Industrial Bank of Korea disposed of 26,200,882 of its common shares held as treasury shares through an international offering for ~~W~~294 billion. In 2015, the Industrial Bank of Korea issued an aggregate of 3,184,713 new common shares to the Government for ~~W~~40 billion in cash. In March 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ~~W~~40 billion in cash. Taking into account such transactions, the Government’s total paid-in capital was ~~W~~1,674 billion as of December 31, 2016.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2012	1,390.9	18.5	1.3
December 31, 2013	1,441.6	25.7	1.8
December 31, 2014	1,557.9	24.2	1.6
December 31, 2015	1,664.3	30.0	1.8
December 31, 2016(2)	1,732.9	24.6	1.4

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service.

In 2012, these banks posted an aggregate net profit of ~~W~~8.7 trillion, compared to an aggregate net profit of ~~W~~11.8 trillion in 2011, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities. In 2013, these banks posted an aggregate net profit of ~~W~~3.9 trillion, compared to an aggregate net profit of ~~W~~8.7 trillion in 2012, primarily due to decreased net interest income and increased loan loss provisions. In 2014, these banks posted an aggregate net profit of ~~W~~6.0 trillion, compared to an aggregate net profit of ~~W~~3.9 trillion in 2013, primarily due to decreased loan loss provisions. In 2015, these banks posted an aggregate net profit of ~~W~~3.4 trillion, compared to an aggregate net profit of ~~W~~6.0 trillion in 2014, primarily due to increased loan loss provisions. Based on preliminary data, in 2016, these banks posted an aggregate net profit of ~~W~~1.6 trillion, compared to an aggregate net profit of ~~W~~3.4 trillion in 2015, primarily due to increased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2016, 79 mutual savings banks, 23 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 29, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1
September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9
December 28, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,964.0

May 30, 2013	2,001.1
June 28, 2013	1,863.3
July 31, 2013	1,914.0
August 30, 2013	1,926.4
September 30, 2013	1,997.0
October 31, 2013	2,030.1
November 29, 2013	2,044.9
December 30, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2
July 31, 2014	2,076.1
August 29, 2014	2,068.5
September 30, 2014	2,020.1
October 31, 2014	1,964.4
November 28, 2014	1,980.8
December 31, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8
June 30, 2015	2,074.2
July 31, 2015	2,030.2
August 29, 2015	1,941.5
September 30, 2015	1,962.8
October 30, 2015	2,029.5
November 30, 2015	1,992.0
December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7
March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4
June 30, 2016	1,970.4
July 29, 2016	2,016.2
August 31, 2016	2,034.7
September 30, 2016	2,043.6
October 31, 2016	2,008.2
November 30, 2016	1,983.5
December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2
April 28, 2017	2,205.4
May 31, 2017	2,347.4

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. The index was 2,372.6 on June 14, 2017.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2012	2013	2014	2015	2016
	(billions of Won)
Money Supply (M1)(1)	470,010.6	515,643.4	585,822.6	708,452.9	795,531.1
Quasi-money(2)	1,365,631.0	1,405,151.6	1,491,411.4	1,538,922.1	1,611,928.0
Money Supply (M2)(3)	1,835,641.6	1,920,795.0	2,077,234.0	2,247,375.0	2,407,459.1
Percentage Increase Over Previous Year	4.8%	4.6%	8.1%	8.2%	7.1%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 30, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 30, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1
April 30, 2013	1,108.1

Won/U.S. Dollar Exchange Rate
May 31, 2013	1,128.3
June 28, 2013	1,149.7
July 31, 2013	1,113.6
August 31, 2013	1,110.9
September 30, 2013	1,075.6
October 31, 2013	1,061.4
November 29, 2013	1,062.1
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4
July 31, 2014	1,024.3
August 29, 2014	1,013.6
September 30, 2014	1,050.6
October 31, 2014	1,054.0
November 28, 2014	1,101.1
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0
June 30, 2015	1,124.1
July 31, 2015	1,166.3
August 31, 2015	1,176.3
September 30, 2015	1,194.5
October 30, 2015	1,142.3
November 30, 2015	1,150.4
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4
March 31, 2016	1,153.5
April 29, 2016	1,143.9
May 31, 2016	1,190.6
June 30, 2016	1,164.7
July 31, 2016	1,125.7
August 31, 2016	1,118.5
September 30, 2016	1,096.3
October 31, 2016	1,145.2
November 30, 2016	1,168.5
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1
April 28, 2017	1,130.1
May 31, 2017	1,123.9

Prior to November 1997, the Government had permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ~~W~~888.1 to US$1.00 on June 30, 1997 to ~~W~~1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has appreciated against the U.S. dollar until the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ~~W~~1,128.9 to US$1.00 on June 14, 2017.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2012	2013	2014	2015	2016(4)
	(millions of dollars)
Current Account	50,835.0	81,148.2	84,373.0	105,939.6	98,677.4
Goods	49,406.0	82,781.0	88,885.4	122,269.2	120,445.7
Exports(2)	603,509.2	618,156.9	613,020.6	542,881.2	511,776.1
Imports(2)	554,103.2	535,375.9	524,135.2	420,612.0	391,330.4
Services	(5,213.6)	(6,499.2)	(3,678.5)	(14,916.8)	(17,608.0)
Income	12,116.7	9,055.7	4,150.8	3,572.4	1,459.3
Current Transfers	(5,474.1)	(4,189.3)	(4,984.7)	(4,985.2)	(5,619.6)
Capital and Financial Account	51,540.7	80,077.6	89,325.1	106,239.0	100,349.0
Capital Account	(41.7)	(27.0)	(8.9)	(60.2)	(36.6)
Financial Account(3)	51,582.4	80,104.6	89,334.0	106,299.2	100,385.6
Net Errors and Omissions	789.1	(1,016.6)	4,969.9	419.8	1,744.8

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.

(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$105.9 billion in 2015. The current account surplus in 2015 increased from the current account surplus of US$84.4 billion in 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$98.7 billion in 2016. The current account surplus in 2016 decreased from the current account surplus of US$105.9 billion in 2015, primarily due to a decrease in surplus from the goods account and an increase in deficit from the service account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$19.6 billion in the first quarter of 2017. The current account surplus in the first quarter of 2017 decreased from the current account surplus of US$25.4 billion in the corresponding period of 2016, primarily due to an increase in deficit from the service account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2012	2013	2014	2015	2016
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	12.5	9.6	11.0	14.1	15.0
Merger & Acquisition	3.8	5.0	8.0	6.8	6.3

Total	16.3	14.5	19.0	20.9	21.3

Actual Investment	10.7	9.9	12.1	16.5	10.4	(2)

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2016, the contracted and reported amount of foreign direct investment in the Republic increased to US$21.3 billion from US$20.9 billion in 2015, primarily due to an increase in foreign investment in (i) the service sector to US$15.5 billion in 2016 from US$14.7 billion in 2015 and (ii) the manufacturing sector to US$5.1 billion in 2016 from US$4.6 billion in 2015, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.6 billion in 2016 from US$1.6 billion in 2015.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2012	2013	2014	2015	2016
	(billions of dollars)
North America
U.S.A	3.7	3.5	3.6	5.5	3.9
Others	0.7	1.1	1.4	2.9	1.4

	4.4	4.6	5.0	8.4	5.3
Asia
Japan	4.5	2.7	2.5	1.7	1.2
Hong Kong	1.7	1.0	1.1	1.5	2.1
Singapore	1.4	0.4	1.7	2.5	2.3
China	0.7	0.5	1.2	2.0	2.0
Others	0.5	0.4	0.3	0.7	0.5

	8.8	5.0	6.8	8.4	8.1
European Union
Malta	0.3	1.8	0.4	0.7	4.1
Netherlands	0.6	0.6	2.4	0.5	1.5
England	0.4	0.1	0.4	0.3	0.4
Germany	0.4	0.4	0.2	0.5	0.3
France	0.2	0.5	0.2	0.1	0.2
Luxembourg	0.2	0.7	1.9	0.2	0.2
Others	0.9	0.8	1.2	0.4	0.8

	3.0	4.9	6.7	2.7	7.5
Others regions and countries	0.1	0.0	0.5	1.4	0.4

Total	16.3	14.5	19.0	20.9	21.3

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2012	547.9	46.0%	519.6	43.6%	28.3	105.4
2013	559.6	44.4%	515.6	40.9%	44.0	108.5
2014	572.7	44.1%	525.5	40.5%	47.2	109.0
2015	526.8	42.1%	436.5	34.9%	90.3	120.7
2016(4)	495.4	39.7%	406.2	32.5%	89.2	122.0

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016(2)	As % of 2016 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	6.8	1.2	6.7	1.1	7.0	1.2	6.8	1.3	7.4	1.5
Raw Materials and Fuels	65.4	11.9	61.2	10.9	59.2	10.3	39.5	7.5	33.0	6.7
Petroleum & Derivatives	56.6	10.3	53.2	9.5	51.2	8.9	32.4	6.1	26.8	5.4
Others	8.8	1.6	8.0	1.4	8.0	1.4	7.1	1.3	6.2	1.3
Light Industrial Products	40.5	7.4	39.0	6.9	38.6	6.7	35.4	6.7	35.4	7.1
Heavy & Chemical Industrial Products	435.2	79.3	452.8	77.8	467.9	81.7	445.1	84.5	419.7	84.7
Electronic & Electronic Products	156.0	28.5	171.2	30.6	174.4	30.5	170.5	32.4	159.4	32.2
Chemicals & Chemical Products	59.6	10.9	64.4	11.5	65.6	11.5	55.9	10.6	55.3	11.2
Metal Goods	47.2	8.6	43.6	7.8	47.5	8.3	41.4	7.9	39.9	8.1
Machinery & Precision Equipment	55.7	10.2	55.3	9.9	57.9	10.1	57.3	10.9	55.2	11.1
Transport Equipment	112.1	20.5	113.1	20.2	116.5	20.3	112.8	21.4	101.0	20.4
Passenger Cars	42.4	7.7	44.3	7.9	44.8	7.8	41.7	7.9	37.5	7.6
Ship & Boat	38.2	7.0	36.2	6.5	38.7	6.8	38.8	7.4	33.5	6.8
Others	31.5	5.7	32.6	5.8	33.0	5.8	32.3	6.1	30.0	6.1
Others	4.6	0.8	5.2	0.9	6.0	1.0	7.2	1.4	8.9	1.8

Total	547.9	100.0	559.6	100.0	572.7	100.0	526.8	100.0	495.4	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016(2)	As % of 2016 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	325.1	62.6	313.8	60.9	311.2	59.2	219.0	50.2	191.0	47.0
Crude Petroleum	108.3	20.8	99.4	19.3	94.9	18.1	55.1	12.6	44.3	10.9
Mineral	28.3	5.4	24.7	4.8	24.6	4.7	17.6	4.0	15.5	3.8
Chemicals	43.8	8.4	43.2	8.4	43.9	8.4	39.6	9.1	39.1	9.6
Iron & Steel Products	26.4	5.1	24.6	4.8	27.0	5.1	21.2	4.9	18.9	4.7
Non-ferrous Metal	12.6	2.4	12.5	2.4	12.8	2.4	11.6	2.7	10.7	2.6
Others	105.7	20.3	109.4	21.2	108.0	20.5	74.0	16.9	62.5	15.4
Capital Goods	140.3	27.0	144.2	28.0	149.0	28.3	150.8	34.5	147.8	36.4
Machinery & Precision Equipment	49.8	9.6	50.1	9.7	50.8	9.7	49.1	11.2	47.8	11.8
Electric & Electronic Machines	76.3	14.7	80.9	15.7	84.5	16.1	87.5	20.0	84.9	20.9
Transport Equipment	12.1	2.3	11.3	2.2	11.6	2.2	12.4	2.8	13.0	3.2
Others	2.1	0.4	1.9	0.4	2.1	0.4	1.9	0.4	2.1	0.5
Consumer Goods	54.2	10.4	58.2	11.3	65.3	12.4	66.7	15.3	67.4	16.6
Cereals	7.9	1.5	8.5	1.6	7.9	1.5	6.9	1.6	6.2	1.5
Goods for Direct Consumption	14.3	2.8	14.5	2.8	16.7	3.2	17.1	3.9	17.8	4.4
Consumer Durable Goods	19.4	3.7	21.0	4.1	24.7	4.7	26.6	6.1	27.0	6.6
Consumer Nondurable Goods	12.6	2.4	14.3	2.8	16.0	3.0	16.0	3.7	16.4	4.0

Total	519.6	100.0	515.6	100.0	525.5	100.0	436.5	100.0	406.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2012, the Republic recorded a trade surplus of US$28.3 billion. Exports decreased by 1.3% to US$547.9 billion in 2012 from US$555.2 billion in 2011, primarily due to adverse economic conditions in European countries. Imports decreased by 0.9% to US$519.6 billion in 2012 from US$524.4 billion in 2011, primarily due to decreased investment spending.

In 2013, the Republic recorded a trade surplus of US$44.1 billion. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

In 2014, the Republic recorded a trade surplus of US$47.2 billion. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

In 2015, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.0% to US$526.8 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 16.9% to US$436.5 billion in 2015 from US$525.5 billion in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$89.2 billion in 2016. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$16.1 billion in the first quarter of 2017. Exports increased by 14.9% to US$132.3 billion in the first quarter of 2017 from US$115.2 billion in the corresponding period of 2016, primarily due to increased demand for semiconductors and petrochemical products. Imports increased by 23.9% to US$116.2 billion in the first quarter of 2017 from US$93.8 billion in the corresponding period of 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

The following table sets forth the Republic’s exports trading partners:

Exports

	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016(1)	As % of 2016 Total(1)
	(millions of dollars, except percentages)
China	134,322.6	24.5	145,869.5	26.1	145,287.7	25.4	137,123.9	26.0	124,432.9	25.1
United States	58,524.6	10.7	62,052.5	11.1	70,284.9	12.3	69,832.1	13.3	66,462.3	13.4
Japan	38,796.1	7.1	34,662.3	6.2	32,183.8	5.6	25,576.5	4.9	24,355.0	4.9
Hong Kong	32,606.2	6.0	27,756.3	5.0	27,256.4	4.8	30,418.2	5.8	32,782.4	6.6
Singapore	22,887.9	4.2	22,289.0	4.0	23,749.9	4.1	15,011.2	2.8	12,458.9	2.5
Vietnam	15,946.0	2.9	21,087.6	3.8	22,351.7	3.9	27,770.8	5.3	32,630.5	6.6
Taiwan	14,814.9	2.7	15,699.1	2.8	15,077.4	2.6	12,004.3	2.3	12,220.5	2.5
India	11,922.0	2.2	11,375.8	2.0	12,782.5	2.2	12,029.6	2.3	11,596.3	2.3
Indonesia	13,955.0	2.5	11,568.2	2.1	11,360.7	2.0	7,872.4	1.5	6,608.5	1.3
Mexico	9,042.4	1.7	9,727.4	1.7	10,846.0	1.9	10,891.9	2.1	9,720.8	2.0
Australia	9,250.5	1.7	9,563.1	1.7	10,282.5	1.8	10,830.6	2.1	7,500.7	1.5
Russia	11,097.1	2.0	11,149.1	2.0	10,129.2	1.8	4,685.7	0.9	4,768.8	1.0
Germany	7,509.7	1.4	7,907.9	1.4	7,570.9	1.3	6,220.2	1.2	6,443.0	1.3
Others(2)	167,194.8	30.5	168,924.6	30.2	173,501.0	30.3	156,489.1	29.7	143,445.3	29.0

Total	547,869.8	100.0	559,632.4	100.0	572,664.6	100.0	526,756.5	100.0	495,425.9	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2012	As % of 2012 Total	2013	As % of 2013 Total	2014	As % of 2014 Total	2015	As % of 2015 Total	2016(1)	As % of 2016 Total(1)
	(millions of dollars, except percentages)
China	80,784.6	15.5	83,052.9	16.1	90,082.2	17.1	90,250.3	20.7	86,980.1	19.9
Japan	64,363.1	12.4	60,029.4	11.6	53,768.3	10.2	45,853.8	10.5	47,466.6	10.9
United States	43,341.0	8.3	41,511.9	8.1	45,283.3	8.6	44,024.4	10.1	43,215.9	9.9
Saudi Arabia	39,707.1	7.6	37,665.2	7.3	36,694.5	7.0	19,561.5	4.5	15,741.7	3.6
Qatar	25,504.7	4.9	25,873.8	5.0	25,723.1	4.9	16,474.8	3.8	10,081.3	2.3
Australia	22,987.9	4.4	20,784.6	4.0	20,413.0	3.9	16,437.8	3.8	15,175.9	3.5
Germany	17,645.4	3.4	19,336.0	3.8	21,298.8	4.0	20,956.5	4.8	18,917.0	4.3
Kuwait	18,297.1	3.5	18,725.1	3.6	16,892.0	3.2	8,973.4	2.1	7,262.3	1.7
Taiwan	14,012.0	2.7	14,632.6	2.8	15,689.8	3.0	16,653.9	3.8	16,403.1	3.8
United Arab Emirates	15,115.3	2.9	18,122.9	3.5	16,194.3	3.1	8,614.7	2.0	6,941.1	1.6
Indonesia	15,676.3	3.0	13,190.0	2.6	12,266.3	2.3	8,850.4	2.0	8,285.3	1.9
Malaysia	9,796.4	1.9	11,095.8	2.2	11,097.9	2.1	8,609.4	2.0	7,507.8	1.7
Others(2)	152,353.6	29.3	151,565.3	29.4	160,111.0	30.5	131,238.1	30.1	152,520.9	34.9

Total	519,584.5	100.0	515,585.5	100.0	525,514.5	100.0	436,499.0	100.0	436,499.0	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In the past, the outbreak of severe health epidemics in Korea and various parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. In response to these outbreaks, the Government issued advisories on disease prevention and conducted special monitoring. In May 2015, an outbreak of Middle East Respiratory Syndrome, or MERS, resulted in the death of over 30 people and the quarantine of thousands. The Government continues to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent MERS and other diseases. Another outbreak of MERS or similar incidents in the future, however, may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015 and Colombia since July 2016. In March 2017, the Republic signed a regional FTA with each of Panama, Costa Rica, Guatemala, Honduras, El

Salvador and Nicaragua. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009 and the European Union since 2011 and is currently negotiating additional regional FTAs, including one with China and Japan.

Non-Commodities Trade Balance

The Republic had a non-commodities trade surplus of US$1.4 billion in 2012, a non-commodities trade deficit of US$1.6 billion in 2013, a non-commodities trade deficit of US$4.5 billion in 2014 and a non-commodities trade deficit of US$16.3 billion in 2015. Based on preliminary data, the Republic had a non-commodities trade deficit of US$21.8 billion in 2016.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2012	2013	2014	2015	2016
	(millions of dollars)
Gold	$3,761.4	$4,794.5	$4,794.7	$4,794.7	$4,794.7
Foreign Exchange(1)	316,897.7	335,647.5	353,600.5	358,513.8	361,701.4

Total Gold and Foreign Exchange	320,659.1	340,442.0	358,395.2	363,308.5	366,496.1

Reserve Position at IMF	2,783.6	2,527.7	1,917.1	1,411.8	1,727.5
Special Drawing Rights	3,525.6	3,489.9	3,280.5	3,241.4	2,878.0

Total Official Reserves	$326,968.4	$346,459.6	$363,592.7	$367,961.9	$371,101.6

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$306.4 billion as of December 31, 2011, US$327.0 billion as of December 31, 2012, US$346.5 billion as of December 31, 2013, US$363.6 billion as of December 31, 2014, US$368.0 billion as of December 31, 2015 and US$371.1 billion as of December 31, 2016, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$378.5 billion as of May 31, 2017.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2015 budgeted revenues increased by 2.2% to ~~W~~346.4 trillion from ~~W~~338.9 trillion in 2014, led by an increase in budgeted tax revenues (including revenues from income tax, value added tax and social security contributions). 2015 budgeted expenditures and net lending increased by 8.6% to ~~W~~353.4 trillion from ~~W~~325.4 trillion in 2014, led by increases in budgeted expenditures on economic growth, social security, public assistance, military services and welfare services for senior citizens, unemployed people and temporary workers. The 2015 budget anticipated a ~~W~~7.0 billion budget deficit.

2016 budgeted revenues increased by 6.8% to ~~W~~369.9 trillion from ~~W~~346.4 trillion in 2015, led by an increase in budgeted tax revenues (including revenues from social security contributions and income tax). 2016 budgeted expenditures and net lending increased by 4.0% to ~~W~~367.4 trillion from ~~W~~353.4 trillion in 2015, led by increases in budgeted expenditures on economic growth (including research and development), welfare services for senior citizens, unemployed people and temporary workers, promotion of cultural industries, military services, public assistance, child care and education. The 2016 budget anticipated a ~~W~~2.5 billion budget surplus.

2017 budgeted revenues increased by 3.4% to ~~W~~382.4 trillion from ~~W~~369.9 trillion in 2016, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2017 budgeted expenditures and net lending increased by 0.3% to ~~W~~368.6 trillion from ~~W~~367.4 trillion in 2016, led by increases in budgeted expenditures on welfare services for senior citizens, children, unemployed people and temporary workers, military services, infrastructure and community development. The 2017 budget anticipated a ~~W~~13.8 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2012	2013	2014	2015	2016	2015	2016	2017
	(billions of Won)
Total Revenues	311,456	314,438	320,895	339,186	371,264	346,421	369,913	382,359
Current Revenues	307,754	311,136	318,185	335,911	367,888	341,919	365,782	378,560
Total Tax Revenues	246,918	248,046	255,313	270,974	299,451	271,176	293,269	304,271
Taxes on income, profits and capital gains	91,699	91,674	95,976	105,751	120,612	102,920	114,680	119,641
Social security contributions	43,904	46,140	49,793	53,089	56,889	55,441	60,530	62,010
Tax on property	8,832	8,591	9,054	11,113	11,112	10,328	10,303	10,875
Taxes on goods and services	77,811	77,642	79,055	79,442	89,221	80,437	86,549	89,258
Taxes on international trade and transaction	9,816	10,562	8,721	8,495	8,045	8,553	8,292	8,991
Other tax	14,857	13,438	12,715	13,084	13,571	13,498	12,915	13,498
Non-Tax Revenues	60,836	63,089	62,872	64,936	98,437	70,743	72,513	74,288
Operating surpluses of departmental enterprise sales and property income	25,242	24,591	23,112	22,129	24,489	24,505	25,920	26,981
Administration fees & charges and non-industrial sales	7,364	8,537	7,997	8,664	8,469	10,403	8,578	8,977
Fines and forfeits	17,488	18,164	19,556	20,777	22,266	21,962	23,484	22,879
Contributions to government employee pension fund	8,134	8,776	9,915	10,929	11,289	10,458	11,372	12,370
Current revenue of non-financial public enterprises	2,608	3,021	2,292	2,437	1,924	3,415	3,159	3,082
Capital Revenues	3,702	3,302	2,710	3,276	3,376	4,502	4,131	3,800
Total Expenditures and Net Lending	292,977	300,238	312,394	339,351	354,354	353,422	367,413	368,635
Total Expenditures	286,921	302,036	311,507	330,537	342,612	339,673	352,710	361,583
Current Expenditures	252,620	268,019	280,466	296,216	309,981	304,008	320,293	330,967
Expenditure on goods and service	55,384	57,769	59,616	63,160	65,145	69,625	70,166	71,472
Interest payment	14,239	13,386	14,057	14,056	13,964	14,377	14,434	14,486
Subsidies and other current transfers	179,433	193,451	203,649	216,189	228,349	216,685	232,033	241,817
Current expenditure of non-financial public enterprises	3,564	3,414	3,143	2,810	2,524	3,681	3,661	3,192
Capital Expenditures	34,301	34,017	31,041	34,322	32,631	35,665	32,417	30,616
Net Lending	6,056	(1,798)	888	8,814	11,741	13,749	14,703	7,052

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2012, the Republic recorded total revenues of ~~W~~311.5 trillion and total expenditures and net lending of ~~W~~293.0 trillion. The Republic had a fiscal surplus of ~~W~~18.5 trillion in 2012.

For 2013, the Republic recorded total revenues of ~~W~~314.4 trillion and total expenditures and net lending of ~~W~~300.2 trillion. The Republic had a fiscal surplus of ~~W~~14.2 trillion in 2013.

For 2014, the Republic recorded total revenues of ~~W~~320.9 trillion and total expenditures and net lending of ~~W~~312.4 trillion. The Republic had a fiscal surplus of ~~W~~8.5 trillion in 2014.

For 2015, the Republic recorded total revenues of ~~W~~339.2 trillion and total expenditures and net lending of ~~W~~339.4 trillion in 2015. The Republic had a fiscal deficit of ~~W~~0.2 trillion in 2015.

Based on preliminary data, the Republic recorded total revenues of ~~W~~371.3 trillion and total expenditures and net lending of ~~W~~354.4 trillion in 2016. The Republic had a fiscal surplus of ~~W~~16.9 trillion in 2016.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2015 amounted to approximately ~~W~~582.9 trillion, an increase of 9.5% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2016 amounted to approximately ~~W~~616.1 trillion, an increase of 5.7% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2016:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	3,900.0	US$	3,900.0
Chinese Yuan (CNY)	CNY	3,000.0		430.1
Euro (EUR)	EUR	1,125.0		1,180.0

Total			US$	5,510.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2016.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2012	414,213.5
2013	453,674.0
2014	493,584.9
2015	547,625.6
2016	584,785.0

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2012	2013	2014	2015	2016
	(billions of Won)
Domestic	32,783.6	32,978.5	29,158.4	26,393.8	24,241.6
External(1)	—	—	—	—	—

Total	32,783.6	32,978.5	29,158.4	26,393.8	24,241.6

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the

International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2012	2013	2014	2015	2016(1)
	(billions of dollars)
Long-term Liabilities	281.0	311.7	307.9	291.7	275.8
General Government	60.8	63.0	65.2	62.8	64.8
Monetary Authorities	21.2	29.2	25.9	20.1	10.8
Banks	97.8	102.2	104.0	103.1	94.1
Other Sectors	101.2	117.4	112.9	105.7	106.1

Short-term Liabilities	128.0	111.8	116.4	104.3	105.2
General Government	0.0	0.0	1.8	2.3	2.5
Monetary Authorities	14.9	10.8	12.2	12.0	6.9
Banks	85.4	77.9	79.9	74.8	78.4
Other Sectors	27.7	23.0	22.5	15.2	17.4

Total External Liabilities	408.9	423.5	424.3	396.1	380.9

(1)	Preliminary

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2016
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000
2015-003	December 16, 2015	December 16, 2018	3.000	CNY	3,000,000,000		3,000,000,000

Total External Bonds in Original Currencies						USD	3,900,000,000
						EUR	1,125,000,000
						CNY	3,000,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	6,658,980,000,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,208.50, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ~~W~~1,267.60, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd. CNY amounts are converted to Won amounts at the rate of CNY1.00 to ~~W~~173.26, the market average exchange rate in effect on December 31, 2016, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2016
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.00-5.75	2006-2016	2017-2046	516,908.2
Interest-Bearing Treasury Bond for National Housing I	1.25-3.00	2007-2016	2012-2021	62,776.3
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1991-2012	2011-2030	1,191.3
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	3.9
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1967-1985	—	9.4

Total Bonds				580,889.1

2. Borrowings
Borrowings from The Bank of Korea	1.402-1.453	2016	2017	1,289.8
Borrowings from the Sports Promotion Fund	1.205-2.845	2014-2016	2017-2019	200.0
Borrowings from The Korea Foundation Fund	1.515-1.995	2015-2016	2017-2018	40.0
Borrowings from the Korea Credit Guarantee Fund	2.305-2.755	2014	2018	455.0
Borrowings from Korea Technology Finance Corporation	2.305-2.755	2014-2016	2018	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014-2015	2018-2020	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.467	2015	2017	10.0
Borrowings from the Film Industry Development Fund	1.385-2.87	2014-2016	2017-2019	80.0
Borrowings from the Housing Finance Credit Guarantee Fund	1.385-1.67	2016	2019-2021	526.1

Total Borrowings				3,895.9

Total Internal Funded Debt				584,785.0

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2016
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	1.34-3.67	2012-2016	2017-2020	12,550.0
Korea Student Aid Foundation	Floating-5.07	2010-2016	2017-2036	11,660.0

Total Bonds				24,210.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	31.6
Total Borrowings				31.6

Total Internal Guaranteed Debt				24,241.6

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto (“FATCA”). We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Nak Joo Seong, and the Senior Deputy General Manager of our New York Branch, Mr. Young Eun Ban, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner (“BO Application”). Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income) (“OIV”), a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder, and, to a limited extent, if you are a non-U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

A non-U.S. holder is a beneficial owner of a debt security that is not a U.S. holder.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or foreign tax laws, or the Medicare tax on net investment income. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties”, you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult their own tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the

Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Security and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the Internal Revenue Service. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the U.S. Internal Revenue Service or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Additionally, starting at the earliest on January 1, 2019, “foreign passthru payments” (a term not yet defined) may be subject to withholding under FATCA. Withholding on such payments under FATCA will not apply to debt securities issued before the date that is six months after the publication of final regulations defining “foreign passthru payment,” unless the debt securities are materially modified on or after such date.

By purchasing the Notes, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Nak Joo Seong, General Manager of our New York Branch, or Mr. Young Eun Ban, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Seong-wook Kim, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2015 and 2016 have been included in this prospectus in reliance upon the report of Nexia Samduck, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

adverse conditions or uncertainty in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, as well as increased uncertainty in the wake of a referendum in the United Kingdom in June 2016, in which the majority of voters voted in favor of an exit from the European Union (“Brexit”);

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese renminbi and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	declines in consumer confidence and a slowdown in consumer spending;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	further decreases in the market prices of Korean real estate;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•

the recent political scandal in Korea involving a confidant of the President and the resulting social unrest, as well as related investigations of Korean conglomerates and their senior management for bribery, embezzlement and other possible misconduct;

•	increased sovereign default risk in select countries and the resulting adverse effects on the global financial markets;

•	the economic impact of any pending or future free trade agreements;

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased Government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

the occurrence of severe health epidemics in Korea or other parts of the world, including an outbreak of severe acute respiratory syndrome, swine or avian flu, Ebola or Middle East respiratory syndrome.

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea);

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil producing countries in the Middle East or North Africa and any material disruption in the supply of oil or sudden increase in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko Seyang Building 39, Sajik-ro 8-gil, Jongno-gu Seoul 03170 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152, Teheran-ro

Gangnam-gu, Seoul 06236

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542